   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2000

                                                      REGISTRATION NO. 333-69649
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 HYBRIDON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             2836                            04-3072298
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)


                               345 VASSAR STREET
                              CAMBRIDGE, MA 02139
                                 (617) 679-5517

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 SUDHIR AGRAWAL
                  PRESIDENT AND ACTING CHIEF EXECUTIVE OFFICER
                                 HYBRIDON, INC.

                               345 VASSAR STREET
                              CAMBRIDGE, MA 02139
                                 (617) 679-5517

            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                              JAMES POLLOCK, ESQ.
                              HOLLAND & KNIGHT LLP
                               ONE BEACON STREET
                                BOSTON, MA 02108
                                 (617) 523-2700

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           (Calculation of Registration Fees Table on next page)

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE, ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED         PROPOSED
                                                    MAXIMUM         MAXIMUM
TITLE OF EACH CLASS OF          AMOUNT TO BE    OFFERING PRICE     AGGREGATE         AMOUNT OF           AMOUNT
SECURITIES TO BE REGISTERED    REGISTERED(10)      PER SHARE     OFFERING PRICE   REGISTRATION FEE   PREVIOUSLY PAID   AMOUNT DUE
---------------------------------------------------------------------------------------------------------------------------------
Series A convertible
  preferred stock, $.01 par
  value......................       724,295     $ 100.00 (2)     $  72,429,500       $21,728.85        $20,063.59      $ 1553.20
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value......................     7,178,706     $1.15625 (3)     $   8,300,379       $ 2,490.11        $ 3,571.82      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value......................       460,000     $0.54687 (4)     $     251,560       $    76.23        $    76.23      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value......................       384,240     $   1.00 (8)     $     348,240       $   101.44        $     0.00      $   96.06
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Founders
  warrants...................       173,333     $   3.00 (1)(6)  $     519,999       $   157.58        $   157.58      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  conversion of Series A
  convertible preferred
  stock......................    19,071,741           -- (1)(5)             --               --                --             --
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Class A
  warrants...................     3,002,956     $   4.25 (1)(6)  $  12,762,563       $ 3,867.05        $ 3,867.05      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Class B
  warrants...................     1,752,945     $   2.40 (1)(6)  $   4,207,068       $ 1,274.74        $ 1,274.74      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Class C
  warrants...................       841,774     $   2.40 (1)(6)  $   2,020,258       $   657.88        $   657.88      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Class D
  warrants...................       672,267     $   2.40 (1)(6)  $   1,613,441       $   488.87        $   488.87      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Founders
  warrants...................       609,194     $   2.40 (1)(6)  $   1,462,066       $   443.01        $   443.01      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Founders
  warrants...................       588,235     $   4.25 (1)(6)  $   2,499,999       $   757.50        $   757.50      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of warrants.......     1,111,630     $   2.40 (1)(6)  $   2,667,912       $   808.38        $   808.38      $       0
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  conversion of
  Pecks/Founders convertible
  debt.......................     2,500,000     $   2.40 (1)(9)  $   6,000,000       $    15.00        $     0.00      $   15.00
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  conversion of December 1999
  convertible debt...........    15,897,808     $   0.60 (1)(9)  $   9,538,685       $ 2,384.68        $     0.00      $2,384.68
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  conversion of convertible
  debt that may be acquired
  upon the exercise of
  December 1999 warrants.....       679,046     $   0.66 (1)(7)  $     448,170       $   112.05        $     0.00      $  112.05
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of Pecks/Founders
  subordination fee
  warrants...................     2,750,000     $   0.60 (1)(6)  $   1,650,000       $   412.50        $     0.00      $  412.50
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  conversion of May 2000
  convertible debt...........       214,043     $   1.08 (1)(9)  $     231,166       $    57.80        $     0.00      $   57.80
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of May 2000
  placement agent warrants...       500,000     $   1.08 (1)(6)  $     540,000       $     135.        $     0.00      $    135.
---------------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par
  value, issuable upon
  exercise of May 2000
  lenders warrants...........     1,000,000     $   1.08 (1)(6)  $   1,080,000       $     270.        $     0.00      $    270.
---------------------------------------------------------------------------------------------------------------------------------
Total Common Registered Per
  Calculation of Fee table...    59,387,918                                                                             6,521.29
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



 (1) Pursuant to Rule 416, Hybridon is also registering that number of additional shares of capital stock that may become issuable pursuant to applicable anti-dilution provisions or pursuant to a stock dividend.



 (2) Estimated solely for purposes of calculating the registration fee using the proposed offering price of the Series A preferred stock, as required by Rule 457(i). Does not include any shares of Series A preferred stock that may be issued in the future as a dividend, which shares are expressly excluded from this registration statement pursuant to Rule 416(b) under the Securities Act.



 (3) Estimated solely for purposes of calculating the registration fee using the average of the bid and ask price for the common stock on December 17, 1998, as required by Rule 457(c).



 (4) Estimated solely for purposes of calculating the registration fee using the average of the bid and ask price for the common stock on June 29, 1999, as required by Rule 457(c).



 (5) Pursuant to Rule 457(i) no additional registration fee is required.


 (6) Estimated solely for purposes of calculating the Registration Fee using the exercise price of the warrants, as required by Rule 457(g)(1).

 (7)Estimated solely for purposes of calculating the registration fee using the exercise price of warrants to purchase convertible debt at a 10% premium and a $0.60 per share price to convert the debt into common stock, as required by Rule 457(g)(1).



 (8)Estimated solely for purposes of calculating the registration fee using $1.00 per share, which was above the average of the bid and ask price for the common stock on December 22, 2000, which exceeds the price required by Rule 457(c).



 (9)Estimated solely for purposes of calculating the registration fee using the conversion price of the convertible notes, as required by Rule 457(g)(1).



(10)The following is a reconciliation of the shares being registered on this Form S-1, as listed above in the "Calculation of Registration Fee" table to the "Common Stock Included in Offering" column of the "Stockholders Selling Common Stock" table that begins on page 48 and the "Convertible Preferred Stock Included in Offering" column of the "Stockholders Selling Preferred Stock" table that begins on page 53.

                            ------------------------


                   RECONCILIATION OF SHARES BEING REGISTERED


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                             COMMON            COMMON            COMMON
                                                             STOCK             STOCK              STOCK
                                                         ISSUABLE UPON     ISSUABLE UPON      ISSUABLE UPON
                                         SERIES A        THE CONVERSION    THE CONVERSION    THE EXERCISE OF    OTHER COMMON
                                        CONVERTIBLE       OF SERIES A       OF DECEMBER       SUBORDINATION     STOCK BEING
                                      PREFERRED STOCK      PREFERRED         1999 DEBT        FEE WARRANTS       REGISTERED
----------------------------------------------------------------------------------------------------------------------------
Composition of Shares:
----------------------------------------------------------------------------------------------------------------------------
Original Issuance...................      624,790          14,700,941        11,978,805         2,750,000
----------------------------------------------------------------------------------------------------------------------------
Accumulated dividends...............       99,505           2,341,294
----------------------------------------------------------------------------------------------------------------------------
Future dividends....................                        2,029,506
----------------------------------------------------------------------------------------------------------------------------
Commissions.........................                                            611,142
----------------------------------------------------------------------------------------------------------------------------
Accumulated interest................                                            820,756
----------------------------------------------------------------------------------------------------------------------------
Future interest.....................                                          2,487,105
----------------------------------------------------------------------------------------------------------------------------
Shares registered per Fee Table.....      724,295          19,071,741        15,897,808         2,750,000        21,668,369
----------------------------------------------------------------------------------------------------------------------------
Conversions to common...............      (92,285)         (2,171,442)
----------------------------------------------------------------------------------------------------------------------------
Future dividends....................                       (2,029,506)
----------------------------------------------------------------------------------------------------------------------------
Future interest.....................                                         (2,487,105)
----------------------------------------------------------------------------------------------------------------------------
Warrants not exercisable until
  12/31/00..........................                                                           (2,750,000)
----------------------------------------------------------------------------------------------------------------------------
Registered-Selling Shareholder
  Table.............................      632,010          14,870,793        13,410,703                 0        21,668,369
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

------------------------------------  ------------
------------------------------------  ------------

                                      TOTAL COMMON
                                      STOCK BEING
                                       REGISTERED
------------------------------------  ------------
Composition of Shares:
---------------------------------------------------------------
Original Issuance...................
----------------------------------------------------------------------------
Accumulated dividends...............
-----------------------------------------------------------------------------------------
Future dividends....................
------------------------------------------------------------------------------------------------------
Commissions.........................
-------------------------------------------------------------------------------------------------------------------
Accumulated interest................
----------------------------------------------------------------------------------------------------------------------------
Future interest.....................
----------------------------------------------------------------------------------------------------------------------------
Shares registered per Fee Table.....   59,387,918
----------------------------------------------------------------------------------------------------------------------------
Conversions to common...............   (2,171,442)
----------------------------------------------------------------------------------------------------------------------------
Future dividends....................   (2,029,506)
----------------------------------------------------------------------------------------------------------------------------
Future interest.....................   (2,487,105)
----------------------------------------------------------------------------------------------------------------------------
Warrants not exercisable until
  12/31/00..........................   (2,750,000)
----------------------------------------------------------------------------------------------------------------------------
Registered-Selling Shareholder
  Table.............................   49,949,865
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION DECEMBER 29, 2000



                                 HYBRIDON, INC.


                               345 VASSAR STREET


                         CAMBRIDGE, MASSACHUSETTS 02139


                         SECONDARY OFFERING PROSPECTUS


             724,295 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK


                                      AND


                       59,387,918 SHARES OF COMMON STOCK



     The shareholders named on pages 48-54 are offering to sell up to 724,295 shares of our series A preferred stock and up to 59,387,918 shares of our common stock.



     The common stock is quoted on the NASD Over-the-Counter or "OTC," Bulletin Board under the symbol "HYBN." The reported closing bid price of the common stock on the NASD OTC Bulletin Board on December 28, 2000, was $.42 per share. Prior to this offering there has been no public market for the convertible preferred stock.



     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING AN INVESTMENT IN THE HYBRIDON'S COMMON STOCK OR SERIES A PREFERRED STOCK.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
Summary Financial Data......................................    1
Risk Factors................................................    3
Forward-Looking Statements..................................    5
Business....................................................    6
Properties..................................................   17
Legal Proceedings...........................................   17
Market for Registrant's Common Equity and Related
  Stockholder Matters.......................................   17
Dividend Policy.............................................   18
Use of Proceeds.............................................   18
Selected Financial Data.....................................   19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   21
Directors and Executive Officers of Hybridon................   29
Executive Compensation......................................   31
Security Ownership of Certain Beneficial Owners and
  Management................................................   37
Certain Relationships and Related Transactions..............   42
Selling Stockholders........................................   48
Description of Capital Stock................................   54
Transfer Agent and Registrar................................   57
Delaware Law and Certain Provisions of Hybridon's Restated
  Certificate of Incorporation, Bylaws and Indebtedness.....   57
Plan of Distribution........................................   58
Legal Matters...............................................   59
Experts.....................................................   59
Additional Information......................................   59
Index to Consolidated Financial Statements..................  F-1

                             SUMMARY FINANCIAL DATA


                                                    YEARS ENDED                   NINE MONTHS ENDED
                                                    DECEMBER 31,                    SEPTEMBER 30,
                                       --------------------------------------    -------------------
                                          1997          1998          1999         1999       2000
                                       ----------    ----------    ----------    --------    -------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)         (UNAUDITED)
Statement of Operations Data:
Revenues:
  Service revenue....................   $     --      $    375      $    365     $    295    $    70
  Research and development...........        945         1,100           600          450         --
  Royalty and other income...........         --            --           123          107         77
  Interest income....................      1,079           148            92           82         66
                                        --------      --------      --------     --------    -------
          Total revenues.............      2,024         1,623         1,180          934        213
                                        --------      --------      --------     --------    -------
Operating Expenses:
  Research and development...........     35,326        14,183         5,783        4,525      2,794
  General and administrative.........     11,027         6,573         3,664        2,947      2,340
  Interest...........................      4,278         2,820           683          511      1,857
  Restructuring......................     10,345            --            --           --         --
                                        --------      --------      --------     --------    -------
          Total operating expenses...     60,976        23,576        10,130        7,983      6,991
                                        --------      --------      --------     --------    -------
          Loss from continuing
            operations...............    (58,952)      (21,953)       (8,950)      (7,049)    (6,778)
          Income (loss) from
            discontinued
            operations...............    (10,509)       (4,028)       (1,553)      (1,283)     5,292
                                        --------      --------      --------     --------    -------
Loss before extraordinary gain.......    (69,461)      (25,981)      (10,503)      (8,332)    (1,486)
                                        --------      --------      --------     --------    -------
Extraordinary item:
  Gain on conversion of 9%
     convertible Subordinated notes
     payable.........................         --         8,877            --           --         --
                                        --------      --------      --------     --------    -------
Net loss.............................    (69,461)      (17,104)      (10,503)      (8,332)    (1,486)
Accretion of preferred stock
  dividend...........................         --        (2,689)       (4,232)      (3,194)    (3,112)
                                        --------      --------      --------     --------    -------
Net loss applicable to common
  stockholders.......................   $(69,461)     $(19,793)     $(14,735)    $(11,526)   $(4,598)
                                        ========      ========      ========     ========    =======
Basic and diluted net loss per common
  share from:
  Continuing operations..............   $ (11.67)     $  (1.85)     $  (0.57)    $  (0.45)   $ (0.40)
  Discontinued operations............      (2.08)        (0.34)        (0.10)       (0.08)      0.31
  Extraordinary gain.................         --          0.75            --           --         --
                                        --------      --------      --------     --------    -------
  Net loss per share.................     (13.76)        (1.44)        (0.66)       (0.53)     (0.09)
  Accretion of preferred stock
     dividends.......................         --         (0.23)        (0.27)       (0.20)     (0.18)
                                        --------      --------      --------     --------    -------
  Net loss per share applicable to
     common stockholders.............   $ (13.76)     $  (1.67)     $  (0.93)    $  (0.74)   $ (0.27)
                                        ========      ========      ========     ========    =======
Shares used in computing basic and
  Diluted net loss per common
  share(1)...........................      5,050        11,859        15,811       15,654     17,130

                                                              DECEMBER 31,
                                                         ----------------------    SEPTEMBER 30,
                                                           1998         1999           2000
                                                         ---------    ---------    -------------
Balance Sheet Data:
Cash, cash equivalents and short-term Investments(2)...  $   5,608    $   2,552      $   5,236
Working capital deficit................................     (5,306)      (6,534)        (3,253)
Total assets...........................................     15,092       10,717         11,430
Line of credit.........................................         --           --            231
9% convertible subordinated notes payable..............      1,306        1,306          1,306
8% convertible subordinated notes payable..............         --        6,100          7,737
Accumulated deficit....................................   (238,448)    (253,183)      (257,781)
Total stockholders' equity (deficit)...................      2,249       (6,072)        (6,378)


---------------

(1) Computed on the basis described in Note 2(l) of Notes to Consolidated Financial Statements appearing elsewhere in this Prospectus.



(2) Short-term investments consisted of U.S. government securities with maturities greater than ninety days but less than one year from the purchase date.

                                  RISK FACTORS


     Investing in our common stock is very risky. You should be able to bear the complete loss of your investment. You should carefully consider the risks presented by the following factors, in addition to the other information in this prospectus.


      OUR FINANCIAL CONDITION AND NEED FOR SUBSTANTIAL ADDITIONAL FUNDING


YOUR INVESTMENT COULD BE SUBSTANTIALLY DILUTED IF WE ISSUE SHARES TO OBTAIN FINANCING WE NEED.



     Our business is the discovery and development of drugs which act on genes either to increase the production of proteins that combat disease or suppress the production of proteins which cause or support diseases. In addition, we are focusing on the design of immunostimulatory oligonucleotide compounds. Since our founding in 1989, we have not produced any commercially viable drugs and we have operated at a loss. In the past, we have financed our operations largely from the sale of shares of common or preferred stock and the sale of debt or other securities convertible into common stock.



     In order to obtain the funds we needed to continue our operations, we will need to issue shares of common stock or debt or securities convertible into shares of common stock. We will probably need to issue a significant number of shares in order to raise sufficient funds to pay our creditors, meet covenants of our credit facility and continue our operations. This will result in substantial dilution to your investment.



WE ARE NOT IN COMPLIANCE WITH ONE OF THE COVENANTS IN OUR LOAN AGREEMENT. IF OUR LENDERS FORECLOSE, WE WILL HAVE FEW, OR NO, ASSETS TO DISTRIBUTE TO OUR SHAREHOLDERS.



     We have taken out a $6 million loan and have completed a $7.1 million 8% note offering, both of which are secured by substantially all of our assets. The loan and the 8% notes are owned in part by our affiliates. The loan agreement for the $6 million loan requires us to maintain liquidity of $2,000,000 and a net worth of $6,000,000. The 8% notes require us to maintain liquidity of $1,500,000. On certain occasions in the past, our lenders have waived our compliance with these requirements, but they may not be willing to do so in the future. If our lenders and noteholders ever decline to give us waivers, we will be in default and they will have the right to accelerate the repayment date on the loan and the 8% notes and foreclose on our assets. Foreclosure will likely force us to cease doing business or file for bankruptcy. If this should happen, and we are liquidated, there will be few or no assets available for distribution to our shareholders. Since the debt is owned in part by our affiliates, the court may treat the loan as a capital contribution in which case there may be assets available for distribution to our shareholders, along with the lenders.


WE EXPECT OUR OPERATING LOSSES TO CONTINUE INTO THE FUTURE.


     As of September 30, 2000, we have incurred operating losses of approximately $258 million. We expect to continue incurring operating losses until revenues from the sale of any drugs that we succeed in developing exceed our research and development and administrative costs. We will need to spend substantial additional amounts on research and development, including preclinical studies and clinical trials, in order to obtain the necessary regulatory approvals. If we obtain regulatory approval, we will then need to spend substantial amounts on sales and marketing efforts. See "Business -- Anticipated and Potential Costs."


                                 OUR OPERATIONS

WE MAY NOT SUCCEED IN DEVELOPING A COMMERCIALLY VIABLE DRUG.


     We do not currently have any drugs on the market and the drug candidates we are working on are still in development. Before commercialization, a drug candidate which has undergone pre-clinical trials with animals to test activity and safety, must then pass several clinical trials with humans. Phase I testing is conducted on a small group of healthy individuals for safety and dosage. Phase I/II testing is on patients with targeted diseases to test safety and, to a degree, effectiveness. Phase II is conducted on a large group of patients to evaluate safety and effectiveness at different doses and Phase III is on a large patient group to confirm effectiveness. Our drug closest to commercialization, GEM(R) 231, is still in Phase II clinical trials. All of our other drug candidates are in pre-clinical trials and have not been tested on humans.



     Drug candidates, in general, have a low overall probability of being commercialized, but that probability increases as the drug advances through the various development stages. A drug may, for instance, be ineffective, have undesirable side effects, or demonstrate other therapeutic characteristics that prevent or limit its commercial use, or may prove too costly to produce in commercial quantities. If our drug candidates cannot be successfully developed, or if we are unable to obtain the necessary regulatory approval, we will not be able to generate the revenues from the sale of drugs that we would need in order to be profitable.



WE SOLD SUBSTANTIALLY ALL OF OUR REVENUE-GENERATING OPERATIONS.



     Throughout our history we have engaged primarily in the research and development of genetic drugs, however, in 1996 we formed Hybridon Speciality Products to manufacture certain compounds for Hybridon's internal use, for use by our collaborators and for sale to third parties. We sold the business and assets of Hybridon Speciality Products on September 21, 2000, for approximately $15,000,000. We are now even more dependent upon ultimate success of our drug research and development activities for our long-term viability.


WE HAVE MANY COMPETITORS, AND MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST THEM.

     Several companies, in particular Isis Pharmaceuticals, Inc. and Genta Incorporated, are also in the business of developing antisense drugs. Isis has received the approval of the U.S. Food and Drug Administration, or "FDA," for Vitravene, is currently marketing this drug for the treatment of CMV retinitis, and has several other drugs in clinical testing for the possible treatment of cancer, including ISIS 3521 and 2503. Genta is testing G3139 in humans, also for the treatment of cancer. These drugs candidates are further along in clinical testing than Hybridon's cancer drug GEM(R) 231. Other companies have antisense drugs in preclinical and clinical development, including Inex and AVI Biopharma.

     In general, the human health care products industry is extremely competitive. Many drugs are currently marketed for the treatment of cancer, such as Taxol, Carboplatin, Taxotere and Camptosar. While it is unlikely that GEM(R) 231 will compete against these drugs, it may be used in combination with them. GEM(R) 231 and other Hybridon antisense drugs may not, however, be able to capture sufficient market share to be profitable.


     To our knowledge two privately held companies are developing immunostimulatory oligonucleotide drugs. These drug candidates are in clinical trials for various indications, either alone or in combination with vaccines.


     Furthermore, biotechnology and related pharmaceutical technologies have undergone rapid and significant change and we expect that the technologies associated with biotechnology research and development will continue to develop rapidly. Our prospects depend in large part on our ability to compete with these technologies. Any compounds, drugs or processes that we develop may become obsolete before we recover the expenses incurred in developing them.

OUR ABILITY TO COMPETE WILL SUFFER IF WE ARE UNABLE TO PROTECT OUR PATENT RIGHTS AND TRADE SECRETS OR IF WE INFRINGE THE PROPRIETARY RIGHTS OF THIRD PARTIES.

     Our success will depend to a large extent on our ability to obtain U.S. and foreign patent protection for drug candidates and processes, preserve trade secrets and operate without infringing the proprietary rights of third parties.


     To obtain a patent on an invention, the inventor must be the first to invent it or the first to file a patent application for it. We cannot be sure that the inventors of subject matter covered by patents and patent applications that we own or license were the first to invent, or the first to file patent applications for, those inventions. Furthermore, patents we own or license may be challenged, infringed upon, invalidated, found to be unenforceable, or circumvented by others, and our rights under any issued patents may not provide sufficient protection against competing drugs or otherwise cover commercially valuable drugs or processes. See "Business -- Patents, Trade Secrets, and Licenses."

     We seek to protect trade secrets and other unpatented proprietary information, in part by means of confidentiality agreements with our collaborators, employees, and consultants. If any of these agreements is breached, we may be without adequate remedies. Also, our trade secrets may become known or be independently developed by competitors.

                                 OUR SECURITIES

BECAUSE "PENNY STOCK" RULES APPLY TO TRADING IN OUR COMMON STOCK, YOU MAY FIND IT DIFFICULT TO SELL THE SHARES YOU PURCHASE IN THIS OFFERING.


     Our common stock is a "penny stock," as it is not listed on an exchange and trades at less than $5.00 a share. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document. It provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions.


CERTAIN EXISTING STOCKHOLDERS HOLD A SUBSTANTIAL PORTION OF OUR STOCK, AND CONSEQUENTLY COULD CONTROL MOST MATTERS REQUIRING APPROVAL BY STOCKHOLDERS.


     Our officers, directors and principal stockholders own or control more than 60% of our common stock on a fully-diluted basis. As a result, these stockholders, acting together, have the ability to control most matters requiring approval by the stockholders. This concentration of ownership may have the effect of delaying or preventing a change in control of Hybridon.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that do not reflect historical facts, but instead reflect Hybridon's current expectations, estimates and projections regarding its business. Forward-looking statements can be found in the material set forth under "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and are characterized by use of words such as "believes," "plans," "expects," and "anticipates." Forward-looking statements are not guarantees of future performance, and necessarily involve risks and uncertainties, and Hybridon's results could differ materially from those anticipated in the forward-looking statements contained in this prospectus.

                                    BUSINESS

HYBRIDON


     Hybridon, established in 1989, engages in the discovery and development of genetic drugs which treat diseases by acting on a particular gene or protein. The genetic drugs being developed by Hybridon are based on "antisense" technology, in that they use synthetic genetic material, also called oligonucleotides, with the aim of inhibiting or reducing the body's production of proteins that directly or indirectly cause or support a given disease.



     Hybridon has developed and owns certain innovations in antisense technology. These include important innovations in areas of medicinal chemistry, which concern the design of new antisense oligonucleotide compounds. Hybridon also has rights to technology allowing the chemical modifications of oligonucleotides.



     Hybridon has also developed a portfolio of chemically modified immunostimulatory oligonucleotide compounds.



     Lastly, until September 21, 2000, the day Hybridon sold its Hybridon Speciality Products ("HSP") business, Hybridon manufactured and sold oligonucleotide compounds. Hybridon sold the business and assets of HSP in order to focus on its drug research and development activities and to provide working capital to fund its activities.


     These aspects of Hybridon's business are discussed below.


TECHNOLOGY OVERVIEW


INTRODUCTION


     The heart, brain, liver and other organs in the human body function together to support life. Each microscopic cell within these organs produces proteins that affect how that cell functions within its organ, and ultimately how efficiently each organ functions within the body. Most human diseases are caused by abnormal production or performance of proteins within individual cells. In some instances, cell proteins act directly to cause or support a disease. In other instances, cell proteins interfere with other proteins that prevent or combat disease. Traditional drugs are designed to interact with protein molecules that cause or support diseases. Antisense drugs are designed to work at an earlier stage to stop the production of disease-causing or disease-supporting proteins.



     The information that controls a cell's production of a specific protein is contained in the gene relating to that protein. Each gene is made up of two intertwined strands of DNA that form a structure called a "double helix." Each strand of DNA consists of a string of individual DNA building blocks, called nucleotides, arranged in a specific sequence. Each strand is made of linked molecules, known as the "backbone," and attached to the backbone are molecules known as "bases." It is the sequence of bases that contains genetic information. One of the paired strands contains the information that directs the composition of a specific protein, and is called the "coding" strand. The other strand, the "non-coding" strand, contains a different but complementary sequence of nucleotides.



     The full complement of human genes, known as the human "genome," consists of over 100,000 genes and contains the information required to produce all human proteins. A copy of the complete human genome is present in each cell, and each cell makes proteins based on its copy of the genome. Cells make proteins in a two-stage process. First, the cell creates a molecule of messenger RNA consisting of a string of nucleotides in a sequence complementary to the sequence of the coding strand of DNA. This is called the "sense" sequence. A sequence that is complementary to the sense sequence is called the "antisense" sequence. Then, the cell then produces proteins based on the information contained in the messenger RNA. The number of copies of messenger RNA the cell produces will affect how many copies of a given protein it produces.


     A normal cell produces a given set of normal proteins in the right amount for the body to function properly. A diseased cell produces inappropriate or mutant proteins, or produces the wrong amount of normal proteins. A cell produces mutant proteins when its DNA changes, either through mutation, as in many types of cancer cells, or by infection with a virus.

CONVENTIONAL DRUGS


     Most drugs are chemicals that stimulate or suppress the function of a particular molecule, usually a protein, with tolerable side effects. Most drug side effects arise when a drug interacts with proteins in addition to the target protein. Generally, the fewer other proteins a drug interacts with, the fewer the side effects.


     Conventional drugs generally aim to bind only two or three points of the target molecule. Frequently, however, sites on other non-target molecules resemble the target binding site enough to permit the conventional drug to bind to some degree to those non-target molecules. This lack of selectivity can result in unwanted side effects, potentially leading to decreased effectiveness.


     A further characteristic of conventional drugs is that developing them is a time-consuming and expensive process. For every compound that is found to be effective and have tolerable side effects, thousands may be investigated and rejected.


ANTISENSE DRUGS


     An oligonucleotide with a sequence exactly complementary to that of the messenger RNA of a specific gene can bind to and inhibit the expression of the messenger RNA, thereby decreasing or eliminating the production of disease-causing or disease-supporting proteins. Antisense technology involves the design and synthesis of such oligonucleotides. Hybridon believes that drugs based on antisense technology may be more effective, cause fewer side effects, and have a greater range of applications than conventional drugs because antisense drugs are designed to intervene in the production of proteins, rather than after the proteins are made, and in a highly specific fashion.


     Advances in mapping the human genome, including work conducted by academic institutions, biotechnology companies and pharmaceutical companies, have allowed many targets for antisense drugs to be identified. Once a gene associated with a disease-associated protein is identified, an antisense oligonucleotide can be designed, and the pharmaceutical effects of that oligonucleotide can be improved by chemical modification. Chemically-modified oligonucleotides can be composed of DNA, RNA, or a combination of the two.

     Because the nucleotide sequence of a chemically-modified antisense oligonucleotide is complementary to its target sequence on the messenger RNA of a given gene, the antisense oligonucleotide forms a large number of bonds at the target site, typically between 40 and 60. This allows it to form a strong bond with the messenger RNA. A few identical messenger RNA molecules can cause the cell to produce many copies of a protein; similarly, a few identical chemically-modified antisense oligonucleotides can stop this process. This is due in part to an enzyme called RNase H that can destroy messenger RNA bound to an oligonucleotide without destroying the oligonucleotide itself, thus freeing the oligonucleotide to bind with, and cause the destruction of, other messenger RNA molecules. This process is generally known as catalytic activity. All of Hybridon's drugs are designed to take advantage of this catalytic activity so that a relatively small number of antisense molecules can effectively inhibit production of disease-associated proteins.


HYBRIDON ANTISENSE TECHNOLOGY



     Hybridon's antisense chemistry builds on the pioneering work in the antisense field begun in the 1970s by Dr. Paul C. Zamecnik, a founder, consultant and director of Hybridon. Development of Hybridon's antisense chemistry has been directed by Dr. Sudhir Agrawal, Hybridon's Chief Scientific Officer and now also President and Acting Chief Executive Officer. It has been based on what is referred to in this prospectus as "advanced chemistries," namely Hybridon's ability to alter the chemical makeup of the oligonucleotide backbone in a manner that makes oligonucleotides safer and more stable without adversely affecting their ability to promote the destruction of messenger RNA.

     MEDICINAL CHEMISTRIES. Hybridon's first antisense drug, GEM(R) 91, targets the messenger RNA that codes for an essential protein in Type 1 Human Immunodeficiency Virus, or "HIV-1." GEM(R) 91 is based on first-generation phosphorothioate chemistry, which altered the naturally-occurring, or native, form of oligonucleotides by replacing certain oxygen atoms in the backbone with sulfur atoms. GEM(R) 91 was more stable than native DNA, but was still able to trigger the action of RNaseH, leading to catalytic activity. However, there were side effects caused by the administration of this modified DNA into the body. In particular, in the last clinical trial of GEM(R) 91 treatment of three of the nine patients with advanced HIV disease was interrupted due to unacceptable decreases in platelet counts. As a result, Hybridon discontinued the GEM(R) 91 program. Hybridon has, however, used the information gained from the human clinical trials of GEM(R) 91 to design its advanced oligonucleotide chemistries.


     Hybridon's scientists have designed and made over twenty families of advanced oligonucleotide chemistries, including DNA/RNA combinations, also called hybrid or mixed backbone chemistries. Hybridon believes that antisense compounds based on these advanced chemistries will show favorable pharmaceutical characteristics and significantly improve therapeutic value compared to earlier antisense drug candidates. These compounds are likely to have the following desirable characteristics:

     - fewer side effects

     - greater stability in the body, thereby permitting a patient to take doses less frequently

     - greater potency, thereby permitting a patient to take lower doses


     - potential for multiple routes of administration, including by injection, orally, or topically



     DRUG POTENTIATION TECHNOLOGY. Hybridon has discovered that certain oligonucleotides are able to enhance the activity of irinotecan, a marketed anti-cancer drug, when the two are used together in animal models of cancer. The observed increase in activity is not solely due to an antisense mechanism. This discovery is being further studied to determine the mechanism of the effect and to possibly prepare for human clinical trials.



     FUNCTIONAL GENOMIC TECHNOLOGY. With the advent of human genome project, there have been hundreds of newly discovered genes whose functions have not yet been established. A reliable, fast and economic way to study the function of any gene is through the use of antisense oligonucleotides specifically designed for a specific messinger RNA. It is important to understand the role of each gene in normal and disease conditions before designing drugs for that specific target.



     Hybridon has an established program for the use of antisense oligonucleotides for the study of the function of any newly discovered gene (functional genomics). Hybridon's antisense obligonucleotides are especially useful in these studies because of their increased specificity. The target validation protocols used for the design of antisense oligonucleotides for functional genomics studies use stringent principles developed at Hybridon through its extensive experience in the antisense field to increase specificity and reduce non-antisense effects.



     REGULATORY KNOW-HOW. Hybridon drug development personnel have extensive experience in working with the FDA and other drug regulatory agencies in an efficient and cost-effective manner. Hybridon has assisted its spinoff companies in preparing essential components of their submissions to the FDA.



IMMUNOSTIMULATORY OLIGONUCLEOTIDE TECHNOLOGY



     Oligonucleotides containing cytosine-guanosine dinucleotides (CpG-motif) are known to mobilize the body's immune defense system. This effect is called immunostimulation. Independently published reports have shown that CpG-motif-containing oligonucleotide compounds have therapeutic potential as a vaccine adjuvant and as immunotherapy treatment for cancer, infectious and allergic diseases.



     Hybridon has found that by introducing modifications in sugar, heterocyclic ring and internucleotide linkages at specific points relative to CpG-motif in the oligonucleotide compounds causes significant increase in immunostimulatory activity. These discoveries are being used to synthesize proprietary immunostimulatory oligonucleotide compounds that are potent immunostimulatory agents. These potent proprietary immunostimulatory oligonucleotide compounds could be used as immunotherapy treatment of cancer, infectious or allergic diseases, or used together with various vaccines.



     Hybridon has entered into materials transfer agreements with several biotech and pharmaceutical companies whereby Hybridon supplies modified oligonucleotides to these companies which will evaluate their potential for immunostimulatory effects.



DRUG DEVELOPMENT AND DISCOVERY



DRUG DEVELOPMENT AND APPROVAL PROCESS



     The process of taking a compound from the laboratory to human patients generally takes 10 to 15 years. This process is extremely expensive and is rigorously regulated by governmental agencies, including, in the U.S., the Food and Drug Administration, or the "FDA." Each drug must undergo a series of trials, both preclinical and clinical, before the FDA will consider approving it for commercial sale. The FDA or any company conducting drug trials can discontinue those trials at any time if it feels that patients are being exposed to an unacceptable health risk or if there is not enough evidence that the drug is effective. The FDA may also require a company to provide additional information or conduct additional tests before it will permit a drug to proceed from one phase of trials to the next.


     The phases of preclinical and clinical trials are described below:

     - Preclinical Studies. Preclinical trials involve the testing of a given compound in animals to provide data on the activity and safety of the compound before the compound is administered to humans.


     - Investigational New Drug Application. If the data from research and preclinical trials are promising, Hybridon may file an Investigational New Drug Application, or "IND," with the FDA. The IND contains the results of the preclinical trials and the protocol for the first clinical trial. The IND becomes active in 30 days unless the FDA disapproves it or requires additional information. Once the IND becomes active, Hybridon can begin clinical trials in the U.S.


     - Phase I Clinical Trials. In Phase I trials, the drug is given to a small group of healthy individuals or patients with the disease. These trials are designed to produce data on the drug's safety, the maximum safe dose, and how the drug is absorbed, distributed, metabolized and excreted over time. In some cases, Phase I trials can give an early indication of a drug's effectiveness. A limited Phase I trial is sometimes called a Pilot Phase I trial.

     - Phase I/II Clinical Trials. In Phase I/II trials, the drug is given to patients with the diseases to evaluate safety and to get an early indication of a drug's effectiveness. This type of trial is commonly used in the evaluation of oncology drugs.

     - Phase II Clinical Trials. In Phase II trials, the drug is given to a larger group of patients with the disease for purposes of evaluating the drug's effectiveness and side effects at varying doses and schedules of administration and thereby determining the optimal dose and schedule for the larger Phase III trials that follow.

     - Phase III Clinical Trials. These trials generally have a large number of patients. The primary purpose of a Phase III trial is to confirm the drug's effectiveness and produce additional information on side effects.


     - New Drug Application. Once Phase III trials are complete, Hybridon will file a New Drug Application, or "NDA," with the FDA. The NDA contains all of the information gathered from the Phase I, I/II, II and III trials. Based on the FDA's review of the NDA, the FDA may approve the drug for commercial sale. The FDA may deny an NDA if the applicable regulatory requirements are not met. The FDA may also require additional tests before approving an NDA. Even after approval by the FDA, Hybridon must file additional reports about the drug with the FDA from time to time. The

       FDA may withdraw product approvals if a company fails to comply with ongoing regulatory standards or if problems occur after a company starts marketing a drug.


     - Accelerated Approval. The FDA is authorized to grant accelerated review to NDAs for drugs that are intended to treat persons with debilitating and life-threatening illnesses, especially if no satisfactory alternatives are available. The more severe the disease, the more likely it is that the drug will qualify for accelerated review. If a new drug is approved after accelerated review, the FDA may require Hybridon to conduct specific post-marketing studies regarding the drug's safety, benefits and optimal use.


     The regulatory process in other countries is generally similar to the U.S. regulatory process.


DRUG DEVELOPMENT AND DISCOVERY PROGRAMS


     Hybridon is focusing its drug development and discovery efforts on developing antisense compounds for the treatment of diseases in three major therapeutic areas: cancer, viral infections and diseases of the eye.


     Hybridon believes there are significant additional opportunities for the use of antisense. For example, in the treatment of cancer, compared to conventional anti-cancer drugs, antisense may provide:


     - more specific therapy

     - more rapid development of drugs targeting newly-discovered cancer-related proteins


     - fewer toxic side effects, thereby allowing repeat and long-term therapy, either alone or in combination with other cancer therapies, such as radiation or chemotherapy


     - when used in combination therapy, therapeutic effects that complement the benefits of conventional drugs

     For these reasons, Hybridon is exploring new antisense targets relevant to the treatment of cancer.


CLINICAL PROGRAMS



     Hybridon has conducted clinical trials with antisense drugs targeting cancer and HIV-1 AIDS. Hybridon is seeking partners for each of its compounds in clinical development.


  CANCER


     Unlike normal human cells, cancer cells grow in an uncontrolled and harmful manner. The protein molecule protein kinase A, or "PKA," has been implicated in the formation and growth of various solid tumors, including colon, ovarian, breast, and lung tumors. There are two kinds of PKA. It is normal to find type I in developing fetuses, but abnormal to find it in adults. By contrast, PKA type II is found in, and is necessary to the health of, normal adults. Certain cancer cells produce PKA type I in adults. Hybridon is developing a cancer drug, GEM(R) 231, that is designed to reduce the production of the harmful PKA type I without interfering with the production of PKA type II. Most current drug candidates based on conventional mechanisms have unacceptable side effects.


     Hybridon has conducted a Phase I clinical trial to evaluate the safety of GEM(R) 231 at multiple doses, and has found that patients tolerate it well. This trial explored the maximum tolerated dose of GEM(R) 231 for both single doses and multiple doses, and even high doses of GEM(R) 231 did not show the side effects normally seen with current cancer treatments. This trial was not conducted for the purpose of evaluating the efficiency of GEM(R) 231.

     Hybridon is currently conducting additional studies with GEM(R) 231 in patients with solid tumors that had not been cured by prior therapy. These studies include a pilot Phase II trial and a Phase I/II trial. In addition, Hybridon has begun the first in a series of Phase I/II trials treating patients with solid tumors with GEM(R) 231 in combination with the anti-cancer therapies Taxol(R) and Taxotere(R).

  HIV-1 AND AIDS


     Acquired Immune Deficiency Syndrome, "AIDS," is caused by infection with HIV-1 and leads to severe, life-threatening impairment of the immune system. AIDS therapy using a combination of drugs has resulted in decreased rates of death and improvement in the quality of life for patients who are HIV-positive or have AIDS. There are, however, reports that this therapy may be failing to give sustained clinical benefit. Hybridon believes this underscores the need for new AIDS therapies.



     Hybridon has completed a Pilot Phase I clinical study in Europe of GEM(R) 92, Hybridon's advanced chemistry compound for the treatment of HIV-1 infection and AIDS. This study was designed to explore the safety of GEM(R) 92 and to provide information on its absorption after oral dosing and injection. The patients tolerated well all doses that they were given in the pilot study. Further, GEM(R) 92 was detected in the blood after both oral dosing and injection, suggesting that it may be possible to develop GEM(R) 92 as an oral drug. Hybridon believes this was the first study of the oral administration of an antisense molecule to humans. In in-vitro studies, beneficial effects were observed when GEM(R) 92 was used in combination with several marketed AIDS drugs. Importantly, both its medicinal approach and genetic target are unique, in that no antisense drug has been approved for the treatment of AIDS, and no other drug has the same target on the HIV-1 genome.



PRECLINICAL PROGRAMS


     Hybridon has also conducted preclinical studies in the following areas:


TARGET                                PRIMARY THERAPEUTIC INDICATION(S)          STATUS
------                                ---------------------------------          ------
MDM2 (a protein involved in          Cancer                                 Seeking marketing
  programmed cell death)                                                    partner
Vascular Endothelial Growth Factor   Cancer                                 Seeking marketing
  (a protein that can cause                                                 partner
  abnormal formation of new blood
  vessels)
                                     Retinopathies (e.g. macular            Seeking marketing
                                     degeneration and diabetic              partner
                                     retinopathy)
Hepatitis C Virus                    Hepatitis C (which can lead to         Seeking marketing
                                     liver cancer)                          partner



HYBRIDON SPINOUTS


     Hybridon has used multiple strategies to fund applications of its antisense technology that it cannot develop at present without external funding. Hybridon has used one such strategy, formation of spinout companies, to form MethylGene, Inc. and OriGenix Technologies Inc. for the continued development of certain product candidates.


  METHYLGENE, INC.



     In 1996, Hybridon and three Canadian institutional investors formed MethylGene. Hybridon owns approximately 22% of MethylGene. Hybridon has granted exclusive worldwide licenses and sublicenses to MethylGene to develop and market the following:


     - antisense compounds to inhibit the protein DNA methyltransferase for the treatment of any disease


     - other methods of inhibiting DNA methyltransferase for the treatment of any disease



     - antisense compounds to inhibit up to two additional targets for the treatment of cancers



     Research has shown that DNA methyltransferase, a protein, is overproduced in some tumors, such as non-small-cell lung cancer, colon cancer, and breast cancer tumors.



     The Canadian investors who invested in MethylGene have the right to exchange all of the shares of stock in MethylGene that they initially purchased for shares of Hybridon common stock on the basis of 37.5 MethylGene shares, for which they paid approximately U.S. $56.25, for one share of Hybridon common stock, subject to adjustments.

     On September 21, 2000, Hybridon sold its HSP business. Prior to such sale, Hybridon supplied MethylGene with its oligonucleotide supply needs. In connection with the Asset Sale, the purchaser now supplies MethylGene with oligonucleotides.



     MethylGene commenced Phase I clinical trials of its first compound, MG98, for the treatment of cancer in May 1999. Hybridon is also performing drug development and other services for MethylGene. The continuation of these services is currently being reviewed by both parties.



 ORIGENIX TECHNOLOGIES INC.



     In January 1999, Hybridon and three Canadian institutional investors formed OriGenix to develop and market drugs for the treatment of infectious diseases, with an initial focus on viral diseases. Hybridon owns approximately 28% of OriGenix.



     Hybridon has granted to OriGenix exclusive worldwide licenses and sublicenses to antisense technology developed by Hybridon for the treatment of human papillomavirus, or "HPV," and hepatitis B virus infections. HPV infection can cause a variety of warts, including benign genital warts. HPV infection can also lead to cervical cancer. Hepatitis B infections can lead to liver cirrhosis and cancer of the liver. OriGenix may in the future negotiate with Hybridon for licenses or sublicenses relating to additional targets. Hybridon may also perform drug development and other services for OriGenix.



     On September 21, 2000, Hybridon sold certain of its assets relating to the manufacture of oligonucleotides ("Asset Sale"). Prior to such sale, Hybridon supplied OriGenix with its oligonucleotide supply needs. In connection with the Asset Sale, the purchaser now supplies OriGenix with oligonucleotides. Otherwise, the relationship between Hybridon and OriGenix is substantially unchanged.



CORPORATE COLLABORATION



     An important part of Hybridon's business strategy is to enter into research and development collaborations, licensing agreements, or other strategic alliances, primarily with biotechnology and pharmaceutical corporations, to develop certain products. Subject to sufficient funds being available, Hybridon intends to proceed with Phase II clinical trials of its cancer drug GEM(R) 231. For drugs other than drug GEM(R) 231, Hybridon does not anticipate proceeding with any of its other clinical programs beyond their current stages of development without a collaborative arrangement with a corporate partner. Hybridon expects to retain the rights to manufacture many of the products it may license pursuant to its existing and any future collaborations.


G.D. SEARLE & CO.


     From January 1996 to March 2000 Hybridon and Searle engaged in a research and development collaboration for the development of antisense compounds. Most recently, Searle and Hybridon were investigating antisense inhibitors of MDM2, a protein involved in programmed cell death, or apoptosis. It is believed that MDM2 may play an important role in many types of cancer.



     Through January 2000, Searle made annual research payments to Hybridon of $600,000. In March 2000, however, Searle elected not to extend this research and development collaboration. Hybridon may seek a new development partner for this program.



     Consistent with its January 1996 agreement with Hybridon, Searle is required to return to Hybridon all licenses granted to Searle, including the recently issued U.S. patent 6,013,786, which covers specific antisense inhibitors of human MDM2. Hybridon has the right to use any of Searle's patent rights relating to the work performed under the collaboration, including all antisense rights relating to MDM2.



     Hybridon will pay Searle a royalty if it successfully commercializes any antisense compounds discovered as a result of their collaboration.



     Pursuant to their collaboration, Searle also purchased 200,000 shares of common stock in Hybridon's 1996 initial public offering.

HYBRIDON SPECIALTY PRODUCTS



     In 1996, Hybridon formed HSP to manufacture oligonucleotide compounds both for Hybridon's internal use, for use by its collaborators and for sale to third parties. On September 21, 2000, the Company sold the business and the assets of its Hybridon Specialty Products business ("HSP") for $15,000,000 to Boston Biosystems, Inc., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of Avecia, Inc. In addition, the Purchaser assumed approximately $414,000 of liabilities related to the assets to be sold. The Company received $11,550,000 of the purchase price at closing prior to any transaction costs, $450,000 was retained for thirty (30) days by the Purchaser to cover potential indemnification claims and raw materials inventory requirements. To date, Hybridon has received approximately $176,000 of the amount owed. Lastly, $3,000,000 will be payable as contingent consideration one year from the date of Closing upon the satisfaction of certain conditions.



     The purpose of the transaction was to allow the Company's management to concentrate attention and resources on and provide working capital for the Company's highest value-added core drug discovery and development business. The Company believes that this portion of its business offers more promise for the future and greater opportunities for growth.



     The Company will retain all liabilities arising out of or relating to HSP prior to the Closing, other than those specifically assumed by the Purchaser. The Company does not expect any of the retained liabilities to have a material adverse effect on its future results of operations. The agreement governing the sale of HSP to the Purchaser contains representations, warranties and covenants of the parties customary in such transactions.



MARKETING STRATEGY



     When and if any drugs Hybridon is developing are ready for market, Hybridon plans to market the drugs either directly, using its own sales force, or through co-marketing, licensing, distribution or similar arrangements with other pharmaceutical and biotechnology companies, particularly if the products are intended to serve a large, geographically-diverse patient population. On the other hand, direct marketing of any of its proposed drugs would require a substantial marketing staff and sales force supported by a distribution system. By contrast, co-marketing or other arrangements with other pharmaceutical or biotechnology companies would allow Hybridon to avoid the significant cost involved in direct marketing, but would make Hybridon reliant on the efforts of others. While Hybridon has developed general marketing strategies, it has not reached this stage in development with respect to any drugs, and thus necessitating the implementation of any of these strategies.



ACADEMIC AND RESEARCH COLLABORATIONS



     Hybridon has entered into a number of collaborative research relationships with independent researchers and leading academic and research institutions and U.S. government agencies, including the National Institutes of Health, or "NIH." Such research relationships allow Hybridon to augment its internal research capabilities and obtain access to specialized knowledge or expertise.



     In general, Hybridon's collaborative research agreements require Hybridon to pay various amounts to support the research. Hybridon usually procures the oligonucleotides, which the collaborator then tests. If in the course of conducting research under its agreement with Hybridon a collaborator, solely or jointly with Hybridon, creates any invention, Hybridon generally has an option to negotiate an exclusive, worldwide, royalty-bearing license to the invention. Inventions developed solely by Hybridon's scientists in connection with a collaborative relationship generally are owned exclusively by Hybridon. Most of these collaborative agreements are nonexclusive and can be cancelled on short notice.


     Since July 1997, as part of its restructuring, Hybridon has allowed a number of its collaborative research agreements to expire and has terminated certain others, but has maintained those that it believes support its current drug discovery and development programs.

DRUG DEVELOPMENT SERVICES


     Hybridon's Drug Development Department has experience in the design and conduct of preclinical and clinical trials and has prepared and submitted reports and other regulatory documents in connection with the three Hybridon advanced chemistry antisense compounds that have entered clinical studies. Pursuant to a contract with MethylGene, Hybridon's Drug Development Department has also used its expertise to help design and monitor the preclinical trials of MethylGene's antisense compound, MG98, that led to MethylGene's submission of IND applications in Canada and the U.S. MethylGene compensated Hybridon for these services. Hybridon may perform similar services for OriGenix.


PATENTS, TRADE SECRETS, AND LICENSES


     Hybridon's success will largely depend on its ability to:

     - obtain U.S. and foreign patent protection for drug candidates and processes

     - preserve trade secrets

     - operate without infringing the proprietary rights of third parties


     Hybridon's policy is to file patent applications to protect technology, inventions and improvements that it considers important to the development of its business, and to obtain licenses to other patents that could help Hybridon maintain or enhance its competitive position. As of December 15, 2000, Hybridon owned or exclusively licensed in excess of 89 U.S. and foreign issued and allowed patents, of which 71 are U.S. patents. Hybridon also has 45 U.S. and 84 foreign patent applications. The foreign patent and patent application counts include Japan, Canada and Europe as a whole, as well as other non-European individual countries. These patents and applications cover various chemically advanced oligonucleotides, target sequences, oligonucleotide products, analytical methods, and methods for antisense treatment of various diseases. The patents expire on dates ranging from 2006 to 2015.



     Hybridon is the worldwide exclusive licensee under several U.S. issued patents or allowed patent applications owned by University of Massachusetts Medical Center, or "UMMC," relating to oligonucleotides and hybrid or mixed backbone chemistries. Many of these patents and patent applications have corresponding patents issued by, or corresponding patent applications on file in, other major industrial countries. One of the issued U.S. patents and one of the issued European patents cover antisense oligonucleotides as new compositions of matter for stopping the replication of HIV. Coverage of the other issued U.S. patents includes composition and use of oligonucleotides based on advanced chemistries, composition of certain modified oligonucleotides that are useful for diagnostic tests or assays, and methods of purifying oligonucleotides. The UMMC patents licensed to Hybridon expire at various dates starting in 2006.


     Hybridon is the exclusive licensee under various other U.S. and foreign patents and patent applications, including two U.S. patent applications owned by McGill University relating to oligonucleotides and DNA methyltransferase. Hybridon and Massachusetts General Hospital jointly own one issued U.S. patent applicable to Alzheimer's disease. Hybridon holds an exclusive license to Massachusetts General Hospital's interests under this patent.


     The field of each of these licenses extends to a wide variety of genetic targets. Hybridon is also a nonexclusive licensee of certain patents exclusively licensed to Genzyme covering certain technology relating to MDM2.



     The U.S. Patent and Trademark Office, or "PTO," has informed Hybridon that certain patent applications exclusively licensed by Hybridon from UMMC will be submitted to the Board of Patent Appeals and Interferences of the PTO to determine whether an interference should be declared with issued U.S. patents held by the NIH relating to oligonucleotide phosphorothioates. An interference proceeding is a proceeding to determine who was the first to invent, and thus who is entitled to a patent for, a claimed invention. While Hybridon is of the opinion that the UMMC patent application has a prima-facie case for priority against the NIH for an invention that includes phosphorothioate-modified oligonucleotides, there can be no assurance, however, that the PTO will declare an interference, or if it does, what the outcome will be. If

Hybridon were to win the interference, others making, using or selling certain phosphothioate-modified oligonucleotides would be required to obtain a license from Hybridon. As part of the HSP sale, the Company granted the Purchaser an option to a license to use the patent applications that are the subject of the potential interference.



     The PTO declared a four-way interference involving two UMMC U.S. patents, for which Hybridon is the exclusive licensee, relating to a particular type of modified oligonucleotides. The other parties to this interference were Integrated DNA Technologies, Isis Pharmaceuticals, Inc. and Gilead Sciences, Inc. This interference was settled in early 1999. In connection with the settlement, Hybridon has obtained a nonexclusive license to certain patents and patent applications owned by IDT that broadly claim chemical modifications to oligonucleotides. Hybridon has also granted a nonexclusive license to IDT to make, use, and sell limited quantities of oligonucleotides incorporating certain of Hybridon's advanced chemistries.


     Under its licenses, Hybridon is obligated to pay royalties on its net sales of products or processes covered by the licensed technology and, in some cases, to pay a percentage of sublicense income that it receives. These licenses impose various commercialization, sublicensing, insurance and other obligations on Hybridon. If Hybridon fails to comply with these requirements, the license could be terminated.

     Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under such patents are still developing. As a result, Hybridon's ability to obtain and enforce patents that protect its drugs is uncertain and involves complex legal and factual questions.


     That Hybridon owns or licenses pending or future patent applications does not mean that patents based on those applications will ultimately be issued. First, to obtain a patent on an invention, one must be the first to invent it or the first to file a patent application for it. Patent applications in the U.S. are maintained in secrecy until patents are issued, and publication of any given discovery in the scientific or patent literature tends to lag behind the actual date of that discovery by several months. Consequently, Hybridon cannot be certain that the inventors of subject matter covered by patents and patent applications that it owns or licenses were the first to invent, or the first to file patent applications for, those inventions.



     Others, including Hybridon's competitors, also hold issued patents and patent applications relating to antisense technology or particular genetic targets. Holders of any of these patents or patent applications may be able to require Hybridon to change or cease making or using certain products or processes, or obtain an exclusive or nonexclusive license in return for licensing fees, which may be substantial. Hybridon may not be able to obtain any such licenses at a reasonable cost. Furthermore, such licenses may be made available to competitors of Hybridon on an exclusive or nonexclusive basis. Failure to obtain such licenses could have a material adverse effect on Hybridon.


     Hybridon requires its employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements. These agreements provide that all confidential information developed or made known by Hybridon to the individual is to be kept confidential, subject to specific exceptions. In the case of employees, the agreements provide that all inventions conceived by the individual are the exclusive property of Hybridon. These agreements may not, however, provide meaningful protection for Hybridon's trade secrets or adequate remedies in the event of breach.

     Consistent with pharmaceutical industry and academic standards, Hybridon's agreements with academic and research institutions and U.S. government agencies may provide that the results of a given collaboration, or any developments that derive from the collaboration, will be freely published, that information or materials supplied by Hybridon will not be treated as confidential, and that Hybridon must negotiate a license to developments and results in order to commercialize products incorporating them. There can be no assurance that Hybridon will be able successfully to obtain any such license at a reasonable cost or that such developments and results will not be made available to competitors of Hybridon on an exclusive or nonexclusive basis. See
"Business -- Academic and Research Collaborations."

GOVERNMENT REGULATION



     Hybridon's research and clinical development activities are regulated for safety, effectiveness and quality by numerous governmental authorities in the U.S. and other countries. Hybridon believes that it is in material compliance with all applicable federal, state and foreign legal and regulatory requirements.



     In addition to regulations enforced by the FDA in connection with product approvals, Hybridon also is subject to regulation under the Occupational Safety and Health Act and other present and potential future federal, state or local regulations. Furthermore, because Hybridon uses hazardous materials, chemicals, viruses, and various radioactive compounds, it must comply with U.S. Department of Transportation and Environmental Protection Agency regulations and other federal, state, and foreign laws and regulations regarding hazardous waste disposal, air emissions, and waste-water discharge. Although Hybridon believes that it complies with these laws and regulations, it cannot completely eliminate the risk of accidental contamination or injury from these materials.



COMPETITION



     There are a number of companies, both privately and publicly held, that are conducting research and development activities on technologies and products aimed at therapeutic regulation of gene expression, including antisense drugs. One competitor of Hybridon has recently received FDA approval to market an antisense therapeutic product for the treatment of CMV retinitis. To our knowledge two privately held companies are developing immunostimulatory oligonucleotide drugs. These drug candidates are in clinical trials for various indications, either alone or in combination with vaccines. Hybridon believes that the interest in these technologies and products will increase. It is possible that Hybridon's competitors will succeed in developing products that are more effective than Hybridon's. Furthermore, Hybridon's proposed drugs will be competing with other kinds of drugs. Given the fundamental differences between antisense technology and other drug technologies, antisense drugs may be less effective at treating some diseases than other kinds of drugs.


     Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Hybridon expects that the technologies associated with biotechnology research and development will continue to develop rapidly. Hybridon's future will depend in large part on its ability to compete with these technologies.


     Hybridon has many competitors, including major pharmaceutical and chemical companies, biotechnology firms, and universities and other research institutions. Many of these competitors have substantially greater financial, technical, and human resources than Hybridon, and many have significantly greater experience than Hybridon in undertaking preclinical studies and clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals. Accordingly, Hybridon's competitors may succeed in obtaining regulatory approvals for products more rapidly than Hybridon. Furthermore, if Hybridon receives approval to commence commercial sales of products, it will also be competing with respect to marketing capabilities, an area in which it has limited experience.



EMPLOYEES



     As of December 21, 2000, Hybridon employed 14 individuals full-time, of whom 10 held advanced degrees. 10 of these employees are engaged in research and development activities and 4 are employed in finance, corporate development, and legal and general administrative activities. Many of Hybridon's management and professional employees have had prior experience with pharmaceutical, biotechnology, or medical products companies. None of Hybridon's employees is covered by a collective bargaining agreement, and management considers relations with its employees to be good.



     On February 15, 2000, Hybridon announced that E. Andrews Grinstead, III, Hybridon's former Chief Executive Officer, had taken an unexpected medical leave of absence of indefinite duration due to a serious illness and that Mr. Grinstead had been replaced as President. Dr. Sudhir Agrawal, formerly Senior Vice

President of Discovery, has assumed the position of President and Acting Chief Executive Officer during Mr. Grinstead's absence and subsequent termination of employment.



                                   PROPERTIES



     Hybridon leases approximately 26,000 square feet of laboratory space in Cambridge, Massachusetts under a lease that expires April 30, 2007. The annual rent for this space is approximately $650,000. Hybridon intends to sublease approximately 7,500 square feet of this to a third party under a sublease that would expire in mid-2002.


                               LEGAL PROCEEDINGS

     Hybridon is not a party to any litigation that it believes could damage Hybridon or its business.

                   MARKET FOR REGISTRANT'S COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS

     From January 24, 1996 until December 2, 1997, Hybridon's common stock was traded on the Nasdaq National Market under the symbol "HYBN." Prior to January 24, 1996, there was no established public trading market for Hybridon's common stock.

     On December 2, 1997, Hybridon's common stock was removed from the Nasdaq National Market and began being quoted on the NASD OTC Bulletin Board. Quotes on the NASD OTC Bulletin Board may reflect inter-dealer prices, without retail markups, markdowns or commissions and do not necessarily represent actual transactions.

     On December 10, 1997, Hybridon effected a one-for-five reverse stock split of its common stock. As a result of the reverse stock split, each five shares of common stock was automatically converted into one share of common stock, with cash payments for any fractional shares.


     The following table sets forth for the periods indicate the high and low sales prices per share of the common stock during each of the quarters set forth below as reported on the Nasdaq National Market and the NASD OTC Bulletin Board since January 1, 1998:



                                                              HIGH      LOW
                                                             ------    ------
1998
First Quarter..............................................  $3.359    $1.000
Second Quarter.............................................    2.75     1.609
Third Quarter..............................................   2.516     1.125
Fourth Quarter.............................................    3.25     1.125

1999
First Quarter..............................................  $1.875    $1.000
Second Quarter.............................................    1.50     0.250
Third Quarter..............................................    1.50     0.350
Fourth Quarter.............................................    1.75     0.406

2000
First Quarter..............................................  $6.875    $0.844
Second Quarter.............................................   3.436     0.750
Third Quarter..............................................   1.313     0.500



     The reported closing bid price of the common stock on the NASD OTC Bulletin Board on December 28, 2000 was $.42 per share.

                                DIVIDEND POLICY

     The convertible preferred stock pays dividends at 6.5% per year, payable semi-annually in arrears. These dividends may be paid either in cash or in additional shares of convertible preferred stock, at the discretion of Hybridon.


     Hybridon has never declared or paid cash dividends on its capital stock, and Hybridon does not expect to pay any dividends on its common stock or any cash dividends on the convertible preferred stock in the foreseeable future. The indenture under which Hybridon issued 9% convertible subordinated notes on April 2, 1997, limits Hybridon's ability to pay dividends or make other distributions on its common stock or to pay cash dividends on the convertible preferred stock. As of November 3, 2000, $1.3 million in total principal amount of the 9% notes remained outstanding.



     In addition, Hybridon is currently prohibited from paying cash dividends under the loan held by the Lender. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- 1998 Financing
Activities -- $6.0 Million Loan."


                                USE OF PROCEEDS

     Hybridon will not receive any proceeds from the sale of the securities by selling stockholders other than proceeds upon exercise of certain Hybridon warrants. Those proceeds will be added to Hybridon's general working capital.

                            SELECTED FINANCIAL DATA


     The selected balance sheet data set forth below, as of December 31, 1998 and 1999, and the statements of operations data for each of the three years in the period ending December 31, 1999, come from Hybridon's consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants, and which are included elsewhere in this prospectus. The selected financial data as of December 31, 1995, 1996 and 1997 and for the years ended December 31, 1995 and 1996 have been derived from Hybridon's consolidated financial statements, as adjusted to reflect the disposition of Hybridon's Hybridon Specialty Products business as discontinued operations, not included in this prospectus, all of which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 are derived from Hybridon's unaudited consolidated financial statements which are included elsewhere in this Prospectus and which include, in the opinion of Hybridon, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of its financial position and the results of its operations for those periods. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2000. The selected consolidated financial data should be read along with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Hybridon's consolidated financial statements and notes thereto and the Report of Independent Public Accountants included elsewhere in this prospectus.



                                                                                                                  NINE MONTHS
                                                                      YEAR ENDED DECEMBER 31,                  ENDED DECEMBER 31,
                                                        ----------------------------------------------------   ------------------
                                                          1995       1996       1997       1998       1999       1999      2000
                                                        --------   --------   --------   --------   --------   --------   -------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)              (UNAUDITED)
Statement of Operations Data:
Revenues:
  Service revenue.....................................  $     --   $     --   $     --   $    375   $    365   $    295   $    70
  Research and development............................     1,186      1,419        945      1,100        600        450        --
  Royalty and other income............................        --         62         --         --        123        107        77
  Interest income.....................................       219      1,447      1,079        148         92         82        66
                                                        --------   --------   --------   --------   --------   --------   -------
        Total revenues................................     1,405      2,928      2,024      1,623      1,180        934       213
                                                        --------   --------   --------   --------   --------   --------   -------
Operating Expenses:
  Research and development............................    28,531     33,150     35,326     14,183      5,783      4,525     2,794
  General and administrative..........................     6,094     11,347     11,027      6,573      3,664      2,947     2,340
  Interest............................................        81         34      4,278      2,820        683        511     1,857
  Restructuring.......................................        --         --     10,345         --         --         --        --
                                                        --------   --------   --------   --------   --------   --------   -------
  Total operating expenses............................    34,706     44,531     60,976     23,576     10,130      7,983     6,991
                                                        --------   --------   --------   --------   --------   --------   -------
  Loss from continuing operations.....................   (33,301)   (41,603)   (58,952)   (21,953)    (8,950)    (7,049)   (6,778)
  Income (loss) from discontinued operations..........    (1,246)    (5,250)   (10,509)    (4,028)    (1,553)    (1,283)    5,292
                                                        --------   --------   --------   --------   --------   --------   -------
Loss before extraordinary gain........................        --    (46,853)   (69,461)   (25,981)   (10,503)    (8,332)   (1,486)
Extraordinary item:
  Gain on conversion of 9% convertible Subordinated
    notes payable.....................................        --         --         --      8,877         --         --        --
                                                        --------   --------   --------   --------   --------   --------   -------
Net loss..............................................   (34,547)   (46,853)   (69,461)   (17,104)   (10,503)    (8,332)   (1,486)
Accretion of preferred stock dividend.................        --         --         --     (2,689)    (4,232)    (3,194)   (3,112)
                                                        --------   --------   --------   --------   --------   --------   -------
Net loss applicable to common stockholders............  $(34,547)  $(46,853)  $(69,461)  $(19,793)  $(14,735)  $(11,526)  $(4,598)
                                                        ========   ========   ========   ========   ========   ========   =======
Basic and diluted net loss per common share from:
  Continuing operations...............................  $ (91.28)  $  (9.09)  $ (11.67)  $  (1.85)  $  (0.57)  $  (0.45)  $ (0.40)
  Discontinued operations.............................     (3.41)     (1.15)     (2.08)     (0.34)     (0.10)     (0.08)     0.31
  Extraordinary gain..................................        --         --         --       0.75         --         --        --
                                                        --------   --------   --------   --------   --------   --------   -------
  Net loss per share..................................    (94.70)    (10.24)    (13.76)     (1.44)     (0.66)     (0.53)    (0.09)
  Accretion of preferred stock dividends..............        --         --         --      (0.23)     (0.27)     (0.20)    (0.18)
                                                        --------   --------   --------   --------   --------   --------   -------
  Net loss per share applicable to common
    stockholders......................................  $ (94.70)  $ (10.24)  $ (13.76)  $  (1.67)  $  (0.93)  $  (0.74)  $ (0.27)
                                                        ========   ========   ========   ========   ========   ========   =======
  Shares Used in Computing Basic and diluted Net Loss
    per common share(1)...............................       365      4,576      5,050     11,859     15,811     15,654    17,130
                                                        ========   ========   ========   ========   ========   ========   =======

                                                                        DECEMBER 31,                             SEPTEMBER 30,
                                                -------------------------------------------------------------    -------------
                                                  1995         1996         1997         1998         1999           2000
                                                ---------    ---------    ---------    ---------    ---------    -------------
                                                                                                                  (UNAUDITED)
Balance Sheet Data:
Cash, cash equivalents and short-term
  investments(2)..............................  $   5,284    $  16,419    $   2,202    $   5,608    $   2,552      $   5,236
Working capital (deficit).....................        258        9,483      (21,992)      (5,306)      (6,534)        (3,253)
Total assets..................................     18,908       38,295       30,480       15,092       10,717         11,430
Long-term debt and capital lease obligations,
  net of current portion......................        484        6,959        1,328           --           --             --
Line of credit................................         --           --           --           --           --            231
9% convertible subordinated notes payable.....         --           --       50,000        1,306        1,306          1,306
8% convertible subordinated notes payable.....         --           --           --           --        6,100          7,737
Accumulated deficit...........................   (102,341)    (149,194)    (218,655)    (238,448)    (253,183)      (257,781)
Total stockholders' equity (deficit)..........     12,447       22,855      (46,048)       2,249       (6,072)        (6,378)
                                                ---------    ---------    ---------    ---------    ---------      ---------


---------------

(1) Computed on the basis described in Note 2(l) of Notes to consolidated financial statements appearing elsewhere in this prospectus.



(2) Short-term investments consisted of U.S. government securities with maturities greater than ninety days but less than one year from the purchase date.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


GENERAL



     Hybridon is involved in the discovery and development of genetic medicines based on antisense technology and the design of immunostimulatory oligonucleotide compounds. Hybridon began operations in February 1990 and since that time has been involved primarily in research and development efforts, developing its manufacturing capabilities, and raising capital. In order to commercialize its therapeutic products, Hybridon will need to address a number of technological challenges and comply with comprehensive regulatory requirements. All revenues received by Hybridon to date have been from collaborative agreements, interest on invested funds and revenues from the custom contract manufacturing of synthetic DNA and reagent products by its manufacturing business, Hybridon Specialty Products ("HSP") prior to the disposal thereof in September 2000.



     Hybridon has incurred total losses of approximately $257.8 million through September 30, 2000. Hybridon expects that its research and development and general and administrative expenses will be significant in 2000 and future years as it pursues its core drug development programs and expects to continue to incur operating losses and significant capital needs.



     Hybridon has completed the sale of its Hybridon Specialty Products business to Avecia Limited ("Avecia"); one of Europe's leading specialty chemicals companies, through its subsidiary, Boston Biosystems, Inc. Avecia acquired the oligonucleotide manufacturing business and certain related intellectual property of Hybridon Specialty Products business for US$15.0 million, of which $12.0 million, less $0.5 million for certain indemnity purposes, is payable at closing and $3.0 million is payable after one year, subject to offset rights under the contract (this sale, the "Asset Sale"). Avecia and Hybridon have also agreed that through 2002 Avecia will supply oligonucleotides for Hybridon and its associated operations. Hybridon will be required to purchase certain amounts of oligonucleotides from Avecia until approximately the end of 2001.



     On May 30, 2000, Hybridon entered into a Line of Credit Agreement pursuant to which certain lenders (the "LOC Lenders") agreed to provide Hybridon with an 8%, $2.0 million credit facility (the "Line of Credit" or "LOC"). The Line of Credit was intended to provide Hybridon with working capital any time prior to the earlier of September 30, 2000, and the date the Asset Sale was consummated. On July 10, 2000 and August 10, 2000, Hybridon drew down approximately $0.5 million on each of these dates under the Line of Credit, representing a total draw down of $1.0 million. On September 28, 2000 Hybridon paid back approximately $0.8 million and converted the remaining, approximately $0.2 million to common stock in October 2000. Hybridon has no additional borrowing capacity under this Line of Credit.



     Hybridon's existing cash resources are expected to be sufficient to operate into the third quarter of 2001, at which time it expects to collect the second installment of the proceeds from the Asset Sale in the amount of $3.0 million, which should enable it to sustain its operations through the year 2001. Hybridon will be required to raise substantial additional funds from external sources to support its operations in 2002 and beyond.



     As of December 21, 2000, Hybridon had 14 full-time employees.



     The financial statements of Hybridon have been restated to reflect the financial results of the Hybridon Specialty Products business as a discontinued operation for the periods ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997.



RESULTS OF OPERATIONS



NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999



  REVENUES



     Hybridon had total revenues of $0.2 million and $0.9 million for the nine months ended September 30, 2000 and 1999, respectively.



     Receipt of service revenues from MethylGene, Inc. and OriGenix Technologies, Inc., entities in which Hybridon has an equity interest, were $0.1 million and $0.3 million for the nine months ended September 30,

2000 and 1999, respectively. This decrease represents a decrease in support services provided to these entities by Hybridon.



     Revenues from research and development collaborations were zero and $0.5 million for the nine months ended September 30, 2000 and 1999, respectively. This decrease is primarily due to the termination by Searle of its collaboration agreement with Hybridon.



  RESEARCH AND DEVELOPMENT EXPENSES



     Hybridon's research and development expenses were $2.8 million and $4.5 million for the nine months ended September 30, 2000 and 1999, respectively. This decrease reflects Hybridon's lower levels of cash available for expenditures in 2000. Research and development salaries and related costs remained at approximately the same level in 2000 as 1999. Hybridon's patent expenses remained at approximately the same level in 2000 as 1999.



  GENERAL AND ADMINISTRATIVE EXPENSES



     Hybridon's general and administrative expenses were $2.3 million and $2.9 million for the nine months ended September 30, 2000 and 1999, respectively. The decrease reflects Hybridon's lower levels of cash available for expenditures in 2000. General and administrative expenses related to business development and public relations remained at approximately the same level in 2000 as 1999, as did legal and accounting expenses.



  INTEREST EXPENSE



     Hybridon's interest expense was $1.9 million and $0.5 million for the nine months ended September 30, 2000 and 1999, respectively. This increase is attributable to the issuance of the 8% convertible subordinated notes in December 1999 and the draw down on the Line of Credit.



  LOSS FROM CONTINUING OPERATIONS



     As a result of the above factors, Hybridon incurred losses from continuing operations of $6.8 million and $7.0 million for the nine months ended September 30, 2000 and 1999, respectively.



  LOSS FROM DISCONTINUING OPERATIONS



     Hybridon incurred income from discontinued operations of $5.3 million and a loss of $1.3 million for the nine months ended September 30, 2000 and 1999, respectively. The net income from discontinued operations, as presented on the consolidated statement of operations for the nine months ended September 30, 2000, includes the gain on sale of its Hybridon Specialty Products Business of $6.1 million as well as the operating loss from discontinued operations for the nine months ended September 30, 2000, totaling $0.8 million. For all other periods presented, the net loss relates solely to the operating results of the Hybridon Specialty Products business.



  NET LOSS



     Hybridon recorded preferred stock dividends on the Series A convertible preferred stock of $3.1 million and $3.2 million for the nine months ended September 30, 2000 and 1999, respectively, resulting in a net loss applicable to common stockholders of $4.6 million and $11.5 million for the nine months ended September 30, 2000 and 1999, respectively.



YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999



  REVENUES



     Hybridon had total revenues from continuing operations of $2.0 million in 1997, $1.6 million in 1998, and $1.2 million in 1999. During 1997, 1998 and
1999, Hybridon received revenues from research and development collaborations of $0.9 million, $1.1 million and $0.6 million, respectively. Research and development collaboration revenues increased in 1998 from 1997, primarily due to Hybridon receiving certain payments under its license agreement with MethylGene, Inc. Research and development collaboration revenues decreased in 1999 from 1998, primarily due to a reduction in revenues recorded under this license agreement. Also, in March 2000, Hybridon announced that Searle, a collaborative partner of Hybridon, was terminating its collaboration agreement with Hybridon.



     Product and service revenues were zero in 1997, $0.4 million in 1998 and $0.4 million in 1999. The increase in revenues in 1998 over those in 1997 was primarily the result of service revenue from MethylGene, an entity in which Hybridon has an approximately 30% equity interest. The revenues in 1999 were primarily derived from MethylGene, Inc. and OriGenix Technologies, Inc., entities in which Hybridon has an equity interest. The service revenues received from MethylGene decreased from $0.4 million to $0.3 million and increased for OriGenix from zero to $0.1 million for 1998 and 1999, respectively.



     Revenues from royalty and other income were zero in 1997, zero in 1998 and $0.1 million in 1999. The 1999 revenue consisted primarily of a NIH grant and an equipment lease between Hybridon and OriGenix Technologies, Inc.



     Revenues from interest income were $1.1 million in 1997, $0.1 million in 1998 and $0.1 million in 1999. The decrease in interest income in 1998 from 1997 was the result of lower cash balances available for investment.



  RESEARCH AND DEVELOPMENT EXPENSES



     During 1997, 1998 and 1999, Hybridon expended $35.3 million, $14.2 million and $5.8 million, respectively, on research and development activities.



     The decreases in research and development expenses each year reflect Hybridon's reduction of its operating expenses in 1997 and 1998 pursuant to the restructuring that began in 1997 and was completed in 1998 and the lower levels of cash available for expenditures in 1999. The restructuring included the termination of operations at Hybridon's facilities in Europe, and also resulted in significant reductions in employees and employee-related expenses, clinical and outside testing, consulting, materials and lab expenses.



     In addition, the facilities expense included in research and development expenses decreased significantly in 1998 and 1999 as a result of moving Hybridon's corporate offices and lab space in July 1998 from Cambridge to Milford, Massachusetts and the sublease of its remaining unused Cambridge facilities.



     Research and development salaries and related costs decreased in 1998 from 1997 due to the substantial reduction in the number of employees involved in research and development in 1998. Research and development salaries and related costs remained at approximately the same level in 1999 as 1998.



     Hybridon's patent expenses remained at approximately the same level in 1997 as 1998 and 1999.



  GENERAL AND ADMINISTRATIVE EXPENSES



     Hybridon incurred general and administrative expenses of $11.0 million in 1997, $6.6 million in 1998 and $3.7 million in 1999. The decreases reflect Hybridon's reduction of its operating expenses in 1997 and 1998 pursuant to the restructuring which began in 1997 and was completed in 1998, which resulted in significant reduction in employees and employee-related expenses and consulting expenses. General and administrative expenses related to business development, public relations and legal and accounting expenses also decreased in 1999.



     In addition, the facilities expense included in general and administrative expenses also decreased significantly in 1999 as a result of moving Hybridon's corporate offices to Milford, Massachusetts in 1998.



  INTEREST EXPENSE



     Interest expense was $4.3 million in 1997, $2.8 million in 1998 and $0.7 million in 1999. The decreases are attributable to the exchange of approximately $48.7 million of the 9% convertible subordinated notes issued in the second quarter of 1997 for Series A preferred stock on May 5, 1998. In addition, the outstanding balance of loans needed to finance the purchase of property and equipment was reduced in May 1998, resulting in a subsequent reduction in interest expense. Due to the issuance of the 8% convertible subordinated notes in December 1999, Hybridon's interest expense will increase beginning in 2000.

  RESTRUCTURING CHARGE



     As a part of its restructuring plan, Hybridon recorded an $10.3 million restructuring charge in 1997 to provide for the following:


     - the termination costs of certain research programs and other contracts


     - the loss of certain leased facilities, net of sublease income and other contracts



     - severance, benefits and related costs for terminated employees


     - the write down of assets to net realizable value.


  LOSS FROM CONTINUING OPERATIONS



     As a result of the above factors, Hybridon incurred losses from continuing operations of $59.0 million in 1997, $22.0 million in 1998 and $9.0 million in 1999.



  LOSS FROM DISCONTINUING OPERATIONS



     Hybridon incurred losses from discontinued operations of $10.5 million in 1997, $4.0 million in 1998 and $1.6 million in 1999.



  NET LOSS



     Hybridon incurred losses from operations before extraordinary items of $69.5 million in 1997, $26.0 million in 1998 and $10.5 million in 1999. Hybridon had extraordinary income of $8.9 million in 1998 resulting from the conversion of $48.7 million principal amount of its 9% notes to Series A preferred stock in the second quarter of 1998. In accordance with Statement of Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, Hybridon recorded an extraordinary gain of approximately $8.9 million related to the exchange. The extraordinary gain represents the difference between the carrying value of the 9% notes offered for exchange and the fair value of the Series A preferred stock issued upon the exchange, as determined by the per share sales price of such stock sold in May 1998 in the private offering described below. As a result of this extraordinary gain, Hybridon's net loss was reduced to $17.1 million for 1998.



     Hybridon had recorded preferred stock dividends on the Series A convertible preferred stock of $2.7 million and $4.2 million in 1998 and 1999, respectively, resulting in a net loss applicable to common stockholders of $19.8 million and $14.7 million for 1998 and 1999, respectively. The net loss applicable to common stockholders for 1997 was $69.5 million.



LIQUIDITY AND CAPITAL RESOURCES



GENERAL



     Since inception, Hybridon has incurred significant losses, which it has funded through the issuance of equity securities, debt issuances, sales by Hybridon Specialty Products, which has been sold, and through research and development collaborations and licensing arrangements.



     During the nine months ended September 30, 2000, Hybridon utilized approximately $5.4 million to fund continuing operating activities and did not incur any capital expenditures. For the same period, net cash utilized by discontinued operations was $0.2 million. The primary use of cash for operating activities was to fund Hybridon's loss, before the gain from discontinued operations, of $6.8 million. Hybridon expects to purchase a minimal amount of capital equipment in 2000 as part of its effort to conserve cash resources.



     During the year ended December 31, 1999, Hybridon utilized approximately $8.6 million to fund continuing operating activities and approximately $8,000 for capital expenditures. The primary use of cash for operating activities was to fund Hybridon's continuing loss of $9.0 million. Hybridon expects to purchase a minimal amount of capital equipment in 2000 as part of its effort to conserve cash resources.



CASH RESOURCES



     Hybridon had cash and cash equivalents of $10.2 million at September 30, 2000, of which $5.0 million is classified as restricted cash. This restricted cash is pledged the same as collateral, to secure Hybridon's obligation to, among others, the holders of the 8% Convertible Notes. The amount of the pledge will be reduced as Hybridon's obligations are converted to equity or repaid. On November 3, 2000, Hybridon's obligations included $1.3 million principal amount of 9% notes, a $6.0 million loan from Founders Financial Group LP (formerly Forum Capital Markets, LLC) (Founders) and others (collectively, the "Lenders"), approximately $8.0 million in 8% Convertible Notes and accrued interest as described below, and approximately $0.6 million of accounts payable. The loan agreement covering the $6.0 million loan from the Lenders contains certain financial covenants that require Hybridon to maintain minimum tangible net worth and minimum liquidity requirements. The Lenders have granted Hybridon a waiver of compliance with the minimum tangible net worth requirement at September 30, 2000, and has agreed not to require that Hybridon comply with that requirement for any periods commencing October 1, 2000 through December 31, 2000.



     Hybridon received approximately $11.5 million of the $15.0 million from the sale of its Hybridon Specialty Products business to Avecia. In October 2000, Hybridon received approximately $0.2 million. Also, $0.3 million is currently subject to negotiation. The remaining $3.0 million is payable after one year, subject to offset rights under the contract, including Hybridon's performance under a supply agreement that requires it to buy certain amounts of oligonucleotides.



     On May 30, 2000, Hybridon entered into a Line of Credit Agreement pursuant to which the Line of Credit Lenders agreed to provide Hybridon with an 8%, $2.0 million Line of Credit. The Line of Credit was intended to provide Hybridon with working capital until the Asset Sale was consummated. On July 10, 2000 and August 10, 2000, Hybridon drew down approximately $0.5 million each under the Line of Credit representing a total draw down of $1.0 million. On September 28, 2000, following the close of the Asset Sale, Hybridon repaid approximately $0.8 million of principal and interest in cash. In October 2000, Hybridon converted the remaining $0.2 million of principal and interest into equivalent shares of common stock at $1.08 per share (214,043 shares), pursuant to the terms of the original agreement. Hybridon has no additional borrowing capacity under this Line of Credit.



     The Line of Credit Lenders have joined with the holders of Hybridon's 8% Convertible Notes issued in 1999 and the Lender in a July 10, 2000 amendment (the "Amendment") to the Subordination and Intercreditor Agreement.



     In the Amendment all parties to the Subordination and Intercreditor Agreement agree to release their lien on the portion of the collateral that includes assets to be conveyed in the Asset Sale. In return for this partial release, Hybridon set aside, from the proceeds of the Asset Sale, the sum of $5.0 million which it classifies as restricted cash on its balance sheet and pledged the same as collateral to secure its obligation to the 8% Convertible Noteholders and the Lenders. The amount of the pledge will be reduced as the debt is converted to equity or repaid. Hybridon can collect and keep the interest on this $5.0 million. The parties to the Subordination and Intercreditor Agreement, as amended, will continue to have a lien on substantially all of the assets of Hybridon remaining after the Asset Sale.



     In connection with the Line of Credit, Hybridon has (a) issued to the representatives of the Line of Credit Lenders warrants to purchase up to 500,000 shares of Hybridon's common stock at an exercise price of $1.08 per share and
(b) issued to the Line of Credit Lenders, proportionate to their respective interests in the Letter of Credit, warrants to purchase 1,000,000 shares of Hybridon's common stock at an exercise price of $1.08 per share.



1999 FINANCING ACTIVITIES



     Hybridon sold an aggregate of $1,500,000 principal amount of promissory notes to E. Andrews Grinstead, III, Hybridon's Chief Executive Officer, at face value during September and November of 1999. These notes accrued interest at 12% per annum and in December 1999 were converted into 8% Convertible Notes due 2002. Hybridon also sold an aggregate of approximately $525,000 of debt to purchasers in a private placement transaction in October and November 1999; as of December 13, 1999, this debt automatically converted into 8% Convertible Notes.



     On December 13, 1999, Hybridon sold an aggregate of an additional $4.1 million principal amount of 8% Convertible Notes to purchasers in a private placement transaction. At December 31, 1999, including the 8% Convertible Notes issued upon conversion of the debt issued to Mr. Grinstead and other purchasers, the principal amount of 8% notes outstanding was $6.1 million. After the financing was completed in the first quarter of 2000, the principal amount of 8% Convertible Notes outstanding, including financing costs and accrued interest, was approximately $7.7 million.



     Under the terms of the 8% Convertible Notes, Hybridon must make semiannual interest payments on the outstanding principal balance through the maturity date of November 30, 2002. The 8% Convertible Notes are convertible at any time prior to the maturity date at a conversion price equal to $0.60 per share of common stock (the Conversion Ratio), subject to adjustment under certain circumstances, as defined. If the 8% Convertible Notes are prepaid before the maturity date, all noteholders are entitled to receive warrants to purchase the number of shares of common stock equal to the number of shares of common stock that would be issued using the Conversion Ratio, with an exercise price of $0.60 per share of common stock.



     In connection with the 8% Convertible Notes, Hybridon must comply with certain covenants. These covenants include, without limitation, the requirement that Hybridon make all payments of interest when due and maintain consolidated cash balances of at least $1.5 million as of the last day of any calendar month. At September 30, 2000, Hybridon is in compliance with the covenant regarding consolidated cash balances. If an event of default (as defined) occurs, the noteholders may declare the unpaid principal and interest due and payable immediately. If Hybridon defaults with respect to payment of interest, Hybridon will be required to pay interest at a default rate equal to 12%.



     In addition, in connection with the issuance of the 8% Convertible Notes, the Lenders of the $6.0 Million Loan received a warrant to purchase 2,750,000 shares of common stock at $.60 per share. The warrant was granted as consideration to the Lenders for relinquishing to holders of the 8% Convertible Notes seniority upon liquidation of Hybridon. Hybridon computed the value of the warrant to be $547,328, using the Black-Scholes option-pricing model. Hybridon has recorded this amount as a deferred financing cost, which will be amortized to interest expense over the term of the 8% Convertible Notes.


1998 FINANCING ACTIVITIES

     On February 6, 1998, Hybridon commenced an offer to the holders of the 9% notes to exchange the 9% notes for Series A preferred stock and certain warrants of Hybridon. On May 5, 1998, noteholders holding $48.7 million of principal and $2.4 million of interest tendered such principal and accrued interest to Hybridon for 510,505 shares of Series A preferred stock and warrants to purchase 3,002,958 shares of common stock with an exercise price of $4.25 per share.


     On May 5, 1998, Hybridon completed a private offering of equity securities raising total gross proceeds of approximately $26.7 million from the issuance of 9,597,476 shares of common stock, 114,285 shares of Series A preferred stock and warrants to purchase 3,329,486 shares of common stock at $2.40 per share. The gross proceeds include the conversion of approximately $5.9 million of accounts payable, capital lease obligations and other obligations into common stock. Hybridon incurred approximately $1.6 million of cash expenses related to the private offering and issued 597,699 shares of common stock and warrants to purchase 1,720,825 shares of common stock at $2.40 per share to the placement agents. In addition, Hybridon was obligated to issue an additional 300,000 shares in connection with this transaction. For more information about this transaction, see note 10(b) of the notes to consolidated statements.



     Beginning April 1, 2000, Hybridon may redeem the 9% notes at its option for a 4.5% premium over the original issuance price, provided that from April 1, 2000 to March 31, 2001, the 9% notes may not be redeemed unless the closing price of the common stock equals or exceeds 150% of the conversion price for a period of at least 20 out of 30 consecutive trading days and the 9% Notes are redeemed within 60 days after such trading period. The premium decreases by 1.5% each year through March 31, 2003. Upon a change of control of Hybridon, as defined, Hybridon will be required to offer to repurchase the 9% notes at 150% of the original issuance price.



$6.0 MILLION LOAN


     In December 1996, Hybridon entered into a five-year $7,500,000 note payable with a bank. The note contained certain financial obligations that required Hybridon to maintain a minimum worth and a minimum liquidity and prohibited the payment of dividends. The note was payable in 59 equal installments of $62,500 beginning on February 1, 1997, with a balloon payment of the then remaining outstanding principal balance due on January 1, 2002. Because Hybridon was required to make certain prepayments of principal during 1998, the outstanding principal balance of the loan at November 16, 1998 was approximately $2.8 million. Effective November 20, 1998, the Lenders purchased the loan from the bank. Founders and Pecks are affiliates of two members of Hybridon's board of directors. In connection with this purchase, Founders and Pecks loaned an additional $3.2 million to Hybridon so as to increase the outstanding principal amount of the note to $6,000,000. In addition, the terms of the note payable were amended as follows:


     - the maturity was extended to November 30, 2003

     - the interest rate was decreased to 8%

     - interest is payable monthly in arrears, with the principal due in full at maturity


     - the note payable is convertible, at the option of Founders and Pecks, in whole or in part, into shares of common stock of Hybridon at a conversion price equal to $2.40 a share


     - the threshold of the minimum liquidity obligation was reduced from $4,000,000 to $2,000,000

     - the note payable may not be prepaid, in whole or in part, at any time prior to December 1, 2000

The other terms of the note payable were unchanged.


FACILITY LEASES



     As of December 31, 1999, Hybridon had future operating lease commitments of approximately $4.5 million through 2007 for its existing leases.


NET OPERATING LOSS CARRYFORWARDS


     As of December 31, 1999, Hybridon had approximately $228.7 million and $4.2 million of net operating loss and tax credit carryforwards, respectively. The Tax Reform Act of 1986 contains certain provisions that may limit Hybridon's ability to utilize net operating loss and tax credit carryforwards in any given year if certain events occur, including cumulative changes in ownership interests in excess of 50% over a three-year period. Hybridon has completed several financings since the effective date of the Tax Act, which, as of December 31, 1999, have resulted in ownership changes in excess of 50%, as defined under the Tax Act and which will limit Hybridon's ability to utilize its net operating loss carryforwards.



HISTORY OF OPERATING LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY



     Since inception, Hybridon has incurred significant losses, which it has funded through the issuance of equity securities, debt issuances, revenue from the HSP business, and through research and development collaborations and licensing arrangements.


FUTURE CAPITAL NEEDS


  THE ASSET SALE



     The purchase price in the Asset Sale was payable in two parts: $12.0 million at closing (of which the Purchaser has retained $273,856 and is in negotiations with Hybridon over that amount, and $3.0 million, payable one year from the date of closing. Receipt of the additional $3.0 million payment one year from the date of closing is subject to additional conditions, notably Hybridon's purchase of certain quantities of product from Boston Biosystems under a supply agreement, and is also subject to offset rights granted to Boston Biosystems.



     Hybridon expects that the first installment of the proceeds from the Asset Sale, in the amount of approximately $12 million, should enable it to operate into the third quarter of 2001, at which time it expects to collect the second installment of the proceeds from the Asset Sale in the amount of $3.0 million, which should enable it to sustain its operations through the year 2001, assuming that Avecia claims no offset pursuant to offset rights granted it. Even though Hybridon expects to have sufficient cash to fund its operations through 2001, it will be required to raise substantial additional funds from external sources to support its operations in 2002 and beyond.

  UNCERTAINTY OF ADDITIONAL FUNDING



     Hybridon's future capital needs will depend on many factors, including the following:



     - the amount received under the contingent portion of the Asset Sale consideration


     - continued scientific progress in its research


     - whether or not its drug discovery and development programs succeed


     - progress with preclinical and clinical trials


     - the time and costs involved in obtaining regulatory approvals



     - the costs involved in filing, prosecuting and enforcing patent claims



     - competing technological and market developments



     - establishing and maintaining collaborative academic and commercial research, development and marketing relationships



     - the costs of manufacturing scale-up and commercialization activities and arrangements

                  DIRECTORS AND EXECUTIVE OFFICERS OF HYBRIDON


     The following table sets forth certain information regarding the executive officers and directors of Hybridon as of November 3, 2000.



NAME                                       AGE                    POSITION
----                                       ---                    --------
Sudhir Agrawal, D.Phil...................  47     President and Acting Chief Executive
                                                    Officer, Senior Vice President of
                                                    Discovery, Chief Scientific Officer,
                                                    and Director (Class III)
James B. Wyngaarden, M.D. ...............  76     Chairman of the Board of Directors (Class
                                                    II)
Nasser Menhall...........................  45     Director (Class I)
Arthur W. Berry..........................  59     Director (Class I)
C. Keith Hartley.........................  58     Director (Class I)
Paul C. Zamecnik, M.D....................  88     Director (Class II)
Camille Chebeir..........................  62     Director (Class II)
Youssef El-Zein..........................  52     Director (Class III)


     Sudhir Agrawal joined Hybridon in February 1990 and served as Principal Research Scientist from February 1990 to January 1993 and as Vice President of Discovery from December 1991 to January 1993 prior to being appointed Chief Scientific Officer in January 1993, Senior Vice President of Discovery in March 1994, and President and Acting Chief Executive Officer in February 2000. He has served on the board of directors since March 1993. Prior to joining Hybridon, Dr. Agrawal served as a Foundation Scholar at the Worcester Foundation from 1987 through 1991. Dr. Agrawal served as a Research Associate at Research Council Laboratory of Molecular Biology in Cambridge, England from 1985 to 1986, studying synthetic oligonucleotides. Dr. Agrawal received a B.Sc. in chemistry, botany and zoology in 1973, an M.Sc. in organic chemistry in 1975 and a D.Phil. in chemistry in 1980 from Allahabad University in India.

     James B. Wyngaarden was appointed member of the board of directors of Hybridon in 1990, was Vice Chairman of the board of directors of Hybridon from February 1997 to February 2000, and in February 2000 was appointed Chairman of the board of directors of Hybridon. He was Foreign Secretary of the National Academy of Sciences and the Institute of Medicine of the National Academy of Sciences from 1990 to 1994; council member of the Human Genome Organization from 1990 to 1993 and Director from 1990 to 1991; and Director of the National Institutes of Health from 1982 to 1989. He is a member of the board of directors of Human Genome Sciences, Inc. and Magainin Pharmaceuticals, Inc.

     Nasser Menhall was appointed member of the board of directors of Hybridon in 1992. He has been a member of the board of directors and Chief Executive Officer of the WorldCare Group, a teleradiology company, since 1993; President of Pillar Limited, a private investment and management consulting firm, since 1990; and President of Biomedical Associates, a private investment firm, since 1990.

     Arthur W. Berry was appointed member of the board of directors of Hybridon in 1998. He has been Chairman and Managing Partner of Pecks Management Partners, since 1990, and was Vice President and Co-Manager of the Alliance Convertible Securities Group and President of the Alliance Convertible Fund from 1985 to 1990. Prior to joining Alliance, he was Vice President and Head of Special Funds Section and Manager of the Harris Convertible Fund at Harris Bank and Senior Portfolio Manager in the bank's Individual Investment Management Group. He is also a member of the board of directors of Intellicorp, Inc.


     Keith Hartley was appointed member of the board of directors of Hybridon in 2000. Mr. Hartley is Managing Partner of Hartley Capital Advisors, Merchant Bankers. He was Managing Partner of Forum Capital Markets L.L.C. from August 1995 to August 2000. Prior to that Mr. Hartley was an independent financial consultant from May 1991 to August 1995. He also serves as a Director of Comdisco, Inc., Swisher International Group, Inc. and U.S. Diagnostics, Inc.


     Paul C. Zamecnik was appointed member of the board of directors of Hybridon in 1990. He was Principal Scientist at the Worcester Foundation for Biomedical Research, Inc. from 1979 to 1996, and has been Collis P. Huntington Professor of Oncologic Medicine Emeritus at the Harvard Medical School since 1979. He is also currently Senior Scientist and Honorary Physician at Massachusetts General Hospital in Boston.

     Youssef El-Zein was appointed member of the board of directors of Hybridon in 1992, and has been Vice Chairman of the board of directors of Hybridon since February 1997. He has been Executive Officer of Pillar S.A., a private investment and management consulting firm, since 1991; Chairman of the WorldCare Group since 1993; and member of the board of directors of Pillar Investment Limited ("Pillar Investment"), a private investment and management consulting firm, since 1991.

     Camille Chebeir was appointed member of the board of directors of Hybridon in 1999. Since 1995, he has been President of Sedco Services, Inc., a company which manages investments of the bin Mafouz Saudi Arabian family. In that capacity, he serves on the boards of various entities in which Sedco Services, Inc. invests. Mr. Chebeir was previously the Executive Vice President/General Manager of National Commercial Bank, New York branch. Mr. Chebeir is a former President of the Arab Bankers Association of North America.


     Hybridon's restated certificate of incorporation provides for a staggered board of directors consisting of three classes, with each class being as nearly equal in number as possible. At each annual meeting of Hybridon's stockholders, the term of one class ends and the successors of the directors in that class are elected for a term of three years. Hybridon has designated two Class III directors, three Class I directors, and three Class II directors; they are identified in the above table. They are to serve until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are elected and qualified, or until their earlier resignation or removal. The restated certificate of incorporation provides that directors may be removed only for cause by a majority of stockholders.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE


     The following table sets forth the compensation for the fiscal years ended December 31, 1999 ("fiscal 1999"), December 31, 1998 and December 31, 1997 for Hybridon's former Chief Executive Officer and Chief Scientific Officer, who were serving as Executive Officers at December 31, 1999 and whose total annual salary and bonus exceeded $100,000 in fiscal 1999:


                           SUMMARY COMPENSATION TABLE


                                                                                             LONG-TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                             --------------------------------------------      AWARDS
                                                                   OTHER       SECURITIES   ------------
                                                                   ANNUAL      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                   SALARY    BONUS   COMPENSATION    OPTIONS     COMPENSATION
---------------------------                  --------   -----   ------------   ----------   ------------
E. Andrews Grinstead, III...........  1999   $375,000     0       $93,750(1)   1,763,319(3)   $42,548(2)
  former Chief Executive Officer and  1998   $375,000     0       $93,750(1)     500,000      $44,832(2)
  former Director                     1997   $375,000     0       $93,750(1)      66,806      $53,784(2)
Sudhir Agrawal, D.Phil..............  1999   $250,000     0       $50,000(1)   1,618,263(3)   $25,962(2)
  President and Acting Chief          1998   $250,000     0       $50,000(1)     500,000      $22,115(2)
  Executive Officer, Senior           1997   $250,000     0       $50,000(1)      32,263      $13,462(2)
  Vice President of Discovery,
  and Chief Scientific Officer
  and Director


---------------
(1) Other annual compensation paid, or to be paid, by Hybridon to, or for the benefit of, the named executive officers is as follows:

                                         1999       1998       1997
                                        -------    -------    -------
E. Andrews Grinstead, III
Paid in lieu of employee benefits.....  $79,288    $79,903    $34,902
Purchase of life insurance and other
  payments to third parties...........   14,462     13,487     58,848
                                        -------    -------    -------
Total.................................  $93,750    $93,750    $93,750
                                        =======    =======    =======

                                         1999       1998       1997
                                        -------    -------    -------
Sudhir Agrawal, D.Phil.
Paid in lieu of employee benefits.....  $36,789    $37,462    $38,132
Purchase of life insurance and other
  payments to third parties...........   13,211     12,538     11,868
                                        -------    -------    -------
Total.................................  $50,000    $50,000    $50,000
                                        =======    =======    =======

(2) All other compensation paid, or to be paid, by Hybridon to, or for the benefit of, the named executive officers is as follows:

                                         1999       1998       1997
                                        -------    -------    -------
E. Andrews Grinstead, III
Surrender of unused vacation days.....  $42,548    $28,832    $37,300
Additional payments...................        0     16,000     16,484
                                        -------    -------    -------
Total.................................  $42,548    $44,832    $53,784
                                        =======    =======    =======

                                         1999       1998       1997
                                        -------    -------    -------
Sudhir Agrawal, D.Phil.
Surrender of unused vacation days.....  $25,962    $22,115    $13,462
                                        -------    -------    -------
Total.................................  $25,962    $22,115    $13,462
                                        =======    =======    =======

(3) During 1999 Hybridon reduced the exercise price of all employee stock options to $.50 per share. The number of repriced stock options amounts to 1,263,319 and 1,118,263 for Mr. Grinstead and Dr. Agrawal, respectively. These repriced stock options are included in the "Summary Compensation Table."

OPTION GRANTS AND REPRICINGS TABLE

     The following table sets forth certain information concerning grants and repricings of stock options made during fiscal 1999 to each of the named executive officers:

                OPTION GRANTS AND REPRICINGS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                               -----------------------                 POTENTIAL REALIZABLE
                                                PERCENTAGE                               VALUE AT ASSUMED
                                  NUMBER OF      OF TOTAL                              ANNUAL RATES OF STOCK
                                  SECURITIES     OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                  UNDERLYING    GRANTED TO     PRICE                      OPTIONS TERM(2)
                                   OPTIONS     EMPLOYEES IN     PER      EXPIRATION   -----------------------
                                   GRANTED     FISCAL YEAR     SHARE      DATE(1)        5%           10%
                                  ----------   ------------   --------   ----------   ---------   -----------
E. Andrews Grinstead, III
  01/01/99 grant................    500,000         7.7%       $2.00      01/01/09    $323,477    $1,107,416
  1999 repricings...............  1,263,319        19.4%       $0.50       Various    $ 79,821    $  423,299
                                  ---------
  Total granted or repriced in
     1999.......................  1,763,319
  Less duplication for options
     granted and repriced in
     1999.......................   (500,000)
  Total options outstanding at
     12/31/99...................  1,263,319
                                  =========
Sudhir Agrawal, D.Phil 01/01/99
  grant.........................    500,000         7.7%       $2.00      01/01/09    $323,477    $1,107,416
  1999 repricings...............  1,118,263        17.2%       $0.50       Various    $ 82,267    $  405,914
                                  ---------
  Total granted or repriced in
     1999.......................  1,618,263
  Less duplication for options
     granted and repriced in
     1999.......................   (500,000)
                                  ---------
  Total options outstanding at
     12/31/99...................  1,118,263
                                  =========

---------------
(1) The expiration date of each option is the tenth anniversary of the date on which the option was originally granted.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock increase of 5% and 10%, compounded annually from the date the respective options were repriced or granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock, the optionholder's continued employment through the option period, and the date on which the options are exercised. As of February 2, 2000, the last sale price of common stock of Hybridon was $1.75.

(3) Mr. Grinstead and Dr. Agrawal had 680,596 and 551,356 exercisable options, respectively, at 12/31/99. The remaining options become exercisable over various periods through 9/30/03.

STOCK OPTION REPRICING


     The following table sets forth all repricings of stock options held by E. Andrews Grinstead, III, Hybridon's former Chief Executive Officer, and Sudhir Agrawal, Hybridon's President and Acting Chief Executive Officer, since Hybridon's initial public offering on February 2, 1996.


                         10-YEAR OPTION/SAR REPRICINGS


                                            NUMBER OF                                               LENGTH OF
                                           SECURITIES     MARKET PRICE     EXERCISE                 ORIGINAL
                                           UNDERLYING     OF STOCK AT      PRICE AT                OPTION TERM
                                          OPTIONS/SARS'     TIME OF        TIME OF        NEW       REMAINING
                                           REPRICED OR    REPRICING OR   REPRICING OR   EXERCISE   AT DATE OF
                                 DATE        AMENDED       AMENDMENT      AMENDMENT      PRICE      AMENDMENT
                               --------   -------------   ------------   ------------   --------   -----------
E. Andrews Grinstead, III....  09/23/99      500,000         $0.38          $ 2.00       $0.50        9.28
                               09/23/99      500,000         $0.38          $ 2.00       $0.50        8.83
                               09/23/99       12,000         $0.38          $31.88       $0.50        7.66
                               09/23/99       38,000         $0.38          $30.00       $0.50        7.54
                               09/23/99       16,806         $0.38          $31.25       $0.50        7.41
                               09/23/99       50,000         $0.38          $57.85       $0.50        6.42
                               09/23/99       30,000         $0.38          $37.50       $0.50        5.48
                               09/23/99       19,600         $0.38          $37.50       $0.50        3.96
                               09/23/99       70,246         $0.38          $37.50       $0.50        3.62
                               09/23/99       26,667         $0.38          $25.00       $0.50        2.38

Sudhir Agrawal...............  09/23/99      500,000         $0.38          $ 2.00       $0.50        9.28
                               09/23/99      500,000         $0.38          $ 2.00       $0.50        8.83
                               09/23/99        6,000         $0.38          $31.88       $0.50        7.66
                               09/23/99       19,000         $0.38          $30.00       $0.50        7.54
                               09/23/99        7,263         $0.38          $31.25       $0.50        7.41
                               09/23/99       25,000         $0.38          $57.85       $0.50        6.42
                               09/23/99       20,000         $0.38          $37.50       $0.50        5.48
                               09/23/99       10,000         $0.38          $37.50       $0.50        3.29
                               09/23/99       21,000         $0.38          $17.50       $0.50        3.29
                               09/23/99       10,000         $0.38          $ 1.25       $0.50        2.38


     The board of directors repriced all employee stock options effective September 23, 1999. The options were repriced in order to provide additional incentives to employees, since the previous option exercise prices were greater than the market price of Hybridon's common stock.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers on December 31, 1999:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF           VALUE OF
                                                              SHARES            UNEXERCISED
                                                            UNDERLYING         IN THE MONEY
                                                            OPTIONS AT       OPTIONS AT FISCAL
                                                          FISCAL YEAR-END       YEAR-END(1)
                                                          ---------------    -----------------
                                                           EXERCISABLE/        EXERCISABLE/
                                                           UNEXERCISABLE       UNEXERCISABLE
                                                          ---------------    -----------------
E. Andrews Grinstead, III...............................  680,596/582,723    $347,104/$297,189
Sudhir Agrawal..........................................  551,356/566,907    $281,192/$289,123

---------------
(1) The closing price for the common stock as reported by The Nasdaq OTC Bulletin Board on December 31, 1999 was $1.01. Value is calculated on the basis of the difference between the option exercise price and $1.01, multiplied by the number of shares of common stock underlying the option.

DIRECTOR COMPENSATION

     Each non-employee director is paid $1,500 for personal or telephonic attendance at a board of directors or committee meeting. Other directors are not entitled to compensation in their capacities as directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at board of directors and committee meetings. In addition, Dr. Zamecnik received compensation in the amount of $83,995 in 1998 and $26,000 in 1999 in connection with certain consulting services to Hybridon. Of this amount, Dr. Zamecnik received 25,000 shares of common stock and warrants to purchase 6,250 shares of common stock in lieu of $50,000 in cash, and $26,000 in convertible debt in lieu of $26,000 in cash, which is convertible, at Dr. Zamecnik's option, into 43,333 shares of common stock. The remaining $33,995 was paid in cash. Hybridon also is a party to consulting, advisory and other arrangements with various directors and their affiliates. For a description of the foregoing arrangements with Hybridon and certain other transactions between Hybridon and affiliates of certain directors, see "Certain Transactions."


     In October 1995, Hybridon adopted the 1995 director stock option plan. Under the terms of the director plan, options to purchase 1,000 shares of common stock were granted to each director of Hybridon, other than Mr. Grinstead and Dr. Agrawal, on the following dates under the following terms:


     - as of January 24, 1996 at an exercise price of $65.625 per share


     - as of May 1, 1997, at an exercise price of $27.50 per share



     - as of May 1, 1998 at an exercise price of $2.375 per share



     - as of May 1, 1999 at an exercise price of $1.22 per share



The director plan also provides that options to purchase 5,000 shares of common stock will be granted to each new director upon his or her initial election to the board of directors. However, because of the one-for-five reverse stock split described below, options to purchase 1,000 shares of common stock were granted to Camille Chebeir and H.F. (Jake) Powell upon their appointment to the board of directors in 1999. Mr. Powell has since resigned from Hybridon's board of directors. In addition, on June 8, 1999, Hybridon's stockholders approved a one-time grant of options to purchase 8,000 shares of Hybridon's common stock at an exercise price of $0.47 per share to each director other than Mr. Grinstead and Dr. Agrawal. Annual options to purchase 5,000 shares of common stock will be granted to each eligible director on May 1 of each year. All options will vest on the first anniversary of the date of grant or, in the case of options granted automatically each year, on April 30 of the year following the date of the grant; provided, that the exercisability of these options will be accelerated upon the occurrence of a change in control, as defined in the director plan. A total of 400,000 shares of common stock may be issued upon the exercise of stock options granted under the director plan. The exercise price of options granted under the director plan will equal the closing price of the common stock on the date of grant. As of June 15, 1999, options to purchase an aggregate of 93,000 shares of common stock were outstanding under the director plan.


     Non-employee directors also have received options to purchase common stock of Hybridon under Hybridon's 1997 stock incentive plan and Hybridon's 1995 stock option plan. In particular, in 1998, the board of directors voted to grant an option to purchase 50,000 shares of common stock at $2.00 per share to Dr. Wyngaarden and Mr. El-Zein, in recognition of their services as Vice Chairmen of the board of directors during the previous twelve months. Mr. El-Zein declined this grant. In addition, in 1998, the board of directors voted to grant 50,000 shares of common stock of Hybridon to Dr. Zamecnik in recognition of his outstanding contributions to Hybridon.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS


     Hybridon was a party to an employment agreement with Mr. Grinstead for a term commencing July 1, 1996 and ending June 30, 2001. On February 15, 2000, Hybridon announced that Mr. Grinstead had taken an unexpected medical leave of absence of indefinite duration due to a serious illness. Dr. Agrawal assumed the position of President and Acting Chief Executive Officer. Mr. Grinstead's agreement was terminated effective as of April 30, 2000. Ultimately, Hybridon and Mr. Grinstead entered into a severance arrangement (the "Severance Arrangement") on November 20, 2000, whereby Mr. Grinstead received his current salary through May 1, 2000, health benefits, unused vacation allowance, payments toward Cobra obligations, loan forgiveness, acceleration of stock options and payment of legal fees associated with his severance. Under this agreement, Mr. Grinstead had been entitled to receive an annual base salary of $375,000. Mr. Grinstead also was eligible to receive (a) a cash bonus each year related to the attainment of management objectives specified by the board of directors and (b) additional payments of $16,000 in years 1996 through 1999.



     In accordance with the terms of Mr. Grinstead's previous employment agreement, Hybridon loaned $190,000 to Mr. Grinstead in December 1992 pursuant to the terms of a promissory note bearing simple interest at a rate of 6% per year, which originally provided for the payment of principal and all interest on the earlier of December 23, 1995 or the expiration or termination of Mr. Grinstead's employment by Hybridon, but is currently payable on demand. This loan remained outstanding as of December 31, 1999, at which date the total unpaid balance of principal and interest was $270,050. Under the terms of the Severance Arrangement Hybridon forgave, this loan obligation.



     Hybridon was party to an employment agreement with Dr. Agrawal for the period beginning July 1, 1996 and ending June 30, 2000. Although this agreement has expired, Hybridon continues to honor the material components of this Agreement until a new agreement is negotiated. Under this agreement, Dr. Agrawal serves as Senior Vice President of Discovery and Chief Scientific Officer of Hybridon and is currently entitled to receive an annual base salary of $250,000. When Dr. Agrawal was appointed President and Acting Chief Executive Officer in February 2000, he received an increase in salary to $300,000 per year. Other the terms of his employment remained unchanged. Dr. Agrawal is eligible to receive a cash bonus each year for achieving management objectives specified by the Chief Executive Officer in and the board of directors. In the event Dr. Agrawal's employment is terminated by Hybridon without cause or by him for good cause, Hybridon will pay Dr. Agrawal during the 24-month period following his termination a monthly amount equal to one-twelfth of the sum of Dr. Agrawal's annual base salary as of the date of termination and the average bonus paid to him during the three years preceding his termination. Hybridon will also continue Dr. Agrawal's benefits for such period, subject to earlier termination under certain circumstances. If his employment is terminated by Hybridon for failure to perform his assigned duties, he will continue to receive his annual base salary and benefits during the six-month period following such termination. Notwithstanding the foregoing, in the event that Dr. Agrawal's employment is terminated for any of the above reasons within 12 months following a change in control of Hybridon, Dr. Agrawal will be entitled to receive, in lieu of the payments described above, a lump sum payment equal to 300% of the sum of his annual base salary and his average bonus amount.



     The employment agreements entered into between Hybridon and each of Mr. Grinstead and Dr. Agrawal provides that all stock options held by them, including existing options and options to be granted in the future, shall include the following terms:



     - that in the event that either of them is terminated by Hybridon without cause or by him for good cause the exercisability of such stock options will be accelerated by two years and such stock options will be exercisable for a two-year period following termination.


     - that in the event of certain changes in control of Hybridon, its liquidation or the sale of all or substantially all of its assets, all such stock options not then exercisable will vest and become immediately exercisable.

     Hybridon is also a party to registration rights agreements with Mr. Grinstead that provide that in the event Hybridon proposes to register any of its securities under the Securities Act, at any time, with certain exceptions, Mr. Grinstead shall be entitled to include the shares of common stock held by him in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such shares. Hybridon also is a party to indemnification agreements with Mr. Grinstead pursuant to which Hybridon has agreed to indemnify him for certain liabilities, including liabilities arising under the Securities Act.


     Stock options to purchase an aggregate of 207,513 shares of common stock granted to the Named Executive Officers pursuant to the 1990 Plan provide that, upon a change in control, all options granted thereunder will become fully exercisable. In addition, pursuant to the terms of the employment agreements entered into between Hybridon and each of them as described above, in April 1997, stock options to purchase an aggregate of 156,069 shares of common stock granted to the Named Executive Officers under Hybridon's

1995 plan were amended to provide that such options will become fully exercisable upon a change in control of Hybridon, and all stock options granted to the Named Executive Officers after March 1, 1997 will provide that such options will become fully exercisable upon a change of control of Hybridon.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On June 16, 1998 the board of directors re-established a Compensation Committee consisting of Messrs. Berry and El-Zein and Dr. Wyngaarden. None of the directors or executive officers of Hybridon had any "interlock" relationships to report during Hybridon's fiscal year ended December 31, 1999.


     Since January 1, 1999, Hybridon has entered into or is involved in certain ongoing transactions with the following:


     - Pillar S.A., Pillar Investment, Pillar Limited and Charles River Building Limited Partnership, entities of which Messrs. El-Zein and Menhall are affiliates


     - entities advised by Pecks, an entity of which Mr. Berry is a principal



     - Founders Financial Group, an entity of which Messrs. Purkey and Hartley are affiliates


     - each of Drs. Wyngaarden and Zamecnik and Mr. Powell


For further details of these transactions, see "Certain Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of October 2, 2000 with respect to the beneficial ownership of shares of common stock by each person known to Hybridon to own beneficially more than 5% of the outstanding shares of common stock, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.



                                                                  AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP(1)
                                                              --------------------------
                                                              NUMBER OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES          CLASS
------------------------------------                          ----------     -----------
5% STOCKHOLDERS
Founders Financial Group, L.P. .............................  6,365,463(2)      27.03%
53 Forest Ave.
Old Greenwich, CT 06870
Michael A. Boyd.............................................  6,365,463(3)      27.03%
c/o Founders Financial Group, L.P.
53 Forest Ave.
Old Greenwich, CT 06870
Pecks Management Partners Ltd...............................  4,283,198(4)      19.27%
One Rockefeller Plaza
New York, New York 10022
General Motors Employees....................................  4,015,488(5)      18.29%
Domestic Group Trust
c/o General Motors Investment Management
767 Fifth Avenue
New York, New York 10153
E. Andrews Grinstead III....................................  3,791,502(6)      17.48%
c/o Hybridon, Inc.
345 Vassar St.
Cambridge, MA 02139
Guardian Life Insurance.....................................  3,535,469(7)      16.46%
Company of America
201 Park Avenue South, 7A
New York, New York 10003
Delaware State Employees Retirement Fund....................  2,667,952(8)      12.94%
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Yahia M. A. Bin Laden.......................................  2,439,169(9)      12.67%
2 rue Charles Bonnet
1206 Geneva, Switzerland
Nicris Limited..............................................  2,425,836(10)     12.61%
c/o Magnin Dunand & Associates
2 rue Charles Bonnet
1206 Geneva, Switzerland
Intercity Holdings Ltd......................................  2,216,666(11)     12.10%
c/o Cuson Milner House
18 Parliament Street
Hamilton, Bermuda
Abdelah Bin Mahfouz.........................................  2,216,666(12)     12.10%
c/o SEDCO
P.O. Box 4384
Jeddah 21491
Saudi Arabia
Lincoln National Life Insurance Co. ........................  1,871,819(13)      9.45%
c/o Lynch & Mayer
520 Madison Avenue
New York, New York 10022

                                                                  AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP(1)
                                                              --------------------------
                                                              NUMBER OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES          CLASS
------------------------------------                          ----------     -----------
Darrier Hentsch & Cie.......................................  1,361,215(14)      7.24%
4 rue de Saussure
1204 Geneva, Switzerland
Aegon USA...................................................  1,057,848(15)      5.57%
c/o Camden Asset Management, L.P.
Suite 330
Los Angeles, CA 90067
Ousamma Salem...............................................    995,601(16)      5.32%
28 Avenue de Messine
75008 Paris, France
Declaration of Trust for the Defined Benefit Plan of ICI....    967,064(17)      5.11%
American Holdings, Inc.
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10022


---------------

 (1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 2, 2000, through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity.



 (2) Founders Financial Group, L.P. holdings include:



     - 468,859 shares issuable upon exercise of Class A warrants



     - 328,677 shares issuable upon exercise of Class B warrants


     - 280,517 shares issuable upon the exercise of Class C warrants


     - 25,818 shares issuable upon the exercise of Class D warrants



     - 761,568 shares issuable upon exercise of other warrants



     - 1,250,000 shares issuable upon conversion of Founders' portion of the $6,000,000 bank loan to Hybridon



     - 1,870,963 shares issuable upon conversion of 79,516 shares of Series A preferred stock owned by Founders



     - 443,830 shares issuable upon conversion of $266,298 in convertible debt and



     - 177,532 shares issuable upon conversion of $106,519 in convertible debt owned by Founders Defined Benefit Plan



 (3)Includes the following owned by Founders Financial Group, L.P.:



     - 757,699 shares of common stock



     - 468,859 shares issuable upon exercise of Class A warrants



     - 328,677 shares issuable upon exercise of Class B warrants



     - 280,517 shares issuable upon the exercise of Class C warrants



     - 25,818 shares issuable upon the exercise of Class D warrants



     - 761,568 shares issuable upon exercise of other warrants



     - 1,250,000 shares issuable upon conversion of Founders portion of the $6,000,000 bank loan to Hybridon

     - 1,870,963 shares issuable upon conversion of 79,516 shares of Series A preferred stock owned by Founders



     - 443,830 shares issuable upon conversion of $266,298 in convertible debt and



     - 177,532 shares issuable upon conversion of $106,519 in convertible debt owned by Founders Defined Benefit Plan



    Mr. Boyd is the sole director and shareholder of Michael A. Boyd, Inc. which is the general partner of Founders Financial Group, L.P. Hence, Mr. Boyd controls Founders Financial Group, L.P. and may be considered a beneficial owner of the shares beneficially owned by such entity.



 (4)Includes 129,735 shares of Series A preferred stock owned by investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Two of these clients are Delaware State Employees Retirement Fund and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A preferred stock are convertible into 3,052,580 shares of common stock of Hybridon. This amount also includes a total of 208,895 shares issuable upon the exercise of Class A warrants and a total of 394,348 shares issuable upon the exercise of Class D warrants held by the foregoing entities. This number also includes 627,375 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by the foregoing entities.



 (5) Includes 125,676 shares of Series A preferred stock which are convertible into 2,957,080 shares of Hybridon common stock. This amount also includes 492,783 shares issuable upon the exercise of Class A warrants and 565,625 shares issuable upon conversion of a portion of a $6,000,000 bank loan to Hybridon owned by this entity.



 (6) Includes 1,010,919 shares subject to outstanding stock options which are exercisable within the 60-day period following October 2, 2000 as well as 2,733,990 shares issuable upon the conversion of $1,640,394 in convertible debt owned by Mr. Grinstead.



 (7) Includes 120,051 shares of Series A preferred stock which are convertible into 2,824,726 shares of common stock of Hybridon. This amount also includes 353,316 shares issuable upon the exercise of Class A warrants and 252,101 shares issuable upon the exercise of Class D warrants. This amount also includes the following holdings of the Guardian Pension Trust Fund:



     - 3,686 shares of Series A preferred stock which are convertible into 86,730 shares of Hybridon common stock and



     - 18,596 shares issuable upon the exercise of class A warrants.



 (8)Includes 80,942 shares of Series A preferred stock which are convertible into 1,904,513 shares of common stock of Hybridon. This amount also includes 137,918 shares issuable upon the exercise of Class A warrants, 270,271 shares issuable upon the exercise of Class D warrants and 355,250 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by this entity.



 (9) Includes 1,125,880 shares held by Nicris Limited and 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited and 1,065,192 shares issuable upon the conversion of $639,115 in convertible debt owed to Nicris Limited. Mr. Bin Laden, a controlling stockholder of Nicris, may be considered a beneficial owner of the shares beneficially owned by such entity.



(10) Includes 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited and 1,065,192 shares issuable upon the conversion of $639,115 in convertible debt owed to Nicris Limited.



(11)Includes 375,000 shares issuable upon the exercise of Class B warrants held by Intercity Holdings Ltd.



(12)Includes 1,841,666 shares held by Intercity Holdings Ltd. and 375,000 shares issuable upon exercise of Class B warrants held by Intercity Holdings. Mr. Bin Mahfouz, a controlling stockholder of Intercity Holdings Ltd., may be considered a beneficial owner of the shares beneficially owned by such entity.



(13)Includes 47,197 shares of Series A preferred stock which are convertible into 1,110,508 shares of common stock of Hybridon. This amount also includes 238,023 shares issuable upon the exercise of Class A warrants. This amount also includes the following holdings of Lincoln National Convertible Securities Fund:



      - 18,314 shares of Series A preferred stock which are convertible into 430,929 shares of Hybridon common stock.

      - 92,359 shares issuable upon the exercise of Class A warrants



(14)Includes 140,636 shares issuable upon the exercise of Class B warrants held by Darrier Hentsch and 710,127 shares issuable upon the conversion of $426,076 in convertible debt owned by Darrier Hentsch



(15) Includes the following owned by the listed companies:





                                                  PEOPLE'S BENEFIT
                                                   LIFE INSURANCE      MONUMENTAL LIFE     TRANSAMERICA
                                                      COMPANY         INSURANCE COMPANY    CORPORATION
                                                  ----------------    -----------------    ------------
     Shares issuable upon the conversion of
     -10,313 shares of preferred stock owned by
      People's Life.............................      242,650                   --                --
     -18,052 shares of preferred stock owned by
      Monumental Life...........................           --              424,758                --
     Shares issuable upon the conversion of
       Class A warrants.........................      148,345              148,345                --
     Shares issuable upon the conversion of
       Class C warrants.........................           --                   --            93,750



      Aegon USA is a controlling stockholder of People's Benefit Life Insurance Company, Monumental Life Insurance Company and Transamerica Corporation and may be considered a beneficial owner of the shares beneficially owned by such entities.



(16) Includes 443,894 shares issuable upon the exercise of warrants held by Mr. Salem; 299,458 shares issuable upon the conversion of $179,675 in convertible debt owned by Mr. Salem; and 148,882 shares issuable upon the conversion of $89,329 in convertible debt that Mr. Salem has the right to acquire upon exercise of warrants.



(17) Includes 29,223 shares of Series A preferred stock which are convertible into 687,596 shares of common stock of Hybridon. This amount also includes 42,153 shares issuable upon the exercise of Class A warrants, 74,265 shares issuable upon the exercise of Class D warrants and 163,050 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by this entity.



     The following table sets forth certain information as of October 2, 2000, with respect to the beneficial ownership of shares of common stock and Series A preferred stock by each of Hybridon's directors and executive officers individually, and the directors and executive officers of Hybridon as a group, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.



                                                                                      SERIES A
                                                     COMMON STOCK           CONVERTIBLE PREFERRED STOCK
                                              --------------------------    ----------------------------
                                               AMOUNT AND                    AMOUNT AND
                                               NATURE OF                      NATURE OF
                                               BENEFICIAL     PERCENT OF     BENEFICIAL      PERCENT OF
NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)      CLASS       OWNERSHIP(1)        CLASS
------------------------                      ------------    ----------    -------------    -----------
DIRECTORS AND EXECUTIVE OFFICERS
C. Keith Hartley............................    6,504,034(2)    27.45%          79,516(3)       12.58%
Arthur W. Berry.............................    4,648,262(4)    20.57%         129,735(5)       20.53%
Sudhir Agrawal..............................    1,125,004(6)     5.90%              --             --
Paul Z. Zamecnik............................      904,753(7)     4.87%              --             --
Youssef El-Zein.............................      621,815(8)     3.37%              --             --
James B. Wyngaarden.........................      300,448(9)     1.65%              --             --
Robert G. Andersen..........................      244,316(10)    1.34%              --             --
Nasser Menhall..............................      231,887(11)    1.28%              --             --
Camille A. Chebeir..........................        9,000(12)       *               --             --
All directors and executive officers as
  a group (9 persons).......................   14,589,519       46.53%         209,251          33.11%


---------------
  *  Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 2, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power or shares such power, with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity.



 (2)C. Keith Hartley's holdings include the following:



     - 757,699 shares of common stock owned by Founders Financial Group, L.P.



     - 468,859 shares issuable upon the exercise of Class A warrants owned by Founders



     - 328,677 shares issuable upon the exercise of Class B warrants owned by Founders



     - 280,517 shares issuable upon the exercise of Class C warrants owned by Founders



     - 25,818 shares issuable upon the exercise of Class D warrants owned by Founders



     - 761,568 shares issuable upon the exercise of other warrants held by Founders



     - 1,250,000 shares issuable upon conversion of Founders' portion of the $6,000,000 bank loan to Hybridon



     - 1,870,963 shares issuable upon conversion of 79,516 shares of Series A preferred stock owned by Founders



     - 443,830 shares issuable upon conversion of $266,298 in convertible debt owned by Founders



     - 177,532 shares issuable upon conversion of $106,519 in convertible debt owned by Founders Defined Benefit Plan



     Mr. Hartley, an affiliate of Founders, may be considered a beneficial owner of the shares beneficially owned by such entity. This amount also includes 125,000 shares issuable upon the exercise of warrants owned by Mr. Hartley.



 (3)Consists of 79,516 shares of Series A preferred stock owned by Founders. Mr. Hartley, an affiliate of Founders, may be considered a beneficial owner of the shares beneficially owned by Founders.



 (4)Includes 129,735 shares of Series A preferred stock owned by investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Two of these clients are Delaware State Employees Retirement Fund and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A preferred stock are convertible into 3,052,580 shares of common stock of Hybridon. This amount also includes a total of 208,895 shares issuable upon the exercise of Class A warrants and a total of 394,348 shares issuable upon the exercise of Class D warrants held by the foregoing entities. This number also includes 627,375 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by the foregoing entities. Mr. Berry is an investment advisor to these companies and may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares. This number also includes 10,000 shares issuable upon the exercise of stock options held by Mr. Berry and 355,064 shares issuable upon conversion of $213,038 in convertible debt owned by Mr. Berry.



 (5) Includes 129,735 shares of Series A preferred stock owned by investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Mr. Berry is an investment advisor to these companies and may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares.



 (6) Includes 1,107,244 shares subject to outstanding stock options which are exercisable within the 60-day period following October 2, 2000.

 (7)Paul Zamecnik's holdings include the following:



     - 178,500 shares subject to outstanding stock options which are exercisable within the 60-day period following October 2, 2000



     - 230,793 shares issuable upon the exercise of warrants



     - 234,080 shares issuable upon the conversion of $230,651 in convertible debt owned by Dr. Zamecnik



 (8) Youssef El-Zein's holdings include:



     - 403,080 shares issuable upon the exercise of warrants held by Mr. El-Zein



     - 18,000 shares issuable upon the exercise of stock options held by Mr. El-Zein



     - 51,163 shares issuable upon the conversion of $30,698 in convertible debt owned by Mr. El-Zein



     - 149,572 shares issuable upon the conversion of $89,743 in convertible debt that Mr. El-Zein has the right to acquire upon exercise of warrants



 (9)Includes 242,590 shares subject to outstanding stock options which are exercisable within the 60-day period following October 2, 2000, 26,121 shares issuable upon the conversion of $28,211 in convertible debt owned by Dr. Wyngaarden, 27,737 shares issuable upon the exercise of warrants and 700 shares held by Dr. Wyngaarden's children.



(10) Includes 244,316 shares subject to outstanding stock options which are exercisable within the 60-day period following October 2, 2000.



(11)Nasser Menhall's holdings include the following:



     - 18,000 shares issuable upon the exercise of stock options held by Mr. Menhall



     - 129,677 shares issuable upon the exercise of warrants held by Mr. Menhall



     - 28,613 shares issuable upon the conversion of $17,168 in convertible debt owned by Mr. Menhall



     - 21,367 shares issuable upon the conversion of $12,820 in convertible debt that Mr. Menhall has the right to acquire upon exercise of warrants.



(12) Includes 9,000 shares subject to outstanding stock options which are exercisable within the 60-day period following October 2, 2000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1997, Hybridon has entered into or has been engaged in the following transactions with the following Hybridon directors and officers, stockholders who beneficially own more than 5% of the outstanding common stock of Hybridon, and affiliates or immediate family members of those directors, officers and 5% Stockholders.

TRANSACTIONS WITH PILLAR S.A. AND CERTAIN OF ITS AFFILIATES


     Hybridon has entered into certain transactions with Pillar S.A., Pillar Investment and Charles River Building Limited Partnership, the entity which owned Hybridon's former headquarters in Cambridge, Massachusetts (the "Cambridge Landlord"). Pillar S.A. and Pillar Investment are affiliates of Messrs. El-Zein and Menhall, two directors of Hybridon. The Cambridge Landlord is an affiliate of Messrs. El-Zein and Menhall and Mohamed El-Khereiji, a former director of Hybridon.


     In 1997 and 1998, Hybridon was a party to a consulting agreement with Pillar S.A. dated as of March 1, 1994, under which Pillar S.A. provided Hybridon with financial advisory and managerial services in connection with Hybridon's overseas operations, including support services in connection with contracts and agreements. Under the terms of the 1994 Pillar consulting agreement, Hybridon paid Pillar S.A. consulting fees of $60,000 per month and $23,000 per month for overhead costs, and reimbursed certain authorized out-of-pocket expenses. The 1994 Pillar consulting agreement expired on February 28, 1998. Pursuant to the 1994 Pillar consulting agreement, Hybridon issued to Pillar S.A two five year warrants to purchase an aggregate of 40,000 shares of Hybridon common stock.

     On July 8, 1995, Hybridon entered into an additional agreement with Pillar S.A. pursuant to which Pillar S.A. agreed for a period of two years to provide to Hybridon certain consulting, advisory and related services, in addition to the services to be provided under the 1994 Pillar Consulting Agreement, and serve as Hybridon's exclusive agent in connection with potential corporate partnerships in Europe and as a non-exclusive placement agent of Hybridon in connection with private placements of securities of Hybridon. On November 1, 1995, the Pillar Europe agreement was amended to provide as follows:


     - Pillar S.A. would cease to serve as Hybridon's executive agent in connection with potential corporate partnerships in Europe, but would continue to serve as a non-exclusive agent in that connection


     - Pillar S.A. would receive a retainer of $26,470 per month for the balance of the term of the Pillar Europe agreement



     - the fees provided for in the Pillar Europe agreement would only be payable to Pillar S.A. in connection with potential collaborations with any French pharmaceutical company with which Hybridon was involved in discussions during the 12-month period ended November 1, 1995 as a result of introductions by Pillar S.A.



     - any compensation payable to Pillar S.A. in connection with its services with respect to other corporate collaborations or any placements of securities would be negotiated on a case-by-case basis and would be subject to the approval of the independent members of the board of directors of Hybridon



     The Pillar Europe agreement expired on April 1, 1997.


     In 1998, Hybridon paid Pillar Investment a total of $300,000 under these agreements, in the form of 150,000 shares of common stock and warrants to purchase 37,500 shares of common stock, at an exercise price of $2.40 per share, subject to adjustment, in lieu of cash. In 1997, Hybridon paid Pillar S.A. $903,267 under the 1994 Pillar consulting agreement and the Pillar Europe agreement.


     Hybridon has retained Pillar Investment as placement agent in connection with the private placements of securities of Hybridon in offshore transactions in reliance upon an exemption from registration under Regulation S promulgated under the Securities Act of 1933. Pillar Investment received fees consisting of the following:


     - 9% of the gross proceeds of each Regulation S Offering


     - a non-accountable expense allowance equal to 4% of those gross proceeds



     - the right to purchase, for nominal consideration, warrants to purchase 473,598 shares of common stock, at an exercise price of $2.40 per share, subject to adjustment



     - the right to purchase, for nominal consideration, warrants to purchase a number of shares of the common stock of Hybridon equal to 10% of the total number of shares of common stock sold by Hybridon for which Pillar Investment acted as placement agent, exercisable at 120% of the relevant common stock offering price, for a period of five years, resulting, as of the date hereof, in the right to receive warrants to purchase 638,032 shares at $2.40 per share, subject to adjustment



     - a consulting/restructuring fee of $960,000 payable in common stock of Hybridon valued at the market price and payable in three equal installments as net proceeds of $25,000,000, $30,000,000 and $35,000,000 are received in the aggregate from private placements effected by Hybridon in 1998 to the extent contemplated by the consent and waiver dated as of January 12, 1998, given by certain beneficial holders of Hybridon's 9% convertible subordinated notes, or otherwise to the extent contemplated by the Placement Agency agreement between Hybridon and Pillar Investment, subject to Hybridon's receiving of a fairness opinion regarding this: Pillar Investment may not receive compensation in excess of the level that was approved by the holders of the 9% notes



     Pillar Investment has received $1,635,400 in cash pursuant to these arrangements and Pillar has received warrants to purchase 1,111,630 shares of common stock.



     In addition, in connection with the Regulation S offerings, Hybridon and Pillar Investment had entered into an advisory agreement dated May 5, 1998, under which Pillar Investment acted as Hybridon's non-exclusive financial advisor. This agreement required Hybridon to pay an affiliate of Pillar Investment a monthly retainer of $5,000, with a minimum engagement of 24 months beginning on May 5, 1998, and further provides that Pillar Investment is entitled to receive the following:


     - out-of-pocket expenses,


     - subject to Hybridon's receiving a fairness opinion on this matter, 300,000 shares of common stock in connection with Pillar Investment's efforts in assisting Hybridon in restructuring its balance sheet,



     - certain cash and equity success fees in the event Pillar Investment assisted Hybridon in connection with certain financial and strategic transactions.



     This advisory agreement expired on May 5, 2000 and was not renewed.


     As of April 16, 1999, Hybridon issued to Pillar Investment the stipulated 300,000 shares of common stock. Hybridon received a fairness opinion in connection with that issuance. In addition, Hybridon was a party to a lease with a third party dated March 23, 1994 for approximately 1,800 square feet of space in Paris, France. Hybridon's obligations under the Paris lease was guaranteed by Pillar S.A. Hybridon terminated the Paris lease on March 31, 1998. Pursuant to a 1999 private placement offering, Hybridon sold 8% notes to certain investors, including some investors that Pillar Investment introduced to Hybridon. In connection with this offering, and in lieu of any compensation due under the financial advisory agreement between Hybridon and Pillar Investment, Hybridon agreed to pay Pillar Investment's reasonable expenses and to issue to Pillar Investment and its designees additional 8% notes in an aggregate principal amount equal to 9% of the aggregate principal amount of 8% notes purchased by those Pillar-introduced investors. Hybridon also agreed to issue to Pillar Investment and its designees warrants to purchase additional 8% notes in an aggregate principal amount equal to 10% of the aggregate principal amount of 8% notes purchased by those Pillar-introduced investors. These warrants have a strike price equal to 110% of the principal amount of the 8% notes purchasable thereunder. Hybridon's obligations to issue the 8% notes and the warrants and to reimburse Pillar Investment's expenses are subject to the condition precedent that Hybridon will have had delivered to it a fairness opinion in form and substance deemed by Hybridon, in its sole discretion, to satisfy the requirements of the indenture relating to Hybridon's 9% notes. As of December 31, 1999, Pillar Investment had earned the right to receive $269,290 in 8% notes and warrants to purchase an additional $298,100 in 8% notes.

TRANSACTIONS WITH THE CAMBRIDGE LANDLORD


     From February 4, 1997 to September 16, 1998, Hybridon was a party to a lease with the Cambridge Landlord for its Cambridge facilities. This lease originally provided for an annual rent equal to $30 per square foot on a triple-net basis, where the tenant pays taxes, insurance, and operating costs, for the first five years, $33 per square foot on a triple-net basis for the next five years and the greater of $30 per square foot on a triple-net basis or the then-market value of leased property for each of the five-year renewal terms. In connection with Hybridon's election to acquire an interest in the Cambridge Landlord, as described below, the annual rent due under the Cambridge lease was increased for the first five years of the lease term to $38 per square foot on a triple-net basis, for the second five years to $42 per square foot on a triple-net basis and for the third five years to $47 per square foot on a triple-net basis.


     On July 1, 1996, Hybridon decided to fund approximately $5.5 million of the costs, primarily relating to tenant improvements, of the construction of the leased premises through contributions to the capital of the Cambridge Landlord in exchange for a limited partnership interest in the Cambridge Landlord. The partnership interest entitled Hybridon to an approximately 32% interest in the Cambridge Landlord. Hybridon had the right, for a period of three years ending February 2000, to sell the partnership interest back to certain limited partners of the Cambridge Landlord for a price equal to the greater of (1) the total cash contribution made by Hybridon to the Cambridge Landlord or (2) the fair market value of the partnership interest at the time.

     In 1997, Hybridon had on deposit with Bank fur Vermogensanlagen und Handel the amount of $1,034,618. In November 1997, German banking authorities imposed a moratorium on Bank fur Vermogensanlagen und Handel and closed Bank fur Vermogensanlagen und Handel for business. Pursuant to an agreement dated November 28, 1997, the Cambridge Landlord agreed to assume the risk for the Bank fur Vermogensanlagen und Handel deposit and to pay to Hybridon the amount of $75,000 a month after each rent payment under the Cambridge lease was made until such time as $1,000,000 had been paid to Hybridon or the Bank fur Vermogensanlagen und Handel deposit was released.



     In June 1998, Hybridon moved its headquarters from the Cambridge facility to its facility in Milford, Massachusetts. The Cambridge facility was re-leased in September 1998 to a third party, subject to a sublease of a portion of the facility. As a result, Hybridon terminated the Cambridge lease and was relieved of its substantial lease obligations under the Cambridge lease, subject to a contingent continuing liability for any sublessee defaults. Further, in November 1998 Hybridon completed the sale of its partnership interest. As a result of these transactions, Hybridon received $6,163,000 from the Cambridge Landlord, which included payment for the partnership interest, the return of a portion of the security deposit required under the Cambridge lease, and payment in full of the Bank fur Vermogensanlagen und Handel deposit. Hybridon has agreed to reimburse the Cambridge landlord for any cash received under this agreement, up to the amount realized by Hybridon from the final settlement of the Bank fur Vermogensanlagen und Handel deposit, after the moratorium is lifted. Hybridon has subsequently sold its Milford facility and relocated to Cambridge, Massachusetts.



TRANSACTIONS WITH FORUM CAPITAL MARKETS LLC/FOUNDERS FINANCIAL GROUP, L.P. AND PECKS MANAGEMENT PARTNERS LTD.



     In 1998, Hybridon entered into certain transactions with Forum Capital Markets LLC (Forum), an affiliate of Mr. Purkey, a former director of Hybridon, and entities advised by Pecks Management Partners Ltd. Mr. Berry, a principal of Pecks, is a director of Hybridon.



     Hybridon retained Forum as a placement agent of Hybridon in connection with Hybridon's 1998 Regulation D offering of Series A preferred stock and Class D warrants in the U.S. Forum received as compensation for its services as placement agent with regard to the Regulation D offering and its assistance with an exchange offer made by Hybridon to the holders of its 9% notes, 597,699 shares of common stock and warrants to purchase prior to May 4, 2003 a total of 609,194 shares of common stock exercisable at $2.40 per share, in each case subject to adjustment. In addition, in exchange of the agreements made by Forum consenting to the Regulation D offering and waiving certain obligations of Hybridon to Forum, Hybridon agreed to amend Forum's warrant dated as of April 2, 1997, to purchase up to 71,301 shares of common stock of Hybridon, to change the exercise price to $4.25 per share, subject to adjustment, and increase the number of shares of common stock purchasable upon exercise to 588,235, in each case subject to adjustment, and to provide that it may not be exercised until May 5, 1999 and the transactions contemplated by those private placements and by the exchange offer will not trigger any anti-dilution adjustments to its exercise price or the number of shares of common stock purchasable upon exercise.



     In November 1998, Forum and entities advised by Pecks purchased Hybridon's bank loan. In connection with the purchase of the loan, the purchasing entities advanced an additional amount to Hybridon so as to increase the outstanding principal amount of the loan to $6,000,000. In addition, the purchasing entities agreed to amend the terms of the loan. This principal amount of the loan and unpaid interest thereon is convertible, in whole or in part, at the lenders' option into common stock at a conversion price of $2.40 per share.



     In connection with the purchase of the loan, Forum received a fee of $400,000, which Forum has reinvested by purchasing from Hybridon 160,000 shares of common stock and warrants to purchase an additional 40,000 shares of common stock at $3.00 per share. In addition, Forum received warrants exercisable until maturity of the Loan to purchase 133,333 shares of common stock at $3.00 per share.



     In connection with Hybridon's offering of the 8% Convertible Notes, Forum and the entities advised by Pecks entered into a Subordination and Intercreditor Agreement with Hybridon and the representative of the purchasers of the notes whereby, among other things, they agreed to subordinate their loan to the 8% Convertible Notes, subject to certain conditions. Also in connection with this offering, Hybridon agreed to issue warrants to purchase an aggregate of 2.75 million shares of Hybridon's common stock to designees of Pecks and Forum. These warrants are exercisable from December 31, 2000 until December 31, 2002 at $0.60 per share.

     Founders Financial Group L.P. (Founders) owned a controlling interest in Forum while these transactions occurred. Founders subsequently sold its interest in Forum but Founders retained ownership of the Hybridon securities previously held by Forum.



OTHER TRANSACTIONS AND TRANSACTIONS ASSOCIATED WITH ASSET SALE



     In March 1999, Hybridon entered into consulting arrangements with each of Mr. Powell, Dr. Zamecnik and Dr. Wyngaarden providing that each of them will act as a consultant to Hybridon for a two-year period and will receive a consulting fee of $20,000 per year for general consulting services. In addition, each agreement provides that they each will receive a consulting fee of $1,500 per day of on-site consulting services they provide at Hybridon's corporate offices, or at an alternative site agreed upon by the parties, and at Hybridon's prior request. Additional fees for special projects will be negotiated separately between the parties. Each of Mr. Powell, Dr. Zamecnik and Dr. Wyngaarden also received options to purchase 150,000 shares of Hybridon's common stock at $2.00 per share; such options will vest over a two-year period. Dr. Zamecnik has received $26,000 in convertible notes for his 1999 consulting services and board fees, which he may at his option convert into 43,333 shares of common stock. Mr. Powell's consulting agreement terminated when Mr. Powell resigned from the board of directors of Hybridon in February 2000. Dr. Wyngaarden's Consulting Agreement was replaced with a quarterly stipend of $15,000 upon Dr. Wyngaarden's appointment to Chairman of the Board of Directors in February 2000.



     Certain persons and entities, including Dr. Zamecnik, Pillar S.A., Pillar Limited, Founders, the entities advised by Pecks, Intercity Holdings, Mr. Bin Laden and Nicris Limited, are entitled to certain rights with respect to the registration under the Securities Act of certain shares of Hybridon's common stock, including shares of common stock that may be acquired pursuant to the exercise of options or warrants, under the terms of agreements among Hybridon and the rightsholders. The registration agreements generally provide that in the event Hybridon proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the rightsholders, including Pillar S.A., Pillar Limited, Intercity Holdings, Mr. Bin Laden and Nicris Limited, but excluding, among others, Dr. Zamecnik, have the additional right under certain registration agreements to require Hybridon to prepare and file registration statements under the Securities Act, if rightsholders holding specified percentages of the registrable shares so request, and Hybridon is required to use its best efforts to effect that registration, subject to certain conditions and limitations.



     Hybridon sold an aggregate of $1,500,000 principal amount of promissory notes to E. Andrews Grinstead, III, Hybridon's former Chief Executive Officer, at face value during September and November of 1999. These notes accrued interest at 12% per annum, or at 15% upon Hybridon's election to pay this interest in shares of common stock rather than cash, and, upon the closing of any third-party debt financing that closed on or before March 1, 2000, were intended to be converted into the debt sold in that financing. These notes have, together with $40,000 in accrued interest, been converted into 8% notes of Hybridon due 2002.



     In addition, in connection with the financing conducted in December 1999, other Hybridon directors and certain affiliates of Hybridon directors purchased Hybridon 8% notes in the amounts set forth below:



Nicris Limited (over 5% stockholder and affiliate of Mr. Bin
  Ladin)....................................................    $600,000
Darrier Hentsch & Cie (over 5% stockholder).................    $400,000
Founders Financial Group, L.P. (over 5% stockholder and
  affiliate of Messrs. Hartley and Purkey)..................    $250,000
Harold L. Purkey (Former Director)..........................    $100,000
Arthur W. Berry (Director)..................................    $200,000
H. F. Powell (Former Director)..............................    $100,000
Paul Zamecnik (Director)....................................    $ 26,000



     Two other principals of Founders each purchased $100,000 of the 8% notes.

     On May 30, 2000 Hybridon entered into a Line of Credit Agreement (the "Loan Agreement") with certain lenders (the "Lenders") who provided Hybridon with a $2,000,000 credit facility. The Lenders included directors and certain investors of Hybridon set forth below:



Name of Lender
-----------------------------------------
Kincroft Ltd.
Oussama Salam (individually)
H.K. Properties, Ltd.
Dr. Paul Zamecnik
Global Investments Enterprises, Ltd.
Dr. James Wyngaarden
Motasim F. Hajaj
Keith Hartley
Abdelraof M. Abou Anza
Mark Germain



     The Loan was intended to provide Hybridon with working capital pending the closing of the Asset Sale. Hybridon was permitted to draw upon the facility at any time prior to the earlier of September 30, 2000, and the date the Asset Sale was consummated. On July 10, 2000, Hybridon drew down approximately $500,000 under the Loan Agreement and on August 10, 2000 another $500,000 was drawn down.



     Loans made under the Loan Agreement matured and became due on the earlier of September 30, 2000 or the date the Asset Sale was consummated. At the maturity date, each Lender could elect either (a) conversion of its portion of the loan into shares of Hybridon's common stock at the rate of one share for each $1.08 of principal and interest then accrued (the $1.08 conversation price being equal to the closing price of the Hybridon common stock at the time the Lenders expressed their willingness to make the Loan), or (b) repayment of its portion of the Loan. In the later case, such repayment was funded from the proceeds of the Asset Sale.



     Hybridon believes that the terms of the transactions described above were no less favorable than Hybridon could have obtained from unaffiliated third parties.

                              SELLING STOCKHOLDERS


     The tables set forth below, to the knowledge of Hybridon, contain certain information as of October 2, 2000 with respect to the selling stockholders. The table entitled "Stockholders Selling Common Stock" includes information with respect to selling stockholders who are selling common stock in this offering. The table entitled "Stockholders Selling Preferred Stock" includes information with respect to selling stockholders who are selling preferred stock in this offering. Except as noted below, no selling stockholder selling common or preferred stock in this offering will beneficially own 1% or more of the outstanding stock of Hybridon after the offering.


     Except as described below, none of the selling stockholders holds any position or office with, or has otherwise had a material relationship with, Hybridon within the past three years.

                       STOCKHOLDERS SELLING COMMON STOCK


                                                     COMMON STOCK                     COMMON STOCK
                                                     BENEFICIALLY     COMMON STOCK    BENEFICIALLY
                                                    OWNED PRIOR TO    INCLUDED IN     OWNED AFTER
NAME OF SELLING STOCKHOLDER                          OFFERING(1)        OFFERING      OFFERING(1)
---------------------------                         --------------    ------------    ------------
Aboutakka, Faouzi.................................         5,000            5,000              0
Abu Anza, Abdul Raof M. ..........................       388,656          388,656              0
Agrawal, Sudhir(6,11,12)..........................     1,125,004           17,760      1,107,244
Alamdar, Essam Ahmad Jawadm.......................       525,804          525,804              0
Al-Battal, Abdullha...............................         9,000            4,000          5,000
Alhegian, Nouha Tarazi............................         2,500            2,500              0
Al Jalab, Saleh Ali A.............................        10,000            7,500          2,500
Al-Jindi, Nafez M.M. .............................       119,232          119,232              0
Allstate Insurance Company........................       142,780          142,780              0
Al-Sharif, Mansour S.M.A. ........................       110,355          110,355              0
Altobaishi, MAA & Malek, SS.......................        10,000           10,000              0
Alyoum Ltd. ......................................         7,500            7,500              0
Amor Ltd. ........................................         9,383            9,383              0
Angelo Gordon & Co., L.P. ........................        24,878           24,878              0
Arab Islamic Bank (E.C.)..........................       503,394          503,394              0
Awwa, Moufied.....................................         3,074            3,074              0
Bajrai International Group Ltd. ..................       481,517          481,517              0
Bajrai, Mohammed..................................       925,347          443,830              0
Bamas, Patrick....................................           129               29            100
Bank Ehinger & Cie................................         1,200            1,200              0
Berry, Arthur W.(5,11)............................     4,648,262          355,064         10,000
Bestin Worldwide Ltd. ............................           625              625              0
Bin Laden, Yahia M.A.(11,12)......................     2,439,169           13,333        310,000
Bio Capital Inc. .................................           275              275              0
Biocell BV........................................         2,452            2,452              0
Bioreliance Corporation...........................        16,697           16,697              0
Bukhari, Huda Abdulraheem.........................           625              625              0
Carset Overseas Corporation.......................       212,208          176,375         35,833
Chatain, Jacques..................................            29               29              0
Chestnut Partners.................................        62,500           62,500              0
Chkaiban, Michel..................................           300              300              0
Clapham Investments Ltd. .........................       505,563          480,063         25,500
CNA Income Shares, Inc. ..........................       391,649          391,649              0
Coakley, Aran B. .................................           400              400              0
Coakley, Elizabeth Z. ............................           400              400              0
Coakley, Gabriel D.F. ............................           400              400              0

                                                     COMMON STOCK                     COMMON STOCK
                                                     BENEFICIALLY     COMMON STOCK    BENEFICIALLY
                                                    OWNED PRIOR TO    INCLUDED IN     OWNED AFTER
NAME OF SELLING STOCKHOLDER                          OFFERING(1)        OFFERING      OFFERING(1)
---------------------------                         --------------    ------------    ------------
Coakley, Richard B. ..............................           400              400              0
Comeca International, SA..........................         1,400            1,400              0
Compagnie Financiere De Rom.......................        50,000           50,000              0
CPR (USA).........................................        77,482           77,482              0
Crescent International Holdings...................        12,500           12,500              0
Daly, Robert W. ..................................           731              731              0
Darier Hentsch & Cie(11)..........................     1,361,215        1,361,215              0
Datamonitor.......................................        62,500           62,500              0
Daugeras, Bernard.................................            29               29              0
DeFreige, Jean....................................           600              600              0
Delaware State Employees Retirement Fund(5,11)....     2,667,952        2,667,952              0
DeVoe III, Stephen J. ............................       177,532          177,532              0
Didier, Arbant....................................           252              252              0
Duer, Thomas Fr. .................................        13,125           13,125              0
Duer, Torben......................................       125,268          125,268              0
Dumanoir, Le Pelley...............................        22,149           22,149              0
Dunn, Bruce E. ...................................           625              625              0
Eagle Constellation Fund..........................           138              138              0
El-Bahey, Wael....................................       505,539          376,464        129,075
El-Khazen, Walid..................................        17,953           17,753            200
El-Khereiji, Mohammed(8)..........................       827,713          507,173          9,000
El-Zein Youssef(2)................................       621,815          592,352         29,463
Equi Select Growth & Income Fund..................       175,594          175,594              0
Faisal Finance (Switzerland) S.A. ................        78,136           78,136              0
Finn Trunk Black..................................         4,500            3,750            750
Finova Technology Finance, Inc. ..................       896,875          896,875              0
Forest Alternative Strategies Fund II, L.P.
  Series A5I(4)...................................        28,087           28,087              0
Forest Alternative Strategies Fund II, L.P.
  Series A5M(4)...................................        14,067           14,067              0
Forest Alternative Strategies Fund II, L.P.
  Series B-3(4)...................................           744              744              0
Forest Convertible Fund...........................        18,245           18,245              0
Forest Fulcrum Ltd.(4)............................        68,539           68,539              0
Forest Global Convertible Fund Series A5(4).......       214,993          214,993              0
Forest Greyhound(4)...............................         6,199            6,199              0
Forest Performance Fund(1)........................         7,355            7,355              0
Foundation Account No. 1..........................        73,753           73,753              0
Founders Financial Group, L.P.(4,11)..............     6,365,463        6,187,931              0
Founders Financial Group, L.P. Defined Benefit
  Plan(4).........................................       177,532          177,532              0
Friedland IRA, Beth R. ...........................        44,383           44,383              0
Gaffney, Christopher..............................       443,830          443,830              0
General Motors Employees Domestic Group
  Trust(11).......................................     4,015,488        4,015,488              0
Germain, Mark.....................................       105,472          105,472              0
Ghani, Mohamad Hassan Abdul.......................        67,717           67,717              0
Ghani, Khaled M.R. Abdul..........................       563,849          563,849              0
Global Investments................................        55,872           55,872              0
GPS Fund Limited..................................       105,324          105,324              0
Grant, Eric E. ...................................       177,532          177,532              0
Grinstead III, E. Andrews(7,11,12)................     3,791,502        2,777,569      1,013,933

                                                     COMMON STOCK                     COMMON STOCK
                                                     BENEFICIALLY     COMMON STOCK    BENEFICIALLY
                                                    OWNED PRIOR TO    INCLUDED IN     OWNED AFTER
NAME OF SELLING STOCKHOLDER                          OFFERING(1)        OFFERING      OFFERING(1)
---------------------------                         --------------    ------------    ------------
Guardian Life Insurance Co. of America(1).........     3,535,469        3,430,143              0
Gutrafin, SA......................................         6,400            6,400              0
Hadar, Raji Abou..................................       367,563          367,563              0
Hajaj, Motasim F. ................................       211,080          211,080              0
Hanninen, Elizabeth Chace.........................           100              100              0
Harris Investment Management......................        97,498           97,498              0
Hartley, C. Keith(4,11)...........................     6,504,034          138,570              0
HK Properties.....................................       179,749          179,749              0
Hoffman La Roche Ltd. ............................       163,678          163,678              0
Hyal Pharmaceutical Corporation...................        17,500           17,500              0
Intercity Ltd. ...................................     2,216,666        2,216,666              0
Investerinsselskabet..............................       106,520          106,520              0
Jacquin, Jean.....................................           129               29            100
Janitronics.......................................         9,145            9,145              0
Jenkins, Nicholas J.T. ...........................        13,656            5,001          8,655
JSP Holdings ApS..................................        42,405           42,405              0
Kabbani, Isam M. Khairy...........................        75,619           67,119          8,500
Karam, Paula......................................           200              200              0
Kincroft Ltd. ....................................       309,749          309,749              0
Kinetic Systems, Inc. ............................        32,648           32,648              0
Hal A Kroeger Revocable Living Trust..............           746              746              0
Laconic Trust.....................................       266,298          266,298              0
LaCoste, Allain...................................            69               15             54
LGT Bank in Liechtenstein AG......................       240,032          240,032              0
Libertyview Fund LLC..............................        15,496           15,496              0
Libertyview Plus Fund.............................        31,236           31,236              0
Lincoln National Convertible Securities Fund......       523,288          523,288              0
Lincoln National Life Insurance Co.(11)...........     1,871,819        1,348,531              0
LLC Account No. 1.................................        35,109           35,109              0
LLT Ltd.(4).......................................        28,087           28,087              0
Loxhall Limited...................................        89,167           62,500         26,667
Mallart, Alain....................................       532,595          532,595              0
Mansour, Imad Mustapha............................       219,789          219,789              0
Marcusa, Fred H. .................................         3,000              800          2,200
Martin, R. Russell(10,12).........................       292,609           56,810        235,799
Massachusetts Eye & Ear Infirmary.................        62,500           12,500         50,000
Mattar, Raja......................................       219,805          219,805              0
J.W. McConnell Family Foundation..................        66,596           66,596              0
Medici Partners, L.P. ............................        28,305           28,305              0
Mendelsohn, Robert V. ............................           690              690              0
Menhall, Nasser(2)................................       231,887          198,872         33,015
Merick, Richard L. ...............................       133,148          133,148              0
Michael Angelo, L.P. .............................        75,653           75,653              0
MicroTech Software a/s............................        57,880           57,880              0
Mills, Robert H.Y. ...............................           375              375              0
Mirra Jr., Raymond................................       218,750          218,750              0
MM Pictet & Cie...................................       150,000          150,000              0
Monpurich Inc. ...................................         1,250            1,250              0
Monumental Life Insurance Co. ....................       573,103          573,103              0
Nicris Limited(11,12).............................     2,425,836        2,115,836        310,000

                                                     COMMON STOCK                     COMMON STOCK
                                                     BENEFICIALLY     COMMON STOCK    BENEFICIALLY
                                                    OWNED PRIOR TO    INCLUDED IN     OWNED AFTER
NAME OF SELLING STOCKHOLDER                          OFFERING(1)        OFFERING      OFFERING(1)
---------------------------                         --------------    ------------    ------------
Noonan, Susan and Russo, Anthony..................        12,500           12,500              0
Norwegian Radium Hospital Research Foundation.....        37,500           37,500              0
Numitor International Corp. ......................        51,379           51,379              0
Offshore Strategies Ltd. .........................       138,746          115,217         23,529
Omari, Mohamad Khaled.............................        71,013           71,013              0
Oesterballe, Klaus................................           100              100              0
Participations Besancon...........................       155,000          125,000         30,000
People's Benefit Life Insurance Co. ..............       390,995          390,995              0
Peters, Laurence..................................        88,767           88,767              0
Pharmakinetics Laboratories, Inc. ................        11,161           11,161              0
Pillar Investment Limited(2)......................             1                1              0
Poulson, Jan......................................       403,087          196,282              0
Powell, H.F. and Jacqueline W.(9).................       177,532          177,532              0
Primedica Corporation.............................        51,918           51,918              0
Prudential Securities.............................         6,199            6,199              0
Quintiles Transnational Corp. ....................       379,175          379,175              0
Ramius Fund Ltd. .................................        66,615           66,615              0
Raphael, L.P. ....................................       333,652          333,652              0
Raymond, Johnathan................................        17,753           17,753              0
Robbins, Samuel Morrill...........................       179,132          177,532          1,600
J. Romeo & Co. ...................................           420              420              0
Russell, Andrew W. ...............................         2,667            2,667              0
Saada, Daniel.....................................         1,750            1,500            250
Salam, Oussama(11)................................     1,198,967        1,052,377        146,590
Saudah Corporation................................        20,000           20,000              0
Sayegh, Antoun....................................           300              300              0
Schaad, Mme. Daniele..............................        59,913           59,913              0
SEIF Foundation...................................       450,302          450,302              0
Seaward, William..................................         8,877            8,877              0
Semon, Francoise..................................         5,111            5,111              0
Semon, Guy........................................         5,111            5,111              0
Seranius SA.......................................           750              750              0
Shepherd, John D. ................................           690              690              0
Sidani, Abdel-Hadi................................       167,008          167,008              0
Siena Construction Corporation....................        31,250           31,250              0
Sierra Biomedical, Inc. ..........................        37,841           37,841              0
Sigler & Co. .....................................        13,653           13,653              0
Smith, Marilynn C. ...............................           750              750              0
Sobbi, Adra.......................................        24,825           23,492          1,333
Solter Corporation(8).............................       311,540          311,540              0
Southern Research Institute.......................        68,860           68,860              0
SP Pharmaceuticals LLC............................        23,197           23,197              0
Stiftung, Bodo....................................        20,322           20,322              0
Stiftung, Milton..................................         3,000            3,000              0
Stone, Barbara....................................         6,000            6,000              0
Sweidan, Mohammed Abdo............................        75,619           67,119          8,500
Tabbah, Amer and/or Souraya.......................       183,098          183,098              0
Tawfig, Fouad M.O. and Zagzoug, Hanan H. .........       315,786          315,786              0
Telefix...........................................         4,409            4,409              0
The Guardian Pension Trust Fund...................       105,326          105,326              0

                                                     COMMON STOCK                     COMMON STOCK
                                                     BENEFICIALLY     COMMON STOCK    BENEFICIALLY
                                                    OWNED PRIOR TO    INCLUDED IN     OWNED AFTER
NAME OF SELLING STOCKHOLDER                          OFFERING(1)        OFFERING      OFFERING(1)
---------------------------                         --------------    ------------    ------------
Perkin Elmer Corporation..........................       205,377          205,377              0
Thermo Electron Balanced Investment Fund..........         9,450            9,450              0
Torkildson, et al, Money Purchase Plan............           533              533              0
Transamerica Business Credit Corporation..........        93,750           93,750              0
Triumvirate Environmental, Inc. ..................        19,138           19,138              0
Trust for Defined Benefits Plan of ICI America
  Holdings, Inc.(5,11)............................       967,064          967,064              0
University of Kansas..............................        29,260           29,260              0
University of Massachusetts.......................        84,450           84,450              0
Von Mallosch, Werner..............................         5,333            5,333              0
Walker Art Center.................................        10,230           10,230              0
Waznah, Abdulhakeem H. ...........................         3,750            3,750              0
Weirton Trust.....................................       152,784          152,784              0
Wilkens, Lois.....................................         6,728            6,728              0
Winchester Convertible Plus Ltd. .................       136,974          136,974              0
Wyngaarden, James B.(3,12)........................       300,448           53,958        246,590
Zamecnik, Alexandra...............................           800              400            400
Zamecnik, Paul C. and Mary V.(3)..................       904,753          726,453        178,300
Zazove Convertible Fund, L.P. ....................       168,099          168,099              0
Zazove High Yield Convertible Securities Fund,
  L.P. ...........................................        24,579           24,579              0
Zeneca Holdings(5)................................       648,182          648,182              0
3111440 Canada Inc. ..............................           500              500              0
                                                      ----------       ----------      ---------
Total.............................................    68,510,951       49,949,865      3,990,680
                                                      ==========       ==========      =========


---------------
NOTES:

 (1) Includes common stock issuable upon the exercise of stock options, warrants, convertible preferred stock and convertible debt.


 (2) Mr. Nasser Menhall and Mr. Youssef El-Zein, members of the board of directors of Hybridon, are principals of Pillar Investment Limited. See the "Certain Relationships and Related Transactions" section for a description of services that Pillar has provided to Hybridon.



 (3) Dr. Paul C. Zamecnik and Dr. James B. Wyngaarden are members of the board of directors and consultants to Hybridon.



 (4) Mr. C. Keith Hartley, a member of the board of directors of Hybridon, is an affiliate of Founders Financial Group, L.P. See the "Certain Relationships and Related Transactions" section for a description of services that Founders has provided to Hybridon.



 (5) Mr. Arthur W. Berry, a member of the board of directors of Hybridon, serves as investment advisor to this selling stockholder. See the "Certain Relationships and Related Transactions" section for a description of transactions with entities advised by Peck's Management Partners Ltd.



 (6)Dr. Sudhir Agrawal is President and a member of the board of directors of Hybridon.



 (7)Mr. E. Andrews Grinstead is a former President, Chief Executive Officer and director of Hybridon.



 (8)Mr. Mohammed El-Khereiji is a former member of the board of directors of Hybridon and is an affiliate of this shareholder.



 (9)Mr. H. F. Powell is a former member of the board of directors and consultant to Hybridon.



(10)Dr. R. Russell Martin is Senior Vice President of Drug Development of Hybridon.



(11)These selling shareholders beneficially own more that 5% of the outstanding shares of Hybridon's common stock before the offering. See the "Security Ownership of Certain Beneficial Owners and Management" section of this Form S-1.

(12) These selling stockholders will beneficially own greater than 1% of Hybridon's common stock (which for purposes of this calculation includes common stock issuable upon exercise of options or warrants within 60 days after October 2, 2000) after the offering, as follows:



                                               PERCENTAGE OF
                                             OUTSTANDING COMMON
                                             STOCK BENEFICIALLY
                                                OWNED AFTER
SELLING STOCKHOLDER                             THE OFFERING
-------------------                          ------------------
Agrawal, Sudhir..........................           5.81%
Grinstead III, E. Andrews................           5.35%
Nicris Limited...........................           1.73%
Bin Laden, Yahia M.A.....................           1.73%
Wyngaarden, James B......................           1.36%
Martin, R. Russell.......................           1.30%


                      STOCKHOLDERS SELLING PREFERRED STOCK


                                                  CONVERTIBLE         CONVERTIBLE         CONVERTIBLE
                                                PREFERRED STOCK        PREFERRED        PREFERRED STOCK
                                               BENEFICIALLY OWNED    STOCK INCLUDED    BENEFICIALLY OWNED
NAME OF SELLING STOCKHOLDER                    PRIOR TO OFFERING      IN OFFERING        AFTER OFFERING
---------------------------                    ------------------    --------------    ------------------
Allstate Insurance Company...................         2,117               2,117               --
Angelo Gordon & Co., L.P. ...................           135                 135               --
CNA Income Shares, Inc. .....................        12,694              12,694               --
Delaware State Employees Retirement Fund(2,
  3).........................................        80,942              80,942               --
Equi Select Growth & Income Fund.............         6,145               6,145               --
Forest Alternative Strategies Fund II, L.P.
  Series A5I1................................           983                 983               --
Forest Alternative Strategies Fund II, L.P.
  Series A5M1................................           493                 493               --
Forest Convertible Fund(1)...................           775                 775               --
Forest Fulcrum Ltd.(1).......................         2,057               2,057               --
Forest Global Convertible Fund Series
  A5(1)......................................         8,083               8,083               --
Forest Performance Fund(1)...................           147                 147               --
Foundation Account No.(1)....................         2,581               2,581               --
Founders Financial Group, L.P.(1,3)..........        79,516              79,516               --
General Motors Employees Domestic Group
  Trust(1,3).................................       125,676             125,676               --
GPS Fund Limited.............................         3,686               3,686               --
Guardian Life Insurance Co. of America(3)....       120,051             120,051               --
Harris Investment Management.................         3,412               3,412               --
J.W. McConnell Family Foundation.............           408                 408               --
Libertyview Plus Fund........................            10                  10               --
Lincoln National Convertible Securities
  Fund.......................................        18,314              18,314               --
Lincoln National Life Insurance Co.(3).......        47,197              47,197               --
LLC Account No.(1)...........................         1,229               1,229               --
LLT Ltd.(1)..................................           983                 983               --
Medici Partners, L.P. .......................           116                 116               --
Michael Angelo, L.P. ........................           368                 368               --
Monumental Life Insurance Co. ...............        18,052              18,052               --
Offshore Strategies Ltd. ....................         2,262               2,262               --
People's Benefit Life Insurance Co. .........        10,313              10,313               --
Ramius Fund, Ltd. ...........................           987                 987               --
Raphael, L.P. ...............................        11,678              11,678               --

                                                  CONVERTIBLE         CONVERTIBLE         CONVERTIBLE
                                                PREFERRED STOCK        PREFERRED        PREFERRED STOCK
                                               BENEFICIALLY OWNED    STOCK INCLUDED    BENEFICIALLY OWNED
NAME OF SELLING STOCKHOLDER                    PRIOR TO OFFERING      IN OFFERING        AFTER OFFERING
---------------------------                    ------------------    --------------    ------------------
Sigler & Co. ................................           580                 580               --
Telefix (First Delta)........................            20                  20               --
The Guardian Pension Trust Fund..............         3,686               3,686               --
Thermo Electron Balanced Investment Fund.....           402                 402               --
Trust for Defined Benefits Plan of ICI
  America Holdings, Inc(2,3).................        29,223              29,223               --
Weirton Trust................................         5,347               5,347               --
Wilkens, Lois................................           235                 235               --
Winchester Convertible Plus Ltd. ............         4,794               4,794               --
Zazove Convertible Securities Fund, L.P. ....         5,883               5,883               --
Zazove High Yield Convertible Securities
  Fund, L.P. ................................           860                 860               --
Zeneca Holdings(2)...........................        19,570              19,570               --
Total........................................       632,010             632,010               --


---------------

NOTES:



(1) Mr. C. Keith Hartley, a member of the board of directors of Hybridon, is an affiliate of Founders Financial Group L.P. See the "Certain Relationships and Related Transactions" section for a description of services that Founders has provided to Hybridon.



(2) Mr. Arthur W. Berry, a member of the board of directors of Hybridon, serves as investment advisor to this selling stockholder. See the "Certain Relationships and Related Transactions" section for a description of transactions with entities advised by Peck's Management Partners Ltd.



(3)These selling shareholders beneficially own more that 5% of the outstanding shares of Hybridon's common stock before the offering. See the "Security Ownership of Certain Beneficial Owners and Management" section of this Form S-1.


                          DESCRIPTION OF CAPITAL STOCK


     The authorized capital stock of Hybridon consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $.01 per share, of which 1,500,000 have been designated as convertible preferred stock. On October 2, 2000, there were issued and outstanding 17,944,949 shares of common stock and 632,010 shares of convertible preferred stock.


     There follows a brief summary of the terms of the common stock and the convertible preferred stock. For further information please refer to the restated certificate of incorporation of Hybridon, including the certificate of designation for the Series A preferred stock, which is filed as an exhibit to the registration statement.

                                  COMMON STOCK


     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any such dividends declared by the board of directors out of legally available funds, subject to any preferential dividend rights of the preferred stock or other securities. Upon the liquidation, dissolution or winding up of Hybridon, the holders of common stock are entitled to receive ratably the net assets of Hybridon available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding shares of preferred stock and to the Liquidation Put Right described in the next paragraph. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Hybridon may designate and issue in the future, and the rights of creditors of Hybridon.


     Pursuant to the terms of the 1998 Unit Purchase Agreement, the initial purchasers of certain of the shares of common stock sold in the Regulation S and the Regulation D offerings (those shares, the "Put Shares" those purchasers, the "Liquidation Put Holders") have the right to put those shares back to Hybridon upon the liquidation of Hybridon, but only after all other indebtedness and obligations of Hybridon and all rights of any holders of any capital stock ranking prior and senior to the common stock with respect to liquidation have been satisfied in full (that right, the "Liquidation Put"). The Liquidation Put is not transferable, and therefore purchasers of common stock pursuant to this prospectus will not be able to exercise the Liquidation Put with respect to those shares. Any Liquidation Put Holders that have not sold or otherwise transferred any Put Shares will, however, be able to exercise the Liquidation Put with respect to those Put Shares upon a liquidation of Hybridon. Consequently, in the event of liquidation of Hybridon, holders of shares of common stock that are not subject to the Liquidation Put right may receive smaller liquidation distributions per share than they would have had no Liquidation Put Holders exercised the Liquidation Put. As of October 2, 2000, there were 6,227,038 outstanding Liquidation Put Shares held in the name of Liquidation Put Holders.


                                PREFERRED STOCK

     Under the terms of the restated certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series with such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the board of directors determines.

                            SERIES A PREFERRED STOCK

     Dividends. Each share of Series A preferred stock is entitled to receive cumulative semi-annual dividends payable, at the option of Hybridon, in cash or additional shares of convertible preferred stock, at the rate of 6.5% per annum plus accrued but unpaid dividends. Dividends accrue from the date of issuance and paid semi-annually on April 1 and October 1 of each year or, if any such day is not a business day, on the next business day. Dividends are paid, at the election of Hybridon, either in cash or additional shares of convertible preferred stock. In calculating the number of shares of convertible preferred stock to be paid with respect to each dividend, the convertible preferred stock is valued at $100.00 per share, subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the convertible preferred stock.


     Liquidation Preference. In the event of one of the following: (1) liquidation, dissolution or winding up of Hybridon, whether voluntary or involuntary, (2) a sale or other disposition of all or substantially all of the assets of Hybridon, or (3) any consolidation, merger, combination, reorganization or other transaction in which Hybridon is not the surviving entity or if stock constituting more than 50% of Hybridon's voting power is exchanged for or changed into stock or securities of another entity, cash, or any other property (a "Merger Transaction") (items (1), (2) and (3) of this sentence being collectively referred to as a "Liquidation Event"), after payment of debts and other liabilities of Hybridon, the holders of shares of convertible preferred stock will be entitled to be paid out of Hybridon's available assets, before any payment to holders of shares ranking junior to the convertible preferred stock, an amount equal to the Dividend Base Amount. In the case of a Merger Transaction, however, this payment may be made in cash, property or securities of the entity surviving the Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the convertible preferred stock are insufficient to permit the payment to such shareholders of the full amount owed, then all of Hybridon's available assets will be distributed ratably to the holders of the convertible preferred stock. All shares of convertible preferred stock rank, as to payment upon the occurrence of any Liquidation Event, senior to the common stock and senior to all other series of preferred stock, unless the terms of any Series provides otherwise.


     Right of Conversion. Commencing after May 5, 1999, shares of convertible preferred stock became convertible, at the option of the holder, into shares of common stock or other securities and property. The initial conversion price per share of common stock (the "Conversion Price") is $4.25, and is subject to adjustment as described below. The rate at which each share of convertible preferred stock is convertible at any time into common stock (the "Conversion Rate") will be determined by dividing the then-existing Conversion Price into the "Dividend Base Amount" of a share of convertible preferred stock, which is equal to $100 plus accrued but unpaid dividend, subject to adjustment to reflect any stock split, combination, reclassification or reorganization of the convertible preferred stock.


     Adjustment of Conversion Rate and Conversion Price. As of June 15, 1999, each share of convertible preferred stock was convertible into approximately
23.53 shares of common stock. In order to preserve the economic value of shares of convertible preferred stock, the Conversion Price will be adjusted if Hybridon does the following;

     - pays a dividend or makes a distribution on any class of capital stock in shares of its common stock;

     - subdivides its outstanding common stock into a greater number of shares;

     - combines its outstanding common stock into a smaller number of shares;

     - issues shares of common stock or preferred stock to any holder of common stock or preferred stock rights to acquire shares of common stock or preferred stock at a price per share less than the market price (as defined);

     - pays or distributes to the holders of common stock or preferred stock assets, properties, or rights to acquire Hybridon Capital Stock at a price per share less than the market price; or

     - makes a distribution consistently solely of cash to the holders of any class of capital stock where, during a specified 12-month period, the cash distribution exceeds 10% of the product of the market price of the common stock multiplied by the total outstanding common stock.

     Exceptions to Adjustments. No adjustment will, however, be made to either the Conversion Rate or the Conversion Price for issuances of common stock or preferred stock or cash paid to holders of shares of convertible preferred stock
(1) as payment for accrued dividends or (2) as a mandatory conversion or mandatory redemption payment as described below.

     Other Changes in Conversion Rate. Hybridon from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, Hybridon will notify registered holders.

     Hybridon may also increase the Conversion Rate in order to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     The Conversion Price may not be adjusted to an amount less than $.001 per share, the current par value of the common stock into which the convertible preferred stock is convertible.

     Mandatory Conversion and Redemption. Upon giving notice to the holders of the convertible preferred stock, Hybridon may, at its option, cause the convertible preferred stock to be converted in whole or in part, on a pro rata basis, into shares of common stock using a Conversion Price equal to $4.00 if the closing bid price of the common stock equals or exceeds 250% of the Conversion Price for at least 20 trading days in any period of 30 consecutive trading days.

     At any time after April 1, 2000, Hybridon may, at its option, redeem the convertible preferred stock for cash equal to the Dividend Base Amount.

     Class Voting Rights. Hybridon shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding shares of convertible preferred stock, voting separately as a class, (1) amend, alter or repeal any provision of the restated certificate of incorporation or bylaws so as adversely to affect the rights of the convertible preferred stock (except that the issuance of securities ranking prior to, or pari passu with, the convertible preferred stock (A) upon a Liquidation Event or (B) with respect to the payment of dividends or distributions will not be considered to affect adversely the relative rights of the convertible preferred stock), or (2) authorize or issue, or increase the authorized amount of, the convertible preferred stock, other than the convertible preferred stock issuable as dividends on the convertible preferred stock.

     Preemptive Rights. The convertible preferred stock is not entitled to any preemptive or subscription rights in respect of any securities of Hybridon.

     Restrictions on Change of Control. So long as any of Hybridon's 9% notes remain outstanding, no holder of any shares of convertible preferred stock will, without the prior written consent of Hybridon, be granted voting rights, be entitled to receive any voting securities of Hybridon, or be entitled to exercise any conversion rights if that could, in Hybridon's reasonable judgment, either alone or in conjunction with other issuances or holdings of capital stock, warrants or convertible securities of Hybridon, result in a Change of Control (as defined in the Indenture).

                          TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the capital stock is Mellon Investor Services.


           DELAWARE LAW AND CERTAIN PROVISIONS OF HYBRIDON'S RESTATED
             CERTIFICATE OF INCORPORATION, BYLAWS AND INDEBTEDNESS

     Hybridon is subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The existence of this provision could deter certain business combinations, including transactions that might otherwise result in holders of voting stock being paid a premium over the market price for their shares.

     The restated certificate of incorporation provides for the division of the board of directors into three classes as nearly equal in size as possible, with the classes having staggered three-year terms. In addition, the restated certificate of incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock entitled to vote. Under the restated certificate of incorporation, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may filled only by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for anyone to acquire, or of discouraging anyone from acquiring, control of Hybridon.


     The restated certificate of incorporation also requires that any action required or permitted to be taken by the stockholders of Hybridon at an annual meeting or special meeting of stockholders may be taken only if it is properly brought before that meeting and may not be taken by written action in lieu of a meeting and will require reasonable advance notice by a stockholder of a proposal or director nomination which that stockholder desires to present at any annual or special meeting of stockholders. The restated certificate of incorporation further provides that special meetings of the stockholders may be called only by the Chief Executive Officer or, if none, the President of Hybridon, or by the board of directors. Under Hybridon's bylaws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to Hybridon. The foregoing provisions could have the effect of delaying until the next stockholders meeting any given stockholder action, even though it might be favored by the holders of a majority of the outstanding voting securities of Hybridon. These provisions may also discourage any person or entity from making a tender offer for Shares of common stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of Hybridon, would be able to take action as a stockholder only at a duly called stockholders meeting, and not by written consent.


     The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or by-law requires a greater percentage. The restated certificate of incorporation and the bylaws require the affirmative vote of the holders of at least 75% of the shares of capital stock of Hybridon issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs. Moreover, the board of directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and to issue shares of, any preferred stock other than the convertible preferred stock.


     In addition to these provisions of Delaware law, the restated certificate of incorporation and the bylaws, the terms of Hybridon's outstanding 9% notes, which were issued in the aggregate original principal amount of $50.0 million and of which approximately $1.3 million in principal amount remains outstanding, require Hybridon, upon a Change of Control of Hybridon, as defined in the indenture for the 9% notes, to offer to repurchase the 9% notes at a repurchase price equal to 150% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. This provision, together with the provisions of the restated certificate of incorporation described above and other provisions of the restated certificate of incorporation, may have the effect of deterring takeovers or delaying or preventing changes in control or management of Hybridon, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.


                              PLAN OF DISTRIBUTION

     The securities offered in this prospectus may be sold from time to time by the selling stockholders or their pledgees, donees, transferees or other successors in interest. Sales of the securities may be effected on the NASD OTC Bulletin Board or in negotiated transactions at prices then prevailing or related to the then-current market price, or at negotiated prices.

     The securities may be sold directly or through brokers or dealers by means of one or more of the following methods:


     - block trades in which the broker or dealer attempts to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;



     - purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus, including resale to another broker or dealer;



     - ordinary brokerage transactions and transactions in which the broker solicits purchasers.



In effecting sales, brokers and dealers engaged by selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders or, if any such broker or dealer acts as agent for the purchaser of any securities, from that purchaser in amounts to be negotiated. A broker-dealer may agree with the selling stockholders to sell a specified number of securities at a stipulated price per share, and, to the extent that broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire securities as principal may thereafter resell those securities.


     The selling stockholders and any broker-dealers participating in distribution of the securities may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of securities by the selling stockholders and any commissions or discounts given to broker-dealers may be deemed underwriting commissions or discounts under the Securities Act. In addition, any of the securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     Hybridon has agreed to indemnify certain of the selling stockholders, each underwriter of certain of the securities, and each person controlling certain of the selling stockholders within the meaning of Section 15 of the Securities Act, against certain liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act, and to contribute to payments those persons may be required to make in respect of such liabilities. Certain of the selling stockholders have agreed to indemnify, in certain circumstances, Hybridon against certain liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act, and to contribute to payments Hybridon may be required to make in respect thereof.

                                 LEGAL MATTERS


     The validity of the securities offered by this prospectus will be passed upon for Holland & Knight, LLP, Boston, Massachusetts.


                                    EXPERTS


     The consolidated financial statements of Hybridon as of December 31, 1997, 1998, and 1999 and for each of the years in the three-year period ended December 31, 1999 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     We have filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     For further information with respect to us and the common stock offered in this prospectus, please refer to the registration statement. A copy of the registration statement can be inspected by anyone without charge at the public reference room of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60601. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the SEC.

                        HYBRIDON, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                     INDEX



                                                              PAGE
                                                              ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................   F-2
CONSOLIDATED BALANCE SHEETS.................................   F-3
CONSOLIDATED STATEMENTS OF OPERATIONS.......................   F-4
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)...   F-5
CONSOLIDATED STATEMENTS OF CASH FLOWS.......................   F-8
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Hybridon, Inc.:


     We have audited the accompanying consolidated balance sheets of Hybridon, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of Hybridon, Inc. and subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hybridon, Inc. and subsidiaries as of December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

February 25, 2000


(Except with respect to the matters discussed in Notes 1 and 15, as to which the date is September 21, 2000)

                        HYBRIDON, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                                                                      DECEMBER 31,
                                                              -----------------------------   SEPTEMBER 30,
                                                                  1998            1999            2000
                                                              -------------   -------------   -------------
                                                                                               (UNAUDITED)
                                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   5,607,882   $   2,551,671   $   5,236,326
  Receivables...............................................        311,222         196,528              --
  Prepaid expenses and other current assets.................        311,257         101,914          44,991
                                                              -------------   -------------   -------------
         Total current assets...............................      6,230,361       2,850,113       5,281,317
                                                              -------------   -------------   -------------
PROPERTY AND EQUIPMENT, AT COST:
  Leasehold improvements....................................        150,342         150,342         150,342
  Laboratory equipment and other............................      6,693,478       5,249,621       5,200,727
                                                              -------------   -------------   -------------
                                                                  6,843,820       5,399,963       5,351,069
  Less -- Accumulated depreciation and amortization.........      6,287,291       5,229,514       5,285,197
                                                              -------------   -------------   -------------
                                                                    556,529         170,449          65,872
                                                              -------------   -------------   -------------
OTHER ASSETS:
  Deferred financing costs and other assets.................        522,374       1,325,149       1,083,109
  Restricted cash...........................................             --              --       5,000,000
  Note receivable from officer..............................        258,650         270,050              --
                                                              -------------   -------------   -------------
                                                                    781,024       1,595,199       6,083,109
                                                              -------------   -------------   -------------
NET ASSETS FROM DISCONTINUED OPERATIONS.....................      7,523,687       6,101,518              --
                                                              -------------   -------------   -------------
                                                              $  15,091,601   $  10,717,279   $  11,430,298
                                                              =============   =============   =============

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $   6,000,000   $   6,000,000   $   6,000,000
  Accounts payable..........................................      1,927,290       1,263,943         793,290
  Accrued expenses..........................................      3,609,533       2,119,864       1,740,946
                                                              -------------   -------------   -------------
         Total current liabilities..........................     11,536,823       9,383,807       8,534,236
                                                              -------------   -------------   -------------
LINE OF CREDIT..............................................             --              --         231,167
                                                              -------------   -------------   -------------
9% CONVERTIBLE SUBORDINATED NOTES PAYABLE...................      1,306,000       1,306,000       1,306,000
                                                              -------------   -------------   -------------
8% CONVERTIBLE SUBORDINATED NOTES PAYABLE...................             --       6,099,775       7,736,943
                                                              -------------   -------------   -------------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 11)
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $0.01 par value --
    Authorized -- 5,000,000 shares
    Series A convertible preferred stock --
      Designated -- 1,500,000 shares
      Issued and outstanding -- 641,259, 661,856 and 612,115
         shares at December 31, 1998 and 1999, and September
         30, 2000, respectively (Liquidation preference of
         $64,820,459 at September 30, 2000).................          6,413           6,618           6,121
  Common stock, $0.001 par value --
    Authorized -- 100,000,000 shares
    Issued and outstanding -- 15,304,825, 16,260,722 and
      17,924,949 shares at December 31, 1998 and 1999, and
      September 30, 2000, respectively......................         15,305          16,261          17,925
  Additional paid-in capital................................    241,632,024     247,813,331     251,769,929
  Accumulated deficit.......................................   (238,447,837)   (253,183,130)   (257,781,132)
  Deferred compensation.....................................       (957,127)       (725,383)       (390,891)
                                                              -------------   -------------   -------------
         Total stockholders' equity (deficit)...............      2,248,778      (6,072,303)     (6,378,048)
                                                              -------------   -------------   -------------
                                                              $  15,091,601   $  10,717,279   $  11,430,298
                                                              =============   =============   =============


  The accompanying notes are an integral part of these consolidated financial statements.

                        HYBRIDON, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                       YEARS ENDED                       NINE MONTHS ENDED
                                                       DECEMBER 31,                        SEPTEMBER 30,
                                        ------------------------------------------   --------------------------
                                            1997           1998           1999           1999          2000
                                        ------------   ------------   ------------   ------------   -----------
                                                                                            (UNAUDITED)
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Service revenue.....................  $         --   $    375,000   $    365,000   $    295,000   $    70,000
  Research and development............       945,000      1,099,915        600,000        450,000            --
  Royalty and other income............            --             --        122,544        106,950        76,529
  Interest income.....................     1,079,122        148,067         92,202         81,724        66,012
                                        ------------   ------------   ------------   ------------   -----------
         Total revenues...............     2,024,122      1,622,982      1,179,746        933,674       212,541
                                        ------------   ------------   ------------   ------------   -----------
OPERATING EXPENSES:
  Research and development............    35,326,230     14,182,952      5,783,092      4,524,896     2,793,949
  General and administrative..........    11,026,748      6,572,502      3,663,811      2,946,564     2,339,897
  Interest............................     4,277,882      2,819,659        683,134        511,131     1,856,677
  Restructuring.......................    10,345,464             --             --             --            --
                                        ------------   ------------   ------------   ------------   -----------
    Total operating expenses..........    60,976,324     23,575,113     10,130,037      7,982,591     6,990,523
                                        ------------   ------------   ------------   ------------   -----------
         Loss from continuing
           operations.................   (58,952,202)   (21,952,131)    (8,950,291)    (7,048,917)   (6,777,982)
                                        ------------   ------------   ------------   ------------   -----------
         Income (loss) from
           discontinued operations....   (10,509,124)    (4,028,242)    (1,552,751)    (1,283,539)    5,292,154
                                        ------------   ------------   ------------   ------------   -----------
LOSS BEFORE EXTRAORDINARY GAIN........   (69,461,326)   (25,980,373)   (10,503,042)    (8,332,456)   (1,485,828)
                                        ------------   ------------   ------------   ------------   -----------
EXTRAORDINARY ITEM:
  Gain on conversion of 9% convertible
    Subordinated notes payable........            --      8,876,685             --             --            --
                                        ------------   ------------   ------------   ------------   -----------
NET LOSS..............................   (69,461,326)   (17,103,688)   (10,503,042)    (8,332,456)   (1,485,828)
ACCRETION OF PREFERRED STOCK
  DIVIDEND............................                   (2,689,048)    (4,232,251)    (3,193,851)   (3,112,174)
                                        ------------   ------------   ------------   ------------   -----------
NET LOSS TO COMMON STOCKHOLDERS.......  $(69,461,326)  $(19,792,736)  $(14,735,293)  $(11,526,307)  $(4,598,002)
                                        ============   ============   ============   ============   ===========
BASIC AND DILUTED NET LOSS PER COMMON
  SHARE FROM:
  Continuing operations...............  $     (11.67)  $      (1.85)  $      (0.57)  $      (0.45)  $     (0.40)
  Discontinued operations.............         (2.08)         (0.34)         (0.10)         (0.08)         0.31
  Extraordinary gain..................            --           0.75             --             --            --
                                        ------------   ------------   ------------   ------------   -----------
  Net loss per share..................        (13.76)         (1.44)         (0.66)         (0.53)        (0.09)
  Accretion of preferred stock
    dividends.........................            --          (0.23)         (0.27)         (0.20)        (0.18)
                                        ------------   ------------   ------------   ------------   -----------
  Net loss per share applicable to
    common Stockholders...............  $     (13.76)  $      (1.67)  $      (0.93)  $      (0.74)  $     (0.27)
                                        ============   ============   ============   ============   ===========
SHARES USED IN COMPUTING BASIC AND
  DILUTED NET LOSS PER COMMON SHARE...     5,049,840     11,859,350     15,810,664     15,653,562    17,130,454
                                        ============   ============   ============   ============   ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                        HYBRIDON, INC. AND SUBSIDIARIES



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                 CONVERTIBLE           SERIES A CONVERTIBLE
                                                               PREFERRED STOCK           PREFERRED STOCK
                                                            ----------------------    ----------------------
                                                            NUMBER OF    $0.01 PAR    NUMBER OF    $0.01 PAR
                                                             SHARES        VALUE       SHARES        VALUE
                                                            ---------    ---------    ---------    ---------
BALANCE, DECEMBER 31, 1996................................     $--          --              --      $   --
  Issuance of common stock related to the exercise of
    stock options.........................................     --           --              --          --
  Issuance of common stock related to the exercise of
    warrants..............................................     --           --              --          --
  Issuance of common stock for services rendered..........     --           --              --          --
  Deferred compensation related to grants of stock options
    to nonemployees.......................................     --           --              --          --
  Amortization of deferred compensation...................     --           --              --          --
  Net loss................................................     --           --              --          --
                                                               --            --        -------      ------
BALANCE, DECEMBER 31, 1997................................     --           --              --          --
  Issuance of Series A convertible preferred stock and
    attached warrants in exchange for conversion of 9%
    convertible subordinated notes payable and accrued
    interest, net of issuance costs of $1,195,398.........     --           --         510,504       5,105
  Issuance of common stock and attached warrants in
    exchange for conversion of accounts payable and other
    obligations...........................................     --           --              --          --
  Issuance of Series A convertible preferred stock........     --           --         114,285       1,143
  Issuance of common stock to placement agent.............     --           --              --          --
  Issuance of common stock and attached warrants in
    exchange for conversion of convertible notes payable,
    net of issuance cost of $566,167......................     --           --              --          --
  Issuance of common stock and attached warrants, net of
    issuance costs of $1,069,970..........................     --           --              --          --
  Issuance of common stock for services rendered..........     --           --              --          --
  Deferred compensation related to grants of stock options
    to nonemployees, net of terminations..................     --           --              --          --
  Issuance of warrants in connection with notes payable...     --           --              --          --
  Accretion and issuance of Series A convertible preferred
    stock dividends.......................................     --           --          16,470         165
  Amortization of deferred compensation...................     --           --              --          --
  Net loss................................................     --           --              --          --
                                                               --            --        -------      ------
BALANCE, DECEMBER 31, 1998................................     --           --         641,259       6,413
  Issuance of common stock to placement agents............     --           --              --          --
  Conversion of Series A convertible preferred stock into
    common stock..........................................     --           --         (21,076)       (211)
  Issuance of warrants in connection with notes payable...     --           --              --          --
  Accretion and issuance of Series A convertible preferred
    stock dividends.......................................     --           --          41,673         416
  Fair value of stock options to nonemployees.............     --           --              --          --
  Amortization of deferred compensation...................     --           --              --          --
  Net loss................................................     --           --              --          --
                                                               --            --        -------      ------
BALANCE, DECEMBER 31, 1999................................     --           --         661,856       6,618
  Exercise of common stock options........................     --           --              --          --
  Retirement of common stock..............................     --           --              --          --
  Accretion and issuance of Series A convertible preferred
    stock dividends.......................................     --           --          21,468         215
  Issuance of warrants in connection with line of
    credit................................................     --           --              --          --
  Conversion of Series A convertible preferred stock into
    common stock..........................................     --           --         (71,209)       (712)
  Amortization of deferred compensation...................     --           --              --          --
  Net loss................................................     --           --              --          --
                                                               --            --        -------      ------
BALANCE, SEPTEMBER 30, 2000...............................     $--          --         612,115      $6,121
                                                               ==            ==        =======      ======



  The accompanying notes are an integral part of these consolidated financial statements.

                        HYBRIDON, INC. AND SUBSIDIARIES



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                   COMMON STOCK                                                          TOTAL
                              -----------------------    ADDITIONAL                                   STOCKHOLDERS
                              NUMBER OF    $0.001 PAR     PAID-IN       ACCUMULATED      DEFERRED        EQUITY
                                SHARES       VALUE        CAPITAL         DEFICIT      COMPENSATION    (DEFICIT)
                              ----------   ----------   ------------   -------------   ------------   ------------
BALANCE, DECEMBER 31,
  1996......................   5,029,315    $ 5,029     $173,247,476   $(149,193,775)  $(1,203,926)   $ 22,854,804
  Issuance of common stock
    related to the exercise
    of stock options........      25,005         26           86,300              --            --          86,326
  Issuance of common stock
    related to the exercise
    of warrants.............         330         --            9,075              --            --           9,075
  Issuance of common stock
    for services rendered...       5,000          5          146,869              --            --         146,874
  Deferred compensation
    related to grants of
    stock options to
    nonemployees............          --         --          205,978              --      (205,978)             --
  Amortization of deferred
    compensation............          --         --               --              --       316,067         316,067
  Net loss..................          --         --               --     (69,461,326)           --     (69,461,326)
                              ----------    -------     ------------   -------------   -----------    ------------
BALANCE, DECEMBER 31,
  1997......................   5,059,650      5,060      173,695,698    (218,655,101)   (1,093,837)    (46,048,180)
  Issuance of Series A
    convertible preferred
    stock and attached
    warrants in exchange for
    conversion of 9%
    convertible subordinated
    notes payable and
    accrued interest, net of
    issuance costs of
    $1,195,398..............          --         --       38,729,489              --            --      38,734,594
  Issuance of common stock
    and attached warrants in
    exchange for conversion
    of accounts payable and
    other obligations.......   3,217,154      3,217        5,931,341              --            --       5,934,558
  Issuance of Series A
    convertible preferred
    stock...................          --         --        7,998,817              --            --       7,999,960
  Issuance of common stock
    to placement agent......     597,699        598        1,194,800              --            --       1,195,398
  Issuance of common stock
    and attached warrants in
    exchange for conversion
    of convertible notes
    payable, net of issuance
    cost of $566,167........   3,157,322      3,157        4,230,676              --            --       4,233,833
  Issuance of common stock
    and attached warrants,
    net of issuance costs of
    $1,069,970..............   3,223,000      3,223        6,873,453              --            --       6,876,676
  Issuance of common stock
    for services rendered...      50,000         50           93,700              --            --          93,750
  Deferred compensation
    related to grants of
    stock options to
    nonemployees, net of
    terminations............          --         --          109,734              --      (109,734)             --
  Issuance of warrants in
    connection with notes
    payable.................          --         --           85,433              --            --          85,433

                        HYBRIDON, INC. AND SUBSIDIARIES

                                   COMMON STOCK                                                          TOTAL
                              -----------------------    ADDITIONAL                                   STOCKHOLDERS
                              NUMBER OF    $0.001 PAR     PAID-IN       ACCUMULATED      DEFERRED        EQUITY
                                SHARES       VALUE        CAPITAL         DEFICIT      COMPENSATION    (DEFICIT)
                              ----------   ----------   ------------   -------------   ------------   ------------
  Accretion and issuance of
    Series A convertible
    preferred stock
    dividends...............          --         --        2,688,883      (2,689,048)           --              --
  Amortization of deferred
    compensation............          --         --               --              --       246,444         246,444
  Net loss..................          --         --               --     (17,103,688)           --     (17,103,688)
                              ----------    -------     ------------   -------------   -----------    ------------
BALANCE, DECEMBER 31,
  1998......................  15,304,825     15,305      241,632,024    (238,447,837)     (957,127)      2,248,778
  Issuance of common stock
    to placement agents.....     460,000        460          999,540              --            --       1,000,000
  Conversion of Series A
    convertible preferred
    stock into common
    stock...................     495,897        496             (285)             --            --              --
  Issuance of warrants in
    connection with notes
    payable.................          --         --          547,328              --            --         547,328
  Accretion and issuance of
    Series A convertible
    preferred stock
    dividends...............          --         --        4,231,835      (4,232,251)           --              --
  Fair value of stock
    options to
    nonemployees............          --         --          402,889              --            --         402,889
  Amortization of deferred
    compensation............          --         --               --              --       231,744         231,744
  Net loss..................          --         --               --     (10,503,042)           --     (10,503,042)
                              ----------    -------     ------------   -------------   -----------    ------------
BALANCE, DECEMBER 31,
  1999......................  16,260,722     16,261      247,813,331    (253,183,130)     (725,383)     (6,072,303)
  Exercise of common stock
    options (unaudited).....     229,407        230          114,475              --            --         114,705
  Retirement of common stock
    (unaudited).............    (250,000)      (250)              --              --            --            (250)
  Accretion and issuance of
    Series A convertible
    preferred stock
    dividends (unaudited)...          --         --        3,111,959      (3,112,174)           --              --
  Issuance of warrants in
    connection with line of
    credit (unaudited)......          --         --          731,136              --            --         731,136
  Conversion of Series A
    convertible preferred
    stock into common stock
    (unaudited).............   1,684,820      1,684             (972)             --            --              --
  Amortization of deferred
    compensation
    (unaudited).............          --         --               --              --       334,492         334,492
  Net loss (unaudited)......          --         --               --      (1,485,828)           --      (1,485,828)
                              ----------    -------     ------------   -------------   -----------    ------------
BALANCE, SEPTEMBER 30, 2000
  (UNAUDITED)...............  17,924,949    $17,925     $251,769,929   $(257,781,132)  $  (390,891)   $ (6,378,048)
                              ==========    =======     ============   =============   ===========    ============


  The accompanying notes are an integral part of these consolidated financial statements.

                        HYBRIDON, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                          NINE MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                         ------------------------------------------   -------------------------
                                             1997           1998           1999          1999          2000
                                         ------------   ------------   ------------   -----------   -----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................  $(69,461,326)  $(17,103,688)  $(10,503,042)  $(8,332,456)  $(1,485,828)
  Income (loss) from discontinued
    operations.........................   (10,509,124)    (4,028,242)    (1,552,751)   (1,283,539)    5,292,154
                                         ------------   ------------   ------------   -----------   -----------
  Loss from continuing operations......   (58,952,202)   (13,075,446)    (8,950,291)   (7,048,917)   (6,777,982)
  Adjustments to reconcile net loss to
    net cash used in operating
    activities --
    Extraordinary gain on exchange of
      9% convertible subordinated notes
      payable..........................            --     (8,876,685)            --            --            --
    Depreciation and amortization......     1,937,793      2,120,212        394,381       353,576       104,636
    Amortization of deferred
      compensation.....................       316,067        246,444        634,633       576,697       334,492
    Amortization of deferred financing
      costs............................       479,737        160,813        123,140        80,951       343,442
    Interest expenses related to the
      issuance of common stock
      warrants.........................            --             --             --            --       731,136
    Non cash interest expense..........            --             --         65,485            --       151,077
    Issuance of common stock for
      services rendered................       146,874         93,750             --            --            --
    Write down of assets related to
      restructuring charge.............     1,255,000             --             --            --            --
    Changes in operating assets and
      liabilities -
      Accounts receivable..............            --       (511,652)       114,694       122,028       196,528
      Prepaid expenses and other
         current assets................       539,499        894,998        209,341       209,073        56,923
      Note receivable from officer.....        70,728        (11,400)       (11,400)       (8,550)           --
      Accounts payable and accrued
         expenses......................     9,800,635       (276,463)    (1,153,013)     (824,600)     (579,832)
      Deferred revenue.................       (86,250)            --             --            --            --
                                         ------------   ------------   ------------   -----------   -----------
         Net cash used in continuing
           operating activities........   (44,492,119)   (19,235,429)    (8,573,030)   (6,539,742)   (5,439,580)
                                         ------------   ------------   ------------   -----------   -----------
         Net cash provided by (used in)
           discontinued operations.....    (9,129,580)    (4,090,858)      (130,581)      440,341      (156,326)
                                         ------------   ------------   ------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in other assets.............     3,785,146             --             --            --      (101,401)
  Proceeds from sale of discontinued
    operations.........................            --             --             --            --    11,550,000
  Purchases of property and
    equipment..........................    (4,944,425)       114,576         (8,303)       (8,302)           --
  Proceeds from sale of property and
    equipment..........................            --        714,400             --            --            --
  Proceeds from sale of real estate
    partnership........................            --      5,450,000             --            --            --
                                         ------------   ------------   ------------   -----------   -----------
         Net cash (used in) provided by
           investing activities........    (1,159,279)     6,278,976         (8,303)       (8,302)   11,448,599
                                         ------------   ------------   ------------   -----------   -----------

                                                                                          NINE MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                         ------------------------------------------   -------------------------
                                             1997           1998           1999          1999          2000
                                         ------------   ------------   ------------   -----------   -----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of Series
    A convertible preferred stock......            --      7,999,960             --            --            --
  Net proceeds from issuance of common
    stock..............................        86,326      6,876,676             --            --       114,705
  Net borrowings under line of
    credit.............................            --             --             --            --       231,167
  Proceeds from notes payable..........            --      6,000,000             --            --            --
  Proceeds from issuance of convertible
    promissory notes payable...........            --             --             --            --     1,486,090
  Proceeds from issuance of convertible
    notes payable and warrants.........    50,000,000      4,233,833      4,534,290            --            --
  Proceeds from related party notes
    payable............................            --             --      1,500,000     1,000,000            --
  Proceeds from issuance of common
    stock related to stock warrants....         9,075             --             --            --            --
  Proceeds from sale/leaseback of fixed
    assets.............................       632,426             --             --            --            --
  Payments on long-term debt...........    (1,082,651)    (7,234,300)            --            --            --
  Increase in deferred financing
    costs..............................    (2,820,790)      (400,000)      (378,587)           --            --
  (Increase) decrease in restricted
    cash and other assets..............    (2,474,948)     2,976,822             --            --    (5,000,000)
                                         ------------   ------------   ------------   -----------   -----------
         Net cash provided by (used in)
           financing activities........    44,349,438     20,452,991      5,655,703     1,000,000    (3,168,038)
                                         ------------   ------------   ------------   -----------   -----------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS.....................   (10,431,540)     3,405,680     (3,056,211)   (5,107,703)    2,684,655
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...............................    12,633,742      2,202,202      5,607,882     5,607,882     2,551,671
                                         ------------   ------------   ------------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD...............................  $  2,202,202   $  5,607,882   $  2,551,671   $   500,179   $ 5,236,326
                                         ============   ============   ============   ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1) ORGANIZATION


     Hybridon, Inc. (the Company) was incorporated in the State of Delaware on May 25, 1989. The Company is engaged in the discovery and development of novel genetic medicines based primarily on antisense technology.



     Since inception, the Company has been engaged primarily in research and development efforts, development of its manufacturing capabilities and organizational efforts, including recruiting of scientific and management personnel and raising capital. To date, the Company has not received revenue from the sale of biopharmaceutical products developed by it based on antisense technology. In order to commercialize its own products, the Company will need to address a number of technological challenges and comply with comprehensive regulatory requirements. Accordingly, it is not possible to predict the amount of funds that will be required or the length of time that will pass before the Company receives revenues from sales of any of these products. All revenues received by the Company to date have been derived from collaboration and licensing agreements, interest on investment funds and revenues from the custom contract manufacturing of synthetic DNA and reagent products by the Company's Hybridon Specialty Products business prior to the disposal thereof.



     On September 21, 2000, the Company completed the sale (see Note 15) of its Hybridon Specialty Products business to a subsidiary of Avecia, Inc. of Manchester, United Kingdom, for up to $15.0 million (the Asset Sale).



     On May 30, 2000, the Company entered into a Line of Credit (LOC) Agreement (see Note 16(g)) pursuant to which certain lenders (the LOC Lenders) agreed to provide the Company with an 8%, $2.0 million credit facility (the line of credit or LOC), which provided the Company with working capital pending the closing of the Asset Sale. On July 10, 2000 and August 10, 2000, the Company drew down approximately $0.5 million each under the LOC, representing a total draw down of $1.0 million. On September 28, 2000, the Company repaid approximately $0.8 million in cash and converted the remaining amount, approximately $0.2 million, to common stock in October 2000.



     The Company's existing cash resources are expected to be sufficient to operate into the third quarter of 2001, at which time it expects to collect the second installment of the proceeds from the Asset Sale in the amount of $3.0 million, which should enable it to sustain its operations through the year 2001. The Company will be required to raise substantial additional funds from external sources to support its operations in 2002 and beyond.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  (a) Unaudited Interim Financial Statements



     The unaudited interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of interim period results. The results for the interim periods presented are not necessarily indicative of results to be expected for the full fiscal year.



  (b) Management Estimates and Uncertainties


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The Company is subject to a number of risks and uncertainties similar to those of other companies of the same size within the biotechnology industry, such as uncertainty with clinical trials, uncertainty of additional funding and history of operating losses.


  (c) Principles of Consolidation



     The accompanying consolidated financial statements include the results of the Company and its subsidiaries: Hybridon S.A. (Europe), a French corporation and Hybridon Canada, Inc., an inactive majority-owned subsidiary. The consolidated financial statements also reflect the Company's approximately 22% interest in MethylGene, Inc. (MethylGene) and the Company's approximately 28% interest in OriGenix Technologies Inc. (OriGenix), both Canadian corporations that are accounted for under the equity method (see Notes 8 and 9, respectively). All material intercompany balances and transactions have been eliminated in consolidation.



  (d) Cash Equivalents



     The Company considers all highly liquid investments with maturities of 90 days or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 1998 and 1999 and September 30, 2000 consist of the following (at amortized cost, which approximates fair market value):



                                                      DECEMBER 31
                                                ------------------------    SEPTEMBER 30
                                                   1998          1999           2000
                                                ----------    ----------    ------------
Cash and cash equivalents --
  Cash and money market funds.................  $3,865,365    $  505,794    $ 4,723,160
  Corporate bond*.............................   1,742,517     2,045,877      5,513,166
                                                ----------    ----------    -----------
          Total cash and cash equivalents.....  $5,607,882    $2,551,671    $10,236,326
                                                ==========    ==========    ===========


---------------

*Includes restricted cash of $5,000,000 at September 30, 2000 (See Note 5(f))



  (e) Depreciation and Amortization


     Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the related assets as follows:

                                                                ESTIMATED
ASSET CLASSIFICATION                                           USEFUL LIFE
--------------------                                          -------------
Leasehold improvements......................................  Life of lease
Laboratory equipment and other..............................    3-5 years

  (f) Accrued Expenses



     At December 31, 1998 and 1999 and September 30, 2000, accrued expenses consist of the following:



                                                      DECEMBER 31
                                                ------------------------    SEPTEMBER 30
                                                   1998          1999           2000
                                                ----------    ----------    ------------
Restructuring (Note 3)........................  $  469,485    $       --     $       --
Interest......................................      29,385        25,496        368,248
Payroll and related costs.....................     725,532       552,710        249,834
Outside research and clinical costs...........     797,593       452,633         54,450
Professional fees.............................     149,957       150,000        125,000
Contingent stock (Notes 5(a) and 10(b)).......   1,000,000            --             --
Other.........................................     437,581       939,025        943,414
                                                ----------    ----------     ----------
                                                $3,609,533    $2,119,864     $1,740,946
                                                ==========    ==========     ==========



  (g) Reclassifications



     Certain amounts in the prior-period consolidated financial statements have been reclassified to conform to the current period's presentation.



  (h) Revenue Recognition



     The Company has recorded revenue under the consulting and research agreements discussed in Notes 6 and 8. Revenue is recognized as earned on the straight-line basis over the term of the agreement, which approximates when work is performed and costs are incurred. Revenues from service sales are recognized when the services are performed.



  (i) Research and Development Expenses


     The Company charges research and development expenses to operations as incurred.


  (j) Patent Costs


     The Company charges patent expenses to operations as incurred.


  (k) Comprehensive Loss


     The Company applies Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company's comprehensive loss is the same as the reported net loss for all periods presented.


  (l) Net Loss per Common Share



     The Company applies SFAS No 128, Earnings per Share. Under SFAS No. 128, basic net loss per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share as the effects of the Company's potential common stock equivalents are antidilutive. Antidilutive securities, which consist of stock options, warrants and convertible preferred stock and convertible debt instruments (on an as-converted basis) that are not included in diluted net loss per common share were 2,404,561, 27,774,883, 32,854,153 and 49,787,247 for 1997, 1998, 1999, and the nine months ended
September 30, 2000, respectively.

  (m) Segment Reporting



     The Company applies SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. To date, the Company has viewed its operations and manages its business as principally one operating segment. As a result, the financial information disclosed herein represents all of the material financial information related to the Company's principal operating segment. All of the Company's revenues are generated in the United States and substantially all assets are located in the United States.



  (n) New Accounting Pronouncement



     In March 1999, the Financial Accounting Standards Board (FASB) issued a proposed interpretation, Accounting for Certain Transactions Involving Stock Compensation -- An Interpretation of APB Opinion No. 25 (the Proposed Interpretation). The Proposed Interpretation would clarify the application of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, in certain situations, as defined. The Proposed Interpretation would be effective upon issuance (expected to be in early 2000) but would cover certain events that occur after December 15, 1998. To the extent that events covered by this Proposed Interpretation occur during the period after December 15, 1998, but before issuance of the final interpretation, the effects of applying this Proposed Interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final interpretation, (a) no adjustments would be made to financial statements for periods before the effective date and (b) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The adoption of the Proposed Interpretation will affect the accounting for stock options repriced during fiscal year 1999 (see Note 10(f)).



     The Securities and Exchange Commission issued Staff Accounting Bulletin
(SAB) No. 101, Revenue Recognition, in December 1999. The Company is required to adopt this new accounting guidance through a cumulative charge to operations, in accordance with APB Opinion No. 20, Accounting Changes, no later than the second quarter of fiscal 2000. The Company believes that the adoption of the guidance provided in SAB No. 101 will not have a material impact on future operating results.


(3) RESTRUCTURING


     Beginning in July 1997, the Company implemented a restructuring plan to reduce expenditures on a phased basis in an effort to conserve its cash resources. As part of this restructuring plan, in addition to terminating the clinical development of GEM 91, the Company's first generation antisense drug for the treatment of AIDS and HIV infection, the Company reduced or suspended selected programs unrelated to its four core advanced chemistry antisense drug research development programs. In connection with the reduction in programs, the Company accrued termination fees related to research contracts and wrote off assets related to programs that were suspended or canceled. As part of the restructuring, all outside testing, public relations, travel and entertainment and consulting arrangements were reviewed and where appropriate the terms were renegotiated, contracts cancelled or the terms were significantly reduced. As a result of the implementation of these changes, the Company terminated the employment of 84 employees, of which 50 were related to the Company's continuing operations, at its Massachusetts facilities since July 1997. The Company also closed its operations in Paris, France, and terminated 11 employees at that location.



     In connection with the restructuring, the Company entered into different subleasing arrangements. During 1997, the Company subleased substantial portions of each of its facilities in Cambridge, Massachusetts (including a portion of its former headquarters located at 620 Memorial Drive, the Cambridge Lease). The Company incurred expenses relating to these subleases for broker fees and renovation expenses incurred in preparing the Cambridge Lease space for the new tenant. In addition, the Company accrued the estimated lease loss of subleasing the Cambridge Lease, which were vacated during 1998. The Company also subleased its office in Paris, France, and accrued the estimated lease loss.



     The following are the significant components of the $10,345,000 charge for restructuring (in thousands) relating to the Company's continuing operations:



                                                                RESTRUCTURING
                                                                   CHARGE
                                                                -------------
Estimated loss on facility leases...........................       $ 6,372
Employee severance, benefits and related costs..............         2,063
Write-down of assets to net realizable value................           946
Termination costs of certain development programs...........           964
                                                                   -------
                                                                   $10,345
                                                                   =======



     The total cash impact of the restructuring was approximately $4,490,000, and was paid as of December 31, 1999.



(4) NOTE RECEIVABLE FROM OFFICER



     At December 31, 1998 and 1999, the Company has a note receivable and accrued interest from an officer, of $258,650 and $270,050, respectively. The note has an interest rate of 6.0% per annum and matures in April 2001.



(5) LONG-TERM DEBT



  (a) Note Payable



     During November 1998, the Company entered into a $6,000,000 note payable with Forum Capital Markets, LLC (currently Founders Financial Group, L.P.)(Founders) and certain investors associated with Pecks Management Partners Ltd. (collectively, the Lenders). The terms of the note payable are as follows:
(i) the maturity is November 30, 2003; (ii) the interest rate is 8%; (iii) interest is payable monthly in arrears, with the principal due in full at maturity of the loan; (iv) the note payable is convertible, at the Lender's option, in whole or in part, into shares of common stock at a conversion price equal to $2.40 per share; (v) the note includes a minimum liquidity, as defined, covenant of $2,000,000 and (vi) the note payable may not be prepaid, in whole or in part, at any time prior to December 1, 2000. On December 1, 1999, the Company received a waiver for noncompliance with the minimum tangible net worth covenant effective December 31, 1999. In addition, the Lenders also agreed to waive compliance with all covenants for the period January 1, 2000 through March 31, 2000. The Company has received additional waivers for non-compliance with these same covenants for the period from September 30, 2000 to December 31, 2000. The Company has classified the outstanding balance of $6,000,000 at December 31, 1999 and September 30, 2000 as a current liability in the accompanying consolidated balance sheets as it does not currently have the financing to remain in compliance with the financial covenants. In connection with the issuance of the note payable, Forum received $400,000, which was reinvested by Founders to purchase 160,000 shares of common stock with 40,000 attached warrants at an exercise price of $3.00 per share. The Company has recorded the $400,000 as a deferred financing cost, which will be amortized to interest expense over the term of the note. In addition, Forum received warrants to purchase 133,333 shares of common stock of the Company at $3.00 per share. The Company computed the value of the warrants to be $85,433, by using the Black-Scholes option pricing model. The Company has recorded this $85,433 as a deferred financing cost, which will be amortized to interest expense over the term of the note.

  (b) Capital Lease Obligations



     The Company had entered into various capital leases for equipment. During 1998, the Company settled its capital lease obligations in full through the issuance of common stock and warrants (see Note 10(b)).



  (c) 9% Convertible Subordinated Notes Payable



     On April 2, 1997, the Company issued $50,000,000 of 9% convertible subordinated notes Payable (9% Notes). Under the terms of the 9% Notes, the Company must make semiannual interest payments on the outstanding principal balance through the maturity date of April 1, 2004. If the 9% Notes are converted prior to April 1, 2000, the noteholders are entitled to receive accrued interest from the date of the most recent interest payment through the conversion date. The 9% Notes are subordinate to substantially all of the Company's existing indebtedness. The 9% Notes are convertible at any time prior to the maturity date at a conversion price equal to $35.0625 per share, subject to adjustment under certain circumstances, as defined.


     Beginning April 1, 2000, the Company may redeem the 9% Notes at its option for a 4.5% premium over the original issuance price provided that from April 1, 2000 to March 31, 2001, the 9% Notes may not be redeemed unless the closing price of the common stock equals or exceeds 150% of the conversion price for a period of at least 20 out of 30 consecutive trading days and the 9% Notes are redeemed within 60 days after such trading period. The premium decreases by 1.5% each year through March 31, 2003. Upon a change of control of the Company, as defined, the Company will be required to offer to repurchase the 9% Notes at 150% of the original issuance price.


     On May 5, 1998, holders of $48,694,000 of principal and $2,361,850 of accrued interest tendered such principal and accrued interest on the 9% Notes to the Company for 510,505 shares of Series A convertible preferred stock and warrants to purchase 3,002,958 shares of common stock with an exercise price of $4.25 per share. In accordance with SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, the Company recorded an extraordinary gain of $8,876,685 related to the exchange. The extraordinary gain represents the difference between the carrying value of the 9% Notes plus accrued interest, less $2,249,173 of deferred financing costs written off, and the fair value of the Series A convertible preferred stock, as determined by the per share sales price of Series A convertible preferred stock sold in the 1998 Unit Financing (see Note 10(b)), and warrants to purchase common stock issued by the Company.



  (d) 8% Convertible Notes Payable



     In December 1999, the Company completed an offering of the 8% Convertible Notes Payable (8% Notes). As of December 31, 1999, the Company had received approximately $5.7 million in principal with respect to the 8% Notes. Subsequent to December 31, 1999, the Company received approximately an additional $1.2 million in principal of 8% Notes. In connection with the closing of the 8% Notes in December, the Company converted the outstanding balance of the promissory notes payable to the Company's chief executive officer into 8% Notes (see Note 5(e)). Under the terms of the 8% Notes, the Company must make semiannual interest payments on the outstanding principal balance through the maturity date of November 30, 2002. The 8% Notes are convertible at any time prior to the maturity date at a conversion price equal to $0.60 per share of common stock (the Conversion Ratio), subject to adjustment under certain circumstances, as defined. If the 8% Notes are prepaid before the maturity date, all noteholders are entitled to receive a warrant to purchase the number of shares of common stock equal to the number of shares of common stock that would be issued using the Conversion Ratio.



     In connection with the 8% Notes, the Company must comply with certain covenants, including making all payments of interest when due and maintaining consolidated cash balances of at least $1.5 million as of the last day of any calendar month. At September 30, 2000 the Company is in compliance with the covenant regarding consolidated cash balances. If an event of default occurs, as defined, the noteholders may declare the unpaid principal and interest due and payable immediately. If the Company defaults with respect to payment of interest, the Company will be required to pay interest at a default rate equal to 12%. On July 10, 2000, the holders of the 8% notes entered into an amendment (See Note 5(f)) to the Subordination and Intercreditor Agreement.



     In addition, in connection with the issuance of the 8% Notes, the holders of the note payable to Lenders (see Note 5(a)) received a warrant to purchase 2,750,000 shares of the Company's common stock at $0.60 per share. The warrant was granted as consideration to the Lenders for relinquishing their seniority upon liquidation of the Company to the holders of the 8% Notes. The Company computed the value of the warrants to be $547,328, by using the Black-Scholes option pricing model. The Company has recorded the $547,328 as a deferred financing cost, which will be amortized to interest expense over the term of the 8% Notes.



  (e) Related Party Notes Payable



     During September 1999, the Company entered into two $500,000 promissory notes payable to the Company's chief executive officer (the Officer). During November 1999, the Company entered into an additional $500,000 promissory note payable to the Officer. In connection with the issuance of the 8% Notes (see
Note 5(d)), the Company converted the principal balance of $1,500,000, and the accrued but unpaid interest of $46,502 into 8% Notes.



  (f) $2.0 Million Line of Credit



     On May 30, 2000, the Company entered into a LOC Agreement pursuant to which the LOC Lenders agreed to provide the Company with the Line of Credit (see Note
1). The LOC was intended to provide the Company with working capital pending the closing of the Asset Sale. On July 10, 2000 and August 10, 2000, the Company drew down approximately $0.5 million each of these dates under the LOC, representing a total draw down of $1.0 million.



     On September 28, 2000, following the close of the transaction with a subsidiary of Avecia, the Company received a Notice of Repayment from the LOC Lenders and repaid approximately $0.8 million of principal and interest in cash and $0.2 million of principal and interest in equivalent shares of common stock at $1.08 per share (214,043 shares) in October 2000, pursuant to the terms of the original agreement. The Company has no additional borrowing capacity under this LOC.



     The LOC Lenders, the holders of the 8% Convertible Notes (Note 5(d)), and the Lender (Note 5(a)) on July 10, 2000 entered into an amendment (the Amendment) to the Subordination and Intercreditor Agreement. In the Amendment all parties to the Subordination and Intercreditor Agreement agreed to release their lien on the portion of the collateral that includes assets to be conveyed in the Asset Sale. In return for this partial release, the Company undertook in the Amendment that upon consummation of the Asset Sale it would set aside from the proceeds thereof the sum of $5.0 million with which it will purchase a money market instrument and pledge the same as collateral to secure its obligation to the holders of the 8% Convertible Notes and the Lenders. The amount of the pledge will be reduced as the Company's obligations are converted to equity or repaid. The Company is entitled to collect and keep interest income generated by the money market account. The lenders that are party to the Subordination and Intercreditor Agreement, as amended, will continue to have a lien on substantially all of the Company's assets remaining after the Asset Sale.



     In connection with the LOC, the Company has agreed (a) to issue to the representatives of the LOC Lenders warrants to purchase up to 500,000 shares of common stock at an exercise price of $1.08 per share and (b) to issue to the LOC Lenders, proportionate to their respective interests in the LOC, warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.08 per share. The Company computed the value of the warrants to be $731,136, using the Black-Scholes option pricing model. The Company has amortized this amount to interest expense over the term of the LOC.

(6) G.D. SEARLE & CO. AGREEMENT



     In January 1996, the Company and G.D. Searle & Co. (Searle) entered into a collaboration relating to research and development of therapeutic antisense compounds. The Company and Searle were investigating antisense inhibitors of MDM2, a protein involved in programmed cell death, or apoptosis. In March 2000, the Company announced that Searle had elected not to extend its collaboration agreement with the Company.



     During 1997, 1998 and 1999, the Company earned $600,000 each year, in research and development revenues from Searle. Under the collaboration, Searle also purchased 200,000 shares of common stock in the Company at the offering price of $50.00 per share.



(7) LICENSING AGREEMENT



     The Company has entered into a licensing agreement with the Worcester Foundation for Biomedical Research, Inc., which has merged with the University of Massachusetts Medical Center, under which the Company has received exclusive licenses to technology in certain patents and patent applications. The Company is required to make royalty payments based on future sales of products employing the technology or falling under claims of a patent, as well as a specified percentage of sublicense income received related to the licensed technology. Additionally, the Company is required to pay an annual maintenance fee through the life of the patents.



(8) INVESTMENT IN METHYLGENE, INC.



     In January 1996, the Company and certain institutional investors formed a Quebec company, MethylGene, Inc. (MethylGene) to develop and market certain compounds and procedures to be agreed upon by the Company and MethylGene.



     The Company has granted to MethylGene exclusive worldwide licenses and sublicenses in respect of certain technology relating to the MethylGene fields. These fields are defined as (i) antisense compounds to inhibit DNA methyltransferase for the treatment of cancers; (ii) other methods of inhibiting DNA methyltransferase for the treatment of any indications and (iii) antisense compounds to inhibit a second molecular target other than DNA methyltransferase for the treatment of cancers, to be agreed upon by the Company and MethylGene. In addition, the Company and MethylGene have entered into a supply agreement pursuant to which MethylGene is obligated to purchase from the Company all required formulated bulk oligonucleotides at specified transfer prices.



     The Company acquired a 49% interest in MethylGene for approximately $734,000 and the Canadian investors acquired a 51% interest in MethylGene for a total of approximately $5,500,000. The institutional investors have the right to exchange all (but not less than all) of their shares of stock in MethylGene for an aggregate of 100,000 shares of Hybridon common stock (subject to adjustment for stock splits, stock dividends and the like). This option is exercisable only during a 90-day period commencing on the earlier of the date five years after the closing of the institutional investors' investment in MethylGene or the date on which MethylGene ceases operations. During 1998, MethylGene raised additional proceeds from outside investors that decreased the Company's interest to 30%.



     In May 1998, this agreement was amended to grant MethylGene a nonexclusive right to use any and all antisense chemistries discovered by the Company or any of its affiliates for a period commencing on May 5, 1998 and ending on the earlier of (i) the effective date of termination by MethylGene of its contract for development services to be provided by the Company; (ii) May 5, 1999, unless MethylGene exercises its option to continue contracting for development services provided by the Company or (iii) May 5, 2000. As additional consideration for this nonexclusive right, MethylGene is required to pay the Company certain milestone amounts, as defined, and transfer 300,000 shares of MethylGene's Class B shares to the Company. The Company has placed no value on these shares. During 1997, 1998 and 1999, the Company recognized zero, $875,000 and $285,000, respectively, of revenue related to this agreement.

(9) ORIGENIX TECHNOLOGIES, INC.



     In January 1999, the Company and certain institutional investors formed a Montreal company, OriGenix to develop and market drugs for the treatment of infectious diseases.



     The Company received a 49% interest in OriGenix in exchange for certain research and development efforts previously undertaken by the Company that were made available to OriGenix. The Company also licensed certain antisense compounds and other technology to OriGenix. During 1999, OriGenix raised additional proceeds from institutional investors that reduced the Company's ownership interest to 40%. The institutional investors acquired a 51% interest in OriGenix for a total of approximately $4.0 million. The Company accounted for their investment in OriGenix under the equity method. During 1999, the Company recognized $80,000 of service revenue from sales to OriGenix.



(10) STOCKHOLDERS' EQUITY (DEFICIT)


  (a) Common Stock


     The Company has 100,000,000 authorized shares of common stock, $.001 par value, of which 16,260,722 shares were issued and outstanding at December 31, 1999.



  (b) 1998 Unit Financing


     On May 5, 1998, the Company completed a private offering of equity securities raising total gross proceeds of $26,681,164 from the issuance of 9,597,476 shares of common stock, 114,285 shares of Series A convertible preferred stock and warrants to purchase 3,329,486 shares of common stock at $2.40 per share. The gross proceeds include the conversion of $5,934,558 of accounts payable, capital lease obligations and other obligations into common stock. The Company incurred $1,636,137 of cash expenses related to the private offering and issued 597,699 shares of common stock and warrants to purchase 1,720,825 shares of common stock at $2.40 per share to the placement agents. The compensation received by Pillar, a company affiliated with certain directors of the Company, with respect to the offshore component of the private offering (Offshore Offering) consisted of (i) 9% of gross proceeds of such Offshore Offerings and (ii) a nonaccountable expense allowance equal to 4% of gross proceeds of such Offshore Offering. Pillar received $1,636,137 and warrants to purchase 1,111,630 shares of common stock at $2.40 per share.


     In addition, Pillar is entitled to 300,000 shares of common stock, in connection with its efforts in assisting the Company in restructuring its balance sheet. The Company has recorded $600,000 of general and administrative expense in the accompanying consolidated statement of operations during 1998, which represents the value of the common stock on May 5, 1998 with an offsetting amount to accrued expenses for the shares to be issued. These shares were issued in 1999.



  (c) Units Issued to Primedica Corporation



     In connection with the unit financing (see Note 10(b)), the Company issued 250,000 shares of common stock and 62,500 warrants to purchase common stock to Primedica Corporation (Primedica) for future services to be provided. The services shall commence upon the Company's request after (i) the Company securities are listed on a nationally recognized exchange, and (ii) the average closing price of the Company's common stock is at least $2.00 per share for the twenty-day trading period preceding the contract commencement date. In the event that the Company does not use these services as a result of the failure to meet the contract conditions, Primedica shall forfeit to the Company all or part of the common stock and warrants held by Primedica. The Company recorded these shares as issued and outstanding during 1998 at par value. The Company will record the value of these services as the services are rendered.

  (d) Warrants



     The Company has the following warrants outstanding and exercisable for the purchase of common stock at December 31, 1999:



                                         OUTSTANDING    EXERCISE PRICE    EXERCISABLE      EXERCISABLE
            EXPIRATION DATE                SHARES         PER SHARE         SHARES       PRICE PER SHARE
            ---------------              -----------    --------------    -----------    ---------------
January 23, 2000 - October 25, 2000....     293,679      $      50.00        293,679         $50.00
February 28, 2000......................      20,000             37.50         20,000          37.50
December 31, 2001......................      13,000             34.49         13,000          34.49
April 2, 2002 - May 4, 2003............   8,641,510       2.40 - 4.25      8,641,510           2.53
December 31, 2002......................   2,750,000              0.60             --             --
November 30, 2003......................     173,333              3.00        173,333           3.00
                                         ----------                        ---------
                                         11,891,522                        9,141,522
                                         ==========                        =========
  Weighted average exercise price per
     share.............................                  $       3.35                        $ 4.19
                                                         ============                        ======



  (e) Stock Options



     In 1990 and 1995, the Company established the 1990 Stock Option Plan (the 1990 Option Plan) and the 1995 Stock Option Plan (the 1995 Option Plan), respectively, which provide for the grant of incentive stock options and nonqualified stock options. Options granted under these plans vest over various periods and expire no later than 10 years from the date of grant. However, under the 1990 Option Plan, in the event of a change in control (as defined in the 1990 Plan), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the 1990 Option Plan shall terminate. In October 1995, the Company terminated the issuance of additional options under the 1990 Option Plan. As of December 31, 1999, options to purchase a total of 365,379 shares of common stock remained outstanding under the 1990 Option Plan.



     A total of 700,000 shares of common stock may be issued upon the exercise of options granted under the 1995 Option Plan. The maximum number of shares with respect to which options may be granted to any employee under the 1995 Option Plan shall not exceed 500,000 shares of common stock during any calendar year. The Compensation Committee of the Board of Directors has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which in the case of incentive stock options must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) of the fair market value of the common stock as of the date of grant and (iv) the duration of the options which in the case of incentive stock options may not exceed 10 years. As of December 31, 1999, options to purchase a total of 497,704 shares of common stock remained outstanding under the 1995 Option Plan.



     In October 1995, the Company adopted the 1995 Director Stock Option Plan (the Director Plan). A total of 400,000 shares of common stock may be issued upon the exercise of options granted under the Director Plan. Under the terms of the Director Plan, options to purchase 1,000 shares of common stock were granted to eligible directors upon the closing of the Company's initial public offering at the fair market value of the common stock on the date of the closing. Thereafter, options to purchase 1,000 shares of common stock will be granted to each eligible director on May 1 of each year commencing in 1997. All options will vest on the first anniversary of the date of grant or, in the case of annual options, on April 30 of each year with respect to options granted in the previous year. As of December 31, 1999, options to purchase a total of 89,000 shares of common stock remained outstanding under the Director Plan.



     In May 1997, the Company adopted the 1997 Stock Option Plan (the 1997 Option Plan) and has reserved and may issue up to 6,500,000 shares for the grant of incentive and nonqualified stock options. The maximum number of shares with respect to which options may be granted to any employee under the 1997 Option Plan shall not exceed 500,000 shares of common stock during any calendar year. The Compensation Committee of the Board of Directors has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable;
(iii) the option exercise price, which in the case of incentive stock options must be at least 100% (110% in the case of incentive stock) of the fair market value of the common stock as of the date of grant and (iv) the duration of the option, which in the case of incentive stock options may not exceed ten years. As of December 31, 1999, options to purchase a total of 4,437,466 shares of common stock remained outstanding under the 1997 Option Plan.



     As of December 31, 1999, 2,575,830 options remain available for grant under the 1995 Option Plan, the Director Plan and the 1997 Option Plan.



     Stock option activity for the three years ended December 31, 1999 is summarized as follows:



                                                                                       WEIGHTED
                                                      NUMBER      EXERCISE PRICE     AVERAGE PRICE
                                                    OF SHARES        PER SHARE         PER SHARE
                                                    ----------    ---------------    -------------
Outstanding, December 31, 1996....................   1,136,388    $ 1.25 - $65.60       $38.05
  Granted.........................................     315,675     27.50 -  32.50        30.75
  Exercised.......................................     (25,005)     1.25 -  40.00        12.60
  Terminated......................................    (236,561)     2.50 -  65.60        40.35
                                                    ----------    ---------------       ------
Outstanding, December 31, 1997....................   1,190,497      1.25 -  65.60        36.18
  Granted.........................................   2,513,000      2.00 -   3.13         2.00
  Terminated......................................    (242,765)     2.50 -  57.85        37.79
                                                    ----------    ---------------       ------
Outstanding, December 31, 1998....................   3,460,732      1.25 -  65.60        11.25
  Granted.........................................   7,640,650      0.44 -   2.00         0.85
  Terminated......................................  (5,711,832)     0.44 -  65.60         7.53
                                                    ----------    ---------------       ------
Outstanding, December 31, 1999....................   5,389,550    $ 0.50 - $ 2.00       $ 0.50
                                                    ==========    ===============       ======
Exercisable, December 31, 1997....................     740,780    $ 1.25 - $65.50       $34.40
                                                    ==========    ===============       ======
Exercisable, December 31, 1998....................   1,650,021    $ 1.25 - $65.60       $17.13
                                                    ==========    ===============       ======
Exercisable, December 31, 1999....................   2,772,099    $ 0.50 - $ 2.00       $ 0.50
                                                    ==========    ===============       ======



                      OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
           ------------------------------------------   -----------------------
                                            WEIGHTED                  WEIGHTED
                             WEIGHTED        AVERAGE                   AVERAGE
RANGE OF                     AVERAGE        EXERCISE                  EXERCISE
EXERCISE     NUMBER         REMAINING       PRICE PER     NUMBER      PRICE PER
 PRICES    OUTSTANDING   CONTRACTUAL LIFE     SHARE     OUTSTANDING     SHARE
--------   -----------   ----------------   ---------   -----------   ---------
 $0.50      5,385,550          8.39           $0.50      2,771,974      $0.50
  2.00          4,000          9.81            2.00            125       2.00
            ---------                         -----      ---------      -----
            5,389,550                         $0.50      2,772,099      $0.50
            =========                         =====      =========      =====



     In 1997 and 1998, the Company recorded $205,978 and $109,734, respectively, of deferred compensation related to grants to nonemployees, net of terminations. In accordance with Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, the Company will measure the value of options as they vest using the Black-Scholes option pricing model. The Company has recorded compensation expense of $316,067, $246,444 and $634,633 in 1997, 1998 and 1999, respectively, related to these grants to nonemployees.

     In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123.



     The Company has computed the pro forma disclosures require by SFAS No. 123 for all stock options and warrants granted to employees after January 1, 1995 using the Black-Scholes option pricing model. The assumptions used for the three years ended December 31, 1999 are as follows:



                                                           1997       1998       1999
                                                          -------    -------    -------
Risk free interest rate.................................     6.22%      5.15%      6.12%
Expected dividend yield.................................       --         --         --
Expected lives..........................................  6 years    6 years    6 years
Expected volatility.....................................       60%        60%        60%



     The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.



     The effect of applying SFAS No. 123 for the three years ended December 31, 1999 would be as follows:



                                               1997            1998            1999
                                           ------------    ------------    ------------
Net loss to applicable common
  stockholders, as reported..............  $(69,461,326)   $(19,792,736)   $(14,735,293)
                                           ============    ============    ============
Pro forma net loss applicable to common
  stockholders...........................  $(73,402,170)   $(23,131,304)   $(18,647,864)
                                           ============    ============    ============
Basic and Diluted net loss per common
  shares --
  As reported............................  $     (13.76)   $      (1.67)   $      (0.93)
                                           ============    ============    ============
  Pro forma..............................  $     (14.54)   $      (1.95)   $      (1.18)
                                           ============    ============    ============



  (f) Repricing



     In September 1999, the Company's Board of Directors authorized the repricing of options to purchase 5,251,827 shares of common stock to $0.50 per share, which represented the market value on the date of the repricing. As discussed in Note 2(m), these options will be subject to variable plan accounting, as defined in the Proposed Interpretation, if the Proposed Interpretation is adopted in its current form. The repriced options have been reflected as grants and cancellations in the stock option activity for the year ended December 31, 1999. The Proposed Interpretation was adopted in the form of FASB Interpretation No. 44 Accounting for Certain Transactions involving Stock Compensation (FIN 44) and became effective on July 1, 2000. The Company is following the provisions of FIN 44 and will mark to market the repriced options at each reporting date. As of September 30, 2000, the Company has not recognized any compensation expense related to the repriced options as the fair market value to the Company's common stock at September 30, 2000 was below the fair market value on the effective date of FIN 44.

  (g) Employee Stock Purchase Plan


     In October 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the Purchase Plan), under which up to 100,000 shares of common stock may be issued to participating employees of the Company, as defined, or its subsidiaries.


     On the first day of a designated payroll deduction period (the Offering Period), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of common stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the common stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares that is more than 15% of the employee's annualized base pay divided by 85% of the market value of a share of common stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each of the Offerings and choose a different Offering Period for each Offering. No shares have been issued under the Plan.



  (h) Preferred Stock



     The restated Certificate of Incorporation of the Company permits its Board of Directors to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share (the Preferred Stock), in one or more series, to designate the number of shares constituting such series, and fix by resolution, the powers, privileges, preferences and relative, optional or special rights thereof, including liquidation preferences and dividends, and conversion and redemption rights of each such series. During 1998, the Company designated 1,500,000 shares as Series A convertible preferred stock.



  (i) Series A Convertible Preferred Stock


     The rights and preferences of the Series A convertible preferred stock are as follows:

     DIVIDENDS


          The holders of the Series A convertible preferred stock, as of March 15 or September 15, are entitled to receive dividends payable at the rate of 6.5% per annum, payable semi-annually in arrears. Such dividends shall accrue from the date of issuance of such share and shall be paid semi-annually on April 1 and October 1 of each year. Such dividends shall be paid, at the election of the Company, either in cash or additional duly authorized, fully paid and non assessable shares of Series A convertible preferred stock. In calculating the number of shares of Series A convertible preferred stock to be paid with respect to each dividend, the Series A convertible preferred stock shall be valued at $100.00 per share. During 1999, the Company recorded a total accretion of $4,232,251 for the dividend on Series A preferred stock and issued 41,673 shares of Series A convertible preferred stock as a dividend.


     LIQUIDATION

          In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, the holder of the Series A convertible preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to $100.00 per share plus all accrued but unpaid dividends. If the assets to be distributed to the holders of the Series A convertible preferred stock shall be insufficient to permit the payment of the full preferential amounts, then the assets of the Company shall be distributed ratably to the holders of the Series A convertible preferred stock on the basis of the number of shares of Series A convertible preferred stock held. All shares of Series A convertible preferred stock shall rank as to payment upon the occurrence of any liquidation event senior to the common stock.

     CONVERSION


          Shares of Series A convertible preferred stock are convertible, in whole or in part, at the option of the holder into fully paid and nonassessable shares of common stock at $4.25 per share, subject to adjustment as defined.



          During 1999, holders of 21,076 shares of Series A convertible preferred stock elected to convert their shares into 495,897 shares of the Company's common stock.


     MANDATORY CONVERSION


          The Company at its option, may cause the Series A convertible preferred stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of common stock using a conversion price equal to $4.00 if the closing bid price, as defined, of the common stock shall have equaled or exceeded 250% of the conversion price, $4.25, subject to adjustment as defined, for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion (such event, the Market Trigger).


          At any time after April 1, 2000, the Company, at its option, may redeem the Series A convertible preferred stock for cash equal to $100.00 per share plus all accrued and unpaid dividends at such time, if the Market Trigger has occurred in the period ending three days prior to the date of notice of redemption.


(11) COMMITMENTS AND CONTINGENCIES


  (a) Facilities


     The Company leases its facility in Cambridge (Vassar Street), Massachusetts, under a lease that has a 10-year term, which commenced on May 1, 1997.



     On February 4, 1994, the Company entered into the Cambridge (Memorial Drive) Lease, which is with a partnership that is affiliated with certain directors of the Company. On July 1, 1994, the Company entered into the Milford, Massachusetts Lease. The Company vacated the Cambridge (Memorial Drive), Massachusetts, facility in June 1998 and moved its corporate facilities to Milford, Massachusetts (see Note 3). The Company vacated the Milford, Massachusetts facility in September 2000 and moved its corporate facilities to Cambridge (Vasser Street), Massachusetts (see Note 15).



     Future approximate minimum rent payments as of December 31, 1999, under existing lease agreements through 2007, are as follows:



DECEMBER 31,                                                    AMOUNT
------------                                                  ----------
2000........................................................  $  624,000
2001........................................................     637,000
2002........................................................     620,000
2003........................................................     611,000
2004........................................................     611,000
Thereafter..................................................   1,426,000
                                                              ----------
                                                              $4,529,000
                                                              ==========



     During 1997, 1998 and 1999, facility rent expense for continuing operations net of sublease revenue was approximately $4,037,000, $1,363,000 and $67,000, respectively.

  (b) Related-Party Agreements with Affiliates of Stockholders and Directors


     The Company has entered into consulting agreements, stock placement agreements and an advisory agreement with several companies that are controlled by two shareholders and directors of the Company including Forum, S.A. Pillar Investment N.V. (Pillar Investment), Pillar S.A. (formerly Commerce Consult S.A.) and Pillar Investment Limited (formerly Ash Properties Limited) (Pillar Limited). During 1997, 1998 and 1999, the Company had expensed $998,000, $1,300,000 and $336,000, respectively, under these agreements with related parties.


  (c) Other Research and Development Agreements


     The Company has entered into consulting and research agreements with universities, research and testing organizations and individuals, under which consulting and research support is provided to the Company. These agreements are for varying terms and provide for certain minimum annual or per diem fees plus reimbursable expenses to be paid during the contract periods. Future minimum fees payable under these contracts as of December 31, 1999 are approximately as follows:



DECEMBER 31,                                                   AMOUNT
------------                                                  --------
2000........................................................  $218,000
2001........................................................    78,000
                                                              --------
                                                              $296,000
                                                              ========



     Total fees and expenses under these contracts were approximately $9,372,000, $2,011,000 and $477,000 during 1997, 1998 and 1999, respectively.


  (d) Employment Agreements


     The Company has entered into employment agreements with certain of its executive officers that provide for, among other things, each officer's annual salary, cash bonus, fringe benefits and vacation and severance arrangements. Under the agreements, the officers are generally entitled to receive severance payments of two to three year's base salary.


  (e) Contingencies

     From time to time, the Company may be exposed to various types of litigation. The Company is not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company's financial condition or results of operations.


(12) INCOME TAXES



     The Company applies SFAS No. 109, Accounting for Income Taxes. At December 31, 1999, the Company had net operating loss and tax credit carryforwards for federal income tax purposes of approximately $228,744,000 and $4,186,000, respectively, available to reduce federal taxable income and federal income taxes, respectively. The Tax Reform Act of 1986 (the Act), enacted in October 1986, limits the amount of net operating loss and credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. The Company has completed several financings since the effective date of the Act, which as of December 31, 1999, have resulted in ownership changes in excess of 50%, as defined under the Act and which will limit the Company's ability to utilize its net operating loss carryforwards. Ownership changes in future periods may place additional limits on the Company's ability to utilize net operating loss and tax credit carryforwards.

     The federal net operating loss carryforwards and tax credit carryforwards expire approximately as follows:


                                                                NET
                                                             OPERATING
                                                               LOSS          TAX CREDIT
EXPIRATION DATE                                            CARRYFORWARDS    CARRYFORWARDS
---------------                                            -------------    -------------
December 31,
  2005...................................................  $    666,000      $   15,000
  2006...................................................     3,040,000          88,000
  2007...................................................     7,897,000         278,000
  2008...................................................    18,300,000         627,000
  2009...................................................    25,670,000         689,000
  2010...................................................    36,134,000         496,000
  2011...................................................    44,947,000         493,000
  2012...................................................    60,087,000         750,000
  2018...................................................    21,366,000         500,000
  2019...................................................    10,637,000         250,000
                                                           ------------      ----------
                                                           $228,744,000      $4,186,000
                                                           ============      ==========



     As of December 31, 1998 and 1999, the components of the deferred tax assets are approximately as follows:



                                                              1998            1999
                                                          ------------    ------------
Operating loss carryforwards............................  $ 87,243,000    $ 91,498,000
Temporary differences...................................     3,461,000       3,378,000
Tax credit carryforwards................................     3,936,000       4,186,000
                                                          ------------    ------------
                                                            94,640,000      99,062,000
Valuation allowance.....................................   (94,640,000)    (99,062,000)
                                                          ------------    ------------
                                                          $         --    $         --
                                                          ============    ============



     A valuation allowance has been provided, as it is more likely than not the Company will not realize the deferred tax asset. The net change in the total valuation allowance during 1999 was an increase of approximately $4,422,000.



(13) EMPLOYEE BENEFIT PLAN



     On October 10, 1991, the Company adopted an employee benefit plan under
Section 401(k) of the Internal Revenue Code. The plan allows employees to make contributions up to a specified percentage of their compensation. Under the plan, the Company may, but is not obligated to, match a portion of the employees' contributions up to a defined maximum. The Company is currently matching 50% of employee contributions to the plan, up to 6% of the employee's annual base salary and charged to continuing operations approximately $195,000, $166,000 and $54,000 during 1997, 1998 and 1999, respectively.

(14) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION



     Supplemental disclosure of cash flow information for the following periods presented are as follows:



                                                  DECEMBER 31,                     SEPTEMBER 30,
                                      -------------------------------------   -----------------------
                                         1997         1998          1999         1999         2000
                                      ----------   -----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Cash paid during the period for
  interest..........................  $3,264,596   $ 1,666,127   $  753,620   $  532,564   $  592,898
                                      ==========   ===========   ==========   ==========   ==========
Purchase of property and equipment
  under capital leases..............  $2,374,502   $        --   $       --   $       --   $       --
                                      ==========   ===========   ==========   ==========   ==========
Conversion of preferred stock into
  common stock......................  $       --   $        --   $      496   $       --   $       --
                                      ==========   ===========   ==========   ==========   ==========
Deferred compensation related to
  grants of stock options to
  nonemployees, net of
  terminations......................  $  205,978   $   109,734   $       --   $       --   $       --
                                      ==========   ===========   ==========   ==========   ==========
Issuance of Series A convertible
  preferred stock and attached
  warrants in exchange for
  conversion of 9% convertible
  subordinated notes payable and
  accrued interest..................  $       --   $51,055,850   $       --   $       --   $       --
                                      ==========   ===========   ==========   ==========   ==========
Accretion of Series A convertible
  preferred stock dividends.........  $       --   $ 2,689,048   $4,232,251   $3,193,851   $3,112,174
                                      ==========   ===========   ==========   ==========   ==========
Issuance of common stock and
  attached warrants in exchange for
  conversion of convertible
  promissory notes payable..........  $       --   $ 4,800,000   $       --   $       --   $       --
                                      ==========   ===========   ==========   ==========   ==========
Issuance of common stock and
  attached warrants in exchange for
  conversion of accounts payable and
  other obligations.................  $       --   $ 5,934,558   $       --   $       --   $       --
                                      ==========   ===========   ==========   ==========   ==========
Issuance of common stock in lieu of
  services..........................  $       --   $        --   $1,000,000   $1,000,000   $       --
                                      ==========   ===========   ==========   ==========   ==========



(15) ASSET SALE



     On September 21, 2000, the Company completed the sale of its Hybridon Specialty Products business, which manufactures, markets and sells oligonucleotides to a subsidiary of Avecia, Inc. of Manchester, United Kingdom, for up to $15.0 million. The Company recorded a gain of approximately $6.1 million on the Asset Sale at the time of closing, comprised of net proceeds of approximately $11.5 million, plus an approximately $0.5 million reserve for certain indemnity purposes, less estimated transaction and other costs of approximately $1.1 million and the book value of the net assets sold. The remaining $3.0 million is subject to certain performance contingencies and will be recorded as a gain when earned and received. The transaction costs consist principally of legal and accounting fees, severance arrangements with certain employees, and other estimated costs associated with consummating the sale. As a condition of the Asset Sale requested by Avecia, the Company held a special meeting of shareholders on September 12, 2000, and obtained the approval of the Asset Sale by the common and preferred stock and the debt holders.



     At the closing, the Company received $12.0 million of the proceeds, less a $450,000 reserve, that was to be held for 30 days as security for the value of the purchased inventory and against prepayments for uncompleted work received by the Company in advance of the sale. In October the Company received $176,144 of that amount; the remaining $273,856 is currently subject to negotiation. Consequently, the remaining amount is not included in the calculation of the gain on the Asset Sale, which is computed as follows:



Proceeds...................................................                $12,000,000
Property and equipment sold, net...........................  $4,894,887
Security deposit...........................................      90,000
                                                             ----------
Net book value of assets sold..............................   4,984,887
Current liabilities assumed by the buyer...................     (88,969)
Long term liabilities assumed by the buyer.................    (324,555)
                                                             ----------
Net assets sold............................................                 (4,571,363)
Inventory reserve holdback.................................                   (273,856)
Transaction and other costs................................                 (1,053,722)
                                                                           -----------
     Gain on sale..........................................                $ 6,101,059
                                                                           ===========



     The consolidated financial statements of the Company have been restated to reflect the financial results of the Hybridon Specialty Products business as a discontinued operation for the years ended December 31, 1997, 1998, and 1999, the nine months ended September 30, 1999 and 2000 and as of December 31, 1999 and 1998 and September 30, 2000. Reported revenues, expenses and cash flows exclude the operating results of the discontinued operations. Revenues from discontinued operations for the years ended December 31, 1997, 1998, 1999 and for the nine months ended September 30, 1999 and 2000 are approximately $2,024,000, $1,623,000, $5,821,000, $4,349,000 and $2,950,000, respectively. The net income from discontinued operations, as presented on the consolidated statement of operations for the nine months ended September 30, 2000, includes the gain on sale as calculated above of $6.1 million as well as the operating loss from discontinued operations for the nine months ended September 30, 2000, totaling $0.8 million. For all other periods presented, the net loss relates solely to the operating results of the Hybridon Specialty Products business.



     The Company plans to use the proceeds of the Asset Sale for current operating expenses, including payment of certain current liabilities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the shares of Series A convertible preferred stock, $.01 par value per share (the "Convertible Preferred Stock") and shares of common stock, $.001 par value per share (the "Common Stock" and, together with the Convertible Preferred Stock, the "Securities") offered hereby are as follows:


SEC Registration fee........................................    $  38,000
Printing and engraving expenses.............................       45,000
Legal fees and expenses.....................................       75,000
Accounting fees and expenses................................       25,000
Blue Sky fees and expenses (including legal fees)...........          500
Transfer agent and registrar fees and expenses..............       10,000
Miscellaneous...............................................       10,000
          Total.............................................


The Registrant will bear all expenses shown above.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Hybridon is a party to an indemnification agreement with Mr. Grinstead. Such agreement provides that Mr. Grinstead shall be indemnified by the Registrant (a) against all expenses (as defined in the agreement), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any legal proceeding (other than one brought by or on behalf of the Registrant) if Mr. Grinstead acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful and (b) against all expenses and amounts paid in settlement actually and reasonably incurred in connection with a legal proceeding brought by or on behalf of the Registrant if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which Mr. Grinstead has been adjudged to be liable. If, with respect to such proceedings, Mr. Grinstead is successful on the merits or otherwise, he shall be reimbursed for all expenses. Mr. Grinstead is required to provide notice to the Registrant of any threatened or pending litigation, and the Registrant has the right to participate in such action or assume the defense thereof.

     Hybridon has obtained directors and officers insurance for the benefit of its directors and its officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In the three years preceding the filing of this registration statement, Hybridon has issued and sold its Common Stock, warrants to purchase its Common Stock, Convertible Subordinated Notes and Series A Convertible Preferred Stock, to certain investors in transactions that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

UNREGISTERED OFFERINGS PURSUANT TO SECTION 4(2) UNDER THE 1933 ACT

     The securities issued in each of the following transactions (items (1) through (10)) were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. The securities issued in each of the following transactions were offered and sold solely to persons who were "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act.

     (1) On January 20, 1997, Hybridon issued 25,000 shares of Common Stock to an investment bank as compensation under a financial advisory services agreement dated that date. These shares were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (2) On January 25, 1997, Hybridon sold 1,650 shares of Common Stock to one investor upon exercise by such investor of warrants to purchase Common Stock for an aggregate purchase price of $9,075. These shares were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under
Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (3) On April 2, 1997, Hybridon issued to an investment bank $50,000,000 of its 9% Notes. These 9% Notes were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (4) On April 2, 1997, Hybridon issued to an investment bank warrants to purchase 71,301 shares of Common Stock at an exercise price of $35.0625 per share. These warrants were offered and sold to an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act) in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (5) On December 10, 1997, Hybridon issued to Dr. Paul Zamecnik, a Director of Hybridon, 50,000 shares of Common Stock of Hybridon.

     (6) On May 5, 1998, Hybridon accepted $48,694,000 principal amount of its 9% Notes tendered to Hybridon in exchange for 510,505 shares of Series A preferred stock (the "Series A Preferred Stock") and warrants (the "Class A Warrants") to purchase 3,002,958 shares of common stock, par value $.001 per share (the "Common Stock"), of Hybridon (the "Exchange Offer"). As a result of the Exchange Offer, there is approximately $1.3 million principal amount of the 9% Notes outstanding.

     Pursuant to the Exchange Offer, which commenced on February 6, 1998, all tendering Noteholders received per $1,000 principal amount of the 9% Notes (including accrued but unpaid interest on the 9% Notes) (i) 10 shares of Series A Preferred Stock and (ii) Class A Warrants to purchase such number of shares of Common Stock equal to 25% of the number of shares of Hybridon's Common Stock into which the Series A Preferred Stock issued to such Noteholder pursuant to the Exchange Offer would be convertible.

     The Convertible Preferred Stock ranks, as to dividends and liquidation preference, senior to Hybridon's Common Stock. The Convertible Preferred Stock issued in the Exchange Offer and in the Regulation D Offering, as defined below, as well as the Convertible Preferred Stock that was issued as a dividend on September 30, 1998, will be convertible into an aggregate of 15,088,200 shares of Common Stock, subject to adjustment, beginning May 5, 1999.

     The Class A Warrants will be exercisable commencing on May 5, 1999 for a period of four years thereafter at $4.25 per share of Common Stock, subject to adjustment. The Class A Warrants are not subject to redemption at the option of Hybridon under any circumstances.

     The Exchange Offer was undertaken by Hybridon as part of Hybridon's new business plan contemplating a restructuring of its capital structure to reduce debt service obligations, a significant reduction in its burn rate and an infusion of additional equity capital.

     (7) On May 5, 1998, Hybridon closed a private placement (the "Regulation D Offering") of (i) 114,285 shares of Series A Preferred Stock, which sold at $70 per share, and (ii) Class D warrants (the "Class D Warrants") to purchase 672,273 shares of Hybridon's Common Stock, subject to adjustment, for an aggregate amount of approximately $8 million.

     The Class D Warrants will be exercisable commencing on May 5, 1999 until May 4, 2003 at $2.40 per share of Common Stock, subject to adjustment.

     The net proceeds to Hybridon from the Regulation D Offering are presently used for general corporate purposes, primarily research and product development activities, including costs of preparing investigational new drug applications and conducting preclinical studies and clinical trials, the payment of payroll and other accounts payable and for debt service required under Hybridon's debt obligations. The amounts actually expended by Hybridon and the purposes of such expenditures may vary significantly depending upon numerous factors, including the progress of Hybridon's research, drug discovery and development programs, the results of preclinical studies and clinical trials, the timing of regulatory approvals, sales of DNA products and reagents to third parties manufactured on a custom contract basis by the HSP Division and margins on such sales, technological advances, determinations as to the commercial potential of Hybridon's compounds and the status of competitive products. In addition, expenditures will also depend upon the establishment of collaborative research arrangements with other companies, the availability of other financing and other factors. Under certain circumstances, Hybridon may be required to use net proceeds to repay indebtedness under its bank credit facility.

     (8) On May 5, 1998, Hybridon closed a private placement of units (the "Unit Offering") consisting of (i) 2,754,654 shares of Common Stock, and (ii) Class C warrants (the "Class C Warrants") to purchase 788,649 shares of Common Stock, subject to adjustment, which securities were issued in consideration of the cancellation (or reduction) of accounts payable, capital lease and other obligations aggregating $5,509,308.

     The Class C Warrants are exercisable at $2.40 per share, subject to adjustment from time to time, until May 4, 2003.


     (9) On May 5, 1998, Hybridon sold to Dr. Paul Zamecnik 100,000 shares of Common Stock and Class C Warrants to purchase 25,000 shares of Common Stock, subject to adjustment, for a purchase price of $200,000.


     The net proceeds of this offering were used to reduce accounts payable, capital lease and other obligations.

     (10) On May 5, 1998, Hybridon issued to certain suppliers a total of 362,500 shares of Common Stock and Class C Warrants to purchase a total of 90,625 shares of Common Stock. These issuances were in consideration of (i) payment to Hybridon of a total of $362.50, the par value of all such issued Common Stock, and (ii) the subsequent furnishing of specified services to Hybridon by each supplier. The extent to which the suppliers have completed performing the specified services varies.

     (11) On December 12, 1998, Hybridon issued to Dr. Paul Zamecnik 50,000 shares of Common Stock in recognition of Dr. Zamecnik's extraordinary contribution to Hybridon.

     (12) On April 16, 1999, Hybridon issued to Pillar Investments Limited 300,000 shares of Common Stock in connection with Pillar's efforts in assisting Hybridon with restructuring its balance sheet.


     (13) On May 1, 1999, Hybridon issued to Founders Financial Group LP (Formerly Forum Capital Markets LLC) ("Founders") 160,000 shares of Common Stock and warrants to purchase 173,333 shares of Common Stock, as a reinvestment by Forum of a $400,000 fee paid to Founders in connection with the purchase of a bank loan to Hybridon.


     The Common Stock issued to Dr. Paul Zamecnik and to the certain suppliers and the Common Stock underlying the Class C Warrants issued to such persons are subject to a "lock-up" period ending on May 5, 1999, except to the extent such securities are sold or transferred pursuant to a Registration Statement. After Hybridon files a Registration Statement under the Securities Act, 75% of each holder's Units and the underlying securities will be subject to an additional "lock-up" for the first three months following the Effective Date; thereafter, 50% of such securities will be subject to an additional "lock-up" until six months following the Effective Date; and the remaining 25% of such securities will be "locked-up" until nine months following the Effective Date.

     (14) In October 1999, Hybridon sold approximately $455,000 principal amount of promissory notes at face value to certain "accredited investors," in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (15) In September and November 1999, Hybridon sold an aggregate of $1.5 million principal amount of promissory notes at face value to E. Andrews Grinstead, III, Hybridon's Chief Executive Officer, in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (16) On December 13, 1999, Hybridon sold an aggregate of $5.1 million principal amount of 8% Notes to purchasers in a private placement transaction. These 8% Notes were offered and sold to "accredited investors" in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (17) As of December 31, 1999, the $455,000 indebtedness under the October 1999 loan agreement were converted into 8% Notes, in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

     (18) As of December 31, 1999, the $1.5 million principal amount of promissory notes held by Mr. Grinstead, automatically converted into 8% Notes, in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.


     (19) As of December 7, 1999, in connection with the Subordination and Intercreditor Agreement by and among Hybridon, the representative of the purchasers of the 8% Notes, Founders and the entities advised by Pecks, whereby, among other things, the $6,000,000 Forum loan was subordinated to the 8% Notes, Hybridon issued warrants to purchase an aggregate of 2.75 million shares of Hybridon common stock to designees of Pecks and Founders. These warrants were offered and sold to "accredited investors" in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.



     (20) In connection with the December 13, 1999 private placement of 8% Notes, Hybridon agreed, subject to certain conditions, to issue to Pillar Investment Limited or its designees, 8% Notes in an aggregate principal amount equal to 9% of the aggregate principal amount of 8% Notes sold to investors introduced to Hybridon by Pillar and warrants to purchase an aggregate principal amount of 8% Notes equal to 10% of the 8% Notes sold to investors introduced to Hybridon by Pillar. These notes and warrants were offered and sold to "accredited investors" in reliance upon the exemption from registration under
Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.



     (21) In November, 1998, Founders and certain investors associated with Pecks Management Partners Ltd. (Pecks) (collectively, the Lenders) purchased Hybridon's note payable to a bank and loaned an additional $3,200,000, to Hybridon for general corporate purposes, increasing the outstanding principal amount to $6,000,000. These 8% notes are convertible, at the Lender's option, into up to 2,500,000 shares of Common Stock at a conversion price of $2.40 per share. These notes were offered and sold to "accredited investors" in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.



     (22) On May 30, 2000, the Board of Directors of Hybridon approved a Line of Credit Agreement with certain lenders who provided Hybridon with a $2,000,000 credit facility in a private placement transaction. This 8% convertible loan was used to provide working capital pending the closing of the sale of Hybridon's Hybridon Specialty Products (HSP) manufacturing operation. On September 30, 2000, two of the lenders, Dr. Paul Zamecnik and Dr. James Wyngaarden, elected to convert their shares of the loan, including accrued interest, into shares of Common Stock. Dr. Zamecnik converted $202,956 into 187,922 shares of Common Stock. Dr. Wyngaarden converted $28,211 into 26,121 shares of Common Stock. The portion of the loan owned by other lenders was repaid with interest.



     (23) Hybridon agreed to issue to the $2,000,000 credit facility lenders warrants to purchase 1,000,000 shares of Common Stock at a price of $1.08 per share. Hybridon also agreed to issue warrants to purchase up to 500,000 shares of Common Stock at a price of $1.08 per share to the representatives of the lenders. The convertible loans made under the $2,000,000 credit facility and the related warrants were offered and sold to "accredited investors" in reliance upon the exemption from registration under Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering.

UNREGISTERED OFFERINGS PURSUANT TO REGULATION S UNDER THE SECURITIES ACT

     The securities issued by Hybridon in each of the following transactions were offered and sold in reliance upon an exemption from registration under Regulation S promulgated under the Securities Act, relating to sales by an issuer in offshore transactions (the "Regulation S Offerings"). The securities issued in each of the following Regulation S Offerings were offered and sold solely to persons who were "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act.

     (21) On January 15, 1998, Hybridon commenced a private placement of units (the "Units"), each Unit consisting of 14% Convertible Subordinated Notes Due 2007 (the "14% Notes") and warrants (the "Equity Warrants") to purchase shares of Hybridon's Common Stock (the "14% Note Offering"). The 14% Notes were subject to both mandatory and optional conversion into shares of Series B preferred stock, under certain circumstances which, in turn, were convertible into Common Stock (the "Series B Preferred Stock").

     On January 23, 1998, as part of the 14% Note Offering, Hybridon sold $2,230,000 in principal amount of 14% Notes and Equity Warrants.

     On February 9, 1998, as part of the 14% Note Offering, Hybridon sold $2,384,000 in principal amount of 14% Notes and Equity Warrants.

     On March 27, 1998, as part of the 14% Note Offering, Hybridon sold $200,000 in principal amount of 14% Notes and Equity Warrants.

     On April 21, 1998, as part of the 14% Note Offering, Hybridon sold $300,000 in principal amount of 14% Notes and Equity Warrants.

     On April 24, 1998, as part of the 14% Note Offering, Hybridon sold $1,020,000 in principal amount of 14% Notes and Equity Warrants.

     In each of the above closings, the 14% Notes were issued at face value.

     (22) On May 5, 1998, Hybridon closed a private placement of 3,223,000 shares of Common Stock and Class B warrants to purchase 805,750 shares of Hybridon's Common Stock, subject to adjustment, for aggregate gross proceeds of $6,446,000.

     The Class B warrants are exercisable for a period of five years at $2.40 per share of Common Stock, subject to adjustment from time to time.


     (23) Hybridon has exchanged all of the 14% Notes issued, including any right to interest thereon, and all Equity Warrants issued together with the 14% Notes, for 3,157,322 shares of Common Stock and Class B Warrants to purchase 947,195 shares of Common Stock.


     The net proceeds to Hybridon from these offerings were used and continue to be used for general corporate purposes, primarily research and product development activities, including costs of preparing investigational new drug applications and conducting preclinical studies and clinical trials, the payment of payroll and other accounts payable and for debt service required under Hybridon's debt obligations. The amounts actually expended by Hybridon and the purposes of such expenditures may vary significantly depending upon numerous factors, including the progress of Hybridon's research, drug discovery and development programs, the results of preclinical studies and clinical trials, the timing of regulatory approvals, sales of DNA products and reagents to third parties manufactured on a custom contract basis by the HSP Division and margins on such sales, technological advances, determinations as to the commercial potential of Hybridon's compounds and the status of competitive products. In addition, expenditures will also depend upon the establishment of collaborative research arrangements with other companies, the availability of other financing and other factors. Under certain circumstances, Hybridon may be required to use net proceeds to repay indebtedness under its bank credit facility.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

                                 EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
      3.1(1)  Restated Certificate of Incorporation of the Registrant, as
              amended.
      3.2(2)  Amended and Restated Bylaws of the Registrant.
      3.3(3)  Form of Certificate of Designation of Series A Preferred
              Stock.
      3.4(3)  Form of Certificate of Designation of Series B Preferred
              Stock.
      4.1(2)  Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
      4.2(4)  Indenture dated as of March 26, 1997 between Forum Capital
              Markets LLC and the Registrant.
      4.3(7)  Certificate of Designation of Series A Preferred Stock, par
              value $.01 per share, dated May 5, 1998.
      4.4(7)  Class A Warrant Agreement dated May 5, 1998.
      4.5(7)  Class B Warrant Agreement dated May 5, 1998.
      4.6(7)  Class C Warrant Agreement dated May 5, 1998.
      4.7(7)  Class D Warrant Agreement dated May 5, 1998.
      5.1     Opinion of Holland & Knight LLP with respect to validity of the Securities being offered.
    +10.1(2)  License Agreement dated February 21, 1990 and restated as of
              September 8, 1993 between the Registrant and the Worcester
              Foundation for Biomedical Research, Inc., as amended.
    +10.2(2)  Patent License Agreement dated September 21, 1995 between the Registrant and National Institutes of Health.
    +10.3(2)  Patent License Agreement effective as of October 13, 1994 between the Registrant and McGill University.
    +10.4(2)  License Agreement effective as of October 25, 1995 between the Registrant and the General Hospital Corporation.
    +10.5(2)  License Agreement dated as of October 30, 1995 between the
              Registrant and Yoon S. Cho-Chung.
    +10.6(2)  Collaborative Study Agreement effective as of December 30,
              1992 between the Registrant and Medtronic, Inc.
    +10.7(2)  System Design and Procurement Agreement dated as of December
              16, 1994 between the Registrant and Pharmacia Biotech, Inc.
     10.8(2)  Lease dated March 10, 1994 between the Registrant and
              Laborer's Pension/Milford Investment Corporation for space located at 155 Fortune Boulevard, Milford, Massachusetts,
              including Note in the original principal amount of $750,000.
     10.9(2)  Registration Rights Agreement dated as of February 21, 1990 between the Registrant, the Worcester Foundation for
              Biomedical Research, Inc. and Paul C. Zamecnik.
    10.10(2)  Registration Rights Agreement dated as of June 25, 1990 between the Registrant and Nigel L. Webb.
    10.11(2)  Registration Rights Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.
    10.12(2)  Registration Rights Agreement dated as of February 6, 1992 between the Registrant and Anthony J. Payne.
  ++10.13(2)  1990 Stock Option Plan, as amended.
  ++10.14(2)  1995 Stock Option Plan.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
  ++10.15(2)  1995 Director Stock Plan.
  ++10.16(2)  1995 Employee Stock Purchase Plan.
    10.17(2)  Form of Warrant originally issued to Pillar Investment
              Limited to purchase shares of Common Stock issued as
              placement commissions in connection with the sale of shares of Series F Convertible Preferred Stock and in consideration of financial advisory service, as amended.
    10.18(2)  Warrant issued to Pillar S.A. to purchase 100,000 shares of
              Common Stock dated as of March 1, 1994, as amended.
    10.19(2)  Warrant issued to Pillar S.A. to purchase 100,000 shares of
              Common Stock dated as of March 1, 1995.
    10.20(2)  Form of Warrant issued to Pillar Investment Limited to purchase shares of Common Stock issued as placement
              commissions in connection with the sale of Units pursuant to the Series G Agreement.
  ++10.21(5)  Employment Agreement dated as of March 1, 1997 between the
              Registrant and E. Andrews Grinstead, III.
    10.22(2)  Indemnification Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.
  ++10.23(6)  Employment Agreement dated March 1, 1997 between the
              Registrant and Dr. Sudhir Agrawal.
  ++10.24(2)  Consulting Agreement dated as of February 21, 1990 between the Registrant and Dr. Paul C. Zamecnik.
    10.25(2)  Master Lease Agreement dated as of March 1, 1994 between the
              Registrant and General Electric Capital Corporation.
   +10.26(6)  Research, Development and License Agreement dated as of
              January 24, 1996 between the Registrant and G.D. Searle &
              Co.
   +10.27(6)  Manufacturing and Supply Agreement dated as of January 24,
              1996 between the Registrant and G.D. Searle & Co.
    10.28(6)  Registration Rights Agreement dated as of January 24, 1996 between the Registrant and G.D. Searle & Co.
    10.29(5)  Loan and Security Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.
    10.30(7)  First Amendment to Loan and Security Agreement dated March
              30, 1998 between Hybridon, Inc. and Silicon Valley Bank.
    10.31(8)  Second Amendment to Loan and Security Agreement dated May
              19, 1998, effective as of April 30, 1998, between Hybridon,
              Inc. and Silicon Valley Bank.
    10.32(9)  Third Amendment to Loan and Security Agreement dated
              September 18, 1998 between Hybridon, Inc. and Silicon Valley
              Bank.
    10.33(9)  Fourth Amendment to Loan and Security Agreement dated
              October 30, 1998, effective as of September 29, 1998 between
              Hybridon, Inc. and Silicon Valley Bank.
    10.34(12) Fifth Amendment to Loan and Security Agreement dated
              December 4, 1998 between Hybridon, Inc. and Silicon Valley
              Bank.
    10.35(5)  Warrant issued to Silicon Valley Bank to purchase 65,000 shares of Common Stock dated as of December 31, 1996.
    10.36(5)  Registration Rights Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   +10.37(5)  Supply and Sales Agreement dated as of September 1, 1996 between the Registrant and P.E. Applied Biosystems.
    10.38(2)  Registration Rights Agreement dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.
    10.39(2)  Warrant Agreement dated as of March 26, 1997 between Forum
              Capital Markets LLC and the Registrant.
   +10.40(6)  Amendment No. 1 to License Agreement, dated as of February
              21, 1990 and restated as of September 8, 1993, by and
              between the Worcester Foundation for Biomedical Research,
              Inc. and the Registrant, dated as of November 26, 1996.
    10.41(10) Letter Agreement dated May 12, 1997 between the Registrant and Pillar S.A. amending the Consulting Agreement dated as of March 1, 1994 between the Registrant and Pillar S.A.
    10.42(10) Amendment dated July 15, 1997 to the Series G Convertible
              Preferred Stock and Warrant Purchase Agreement dated as of
              September 9, 1994 among the Registrant and certain
              purchasers, as amended.
    10.43(1)  Consent Agreement dated January 15, 1998 between Silicon
              Valley Bank and the Registrant relating to the Silicon
              Agreement.
    10.44(11) Letter Agreement between the Registrant and Forum Capital
              Markets LLC and Pecks Management Partners Ltd. for the
              purchase of the Loan and Security Agreement with Silicon
              Valley Bank.
    10.45(7)  Financial Advisory Agreement between Registrant and Pillar
              Investments Ltd. dated May 5, 1998.
    10.46(7)  Placement Agency Agreement between Registrant and Pillar
              Investments Ltd. dated as of January 15, 1998.
 +++10.47(12) Licensing Agreement dated March 12, 1999 by and between
              Hybridon, Inc. and Integrated DNA Technologies, Inc.
 +++10.48(13) Licensing Agreement dated September 7, 1999 by and between
              Hybridon, Inc. and Genzyme Corporation.
    10.49(13) Form of loan agreement relating to a loan in the amount of
              $454,901 made to Hybridon, Inc. in October 1999 by various parties.
    10.50(13) Form of promissory note relating to a loan in the amount of
              $454,901 made to Hybridon, Inc. in October 1999 by various parties.
    10.51(13) Loan Agreement dated as of September 1, 1999, between
              Hybridon, Inc. and E. Andrews Grinstead, III.
    10.52(13) Term promissory note in the amount of $500,000 dated
              September 1, 1999, by Hybridon, Inc. in favor of E. Andrews
              Grinstead, III.
    10.53(13) Term promissory note in the amount of $500,000 dated
              September 27, 1999, by Hybridon, Inc. in favor of E. Andrews
              Grinstead, III.
    10.54(11) Subordination and Intercreditor Agreement by and among
              Hybridon, the holders of Notes due 2002, Forum and entities advised by Pecks, dated as of December 7, 1999.
    10.55(11) Letter Agreement between Hybridon and Pillar Investments dated December 10, 1999.
    10.56(11) Form of Subscription Agreements dated as of December 13,
              1999, by and among Hybridon and the purchasers of Notes due
              2002.
    10.57     First Amended and Restated Subordination and Intercreditor
              Agreement by and among Hybridon, the holders of Notes due
              2002, Forum and entities advised by Pecks.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    10.58     License Agreement dated September 20, 2000 by and between
              Hybridon and Boston Biosystems, Inc.
    10.59     Assignment of Coexclusive License dated September 20, 2000 by and between Hybridon and the Public Health Service.
    10.60     Oligonucleotide Purification Patent License Agreement dated
              September 20, 2000 by and between Hybridon and Boston
              Biosystems, Inc.
    10.61(14) Asset Purchase Agreement dated June 29, 2000 by and between
              Hybridon and Boston Biosystems, Inc.
 +++10.62     Assignment of Patent Rights dated September 20, 2000 by and between Hybridon and Boston Biosystems, Inc.
 +++10.63     PNT Monomer Patent License and Option Agreement dated
              September 20, 2000 by and between Hybridon and Boston
              Biosystems, Inc.
 +++10.64     Agreement Relating to Patents Forming Part of Acquired
              Assets but to be Licensed Back to Hybridon for the Purposes
              of OriGenix Agreements dated September 20, 2000 by and
              between Hybridon and Boston Biosystems, Inc.
     21.1(2)  Subsidiaries of the Registrant.
     23.1     Consent of Arthur Andersen LLP.
     23.2     Consent of Holland & Knight LLP (included in Exhibit 5).
     23.2(11) Consent of McDonnell Boehnen Hulbert & Berghoff.
     27.1     Financial Data Schedule [EDGAR] -- Nine Months Ended
              September 30, 2000.
     27.2     Financial Data Schedule [EDGAR] -- Restated.


---------------
 (1) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

 (2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-99024).

 (3) Incorporated by reference to Exhibit 9(a)(1) to the Registrant's Schedule 13E-4 dated February 6, 1998.

 (4) Incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated April 2, 1997.

 (5) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

 (6) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

 (7) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

 (8) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

 (9) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

(10) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

(11) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-69649).

(12) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

(13) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1999.


(14)Incorporated by reference to the Registrant's Proxy Statement dated August 8, 2000.


  + Confidential treatment granted as to certain portions, which portions are omitted and filed separately with the Commission.

 ++ Management contract or compensatory plan or arrangement required to be filed as an Exhibit to the Annual Report on Form 10-K for the year ended December 31, 1997.

+++ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (2) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (3) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (6) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 29, 2000.


                                          HYBRIDON, INC.

                                          By: /s/ SUDHIR AGRAWAL
                                            ------------------------------------
                                            Sudhir Agrawal
                                            President and Acting Chief
                                            Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                                                     TITLE(S)                    DATE
----------                                                     --------                    ----
/s/ SUDHIR AGRAWAL                                   President, Acting Chief         December 29, 2000
---------------------------------------------------  Executive Officer and
Dr. Sudhir Agrawal                                   Director

*                                                    Chairman and Director           December 29, 2000
---------------------------------------------------
Dr. James B. Wyngaarden

/s/ ROBERT G. ANDERSEN                               Chief Financial Officer and     December 29, 2000
---------------------------------------------------  Vice President of Operations
Mr. Robert G. Andersen                               and Planning

*                                                    Director                        December 29, 2000
---------------------------------------------------
Mr. Nasser Menhall

*                                                    Director                        December 29, 2000
---------------------------------------------------
Dr. Paul C. Zamecnik

*                                                    Director                        December 29, 2000
---------------------------------------------------
Mr. Youssef El-Zein

                                                     Director                        December   , 2000
---------------------------------------------------
Mr. Arthur W. Berry

                                                     Director                        December   , 2000
---------------------------------------------------
Mr. C. Keith Hartley

                                                     Director                        December   , 2000
---------------------------------------------------
Camille Chebeir

*By: /s/ ROBERT G. ANDERSEN
--------------------------------------------------
     Robert G. Andersen
     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
      3.1(1)  Restated Certificate of Incorporation of the Registrant, as
              amended.
      3.2(2)  Amended and Restated Bylaws of the Registrant.
      3.3(3)  Form of Certificate of Designation of Series A Preferred
              Stock.
      3.4(3)  Form of Certificate of Designation of Series B Preferred
              Stock.
      4.1(2)  Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
      4.2(4)  Indenture dated as of March 26, 1997 between Forum Capital
              Markets LLC and the Registrant.
      4.3(7)  Certificate of Designation of Series A Preferred Stock, par
              value $.01 per share, dated May 5, 1998.
      4.4(7)  Class A Warrant Agreement dated May 5, 1998.
      4.5(7)  Class B Warrant Agreement dated May 5, 1998.
      4.6(7)  Class C Warrant Agreement dated May 5, 1998.
      4.7(7)  Class D Warrant Agreement dated May 5, 1998.
      5.1     Opinion of Holland & Knight LLP with respect to validity of the Securities being offered.
    +10.1(2)  License Agreement dated February 21, 1990 and restated as of
              September 8, 1993 between the Registrant and the Worcester
              Foundation for Biomedical Research, Inc., as amended.
    +10.2(2)  Patent License Agreement dated September 21, 1995 between the Registrant and National Institutes of Health.
    +10.3(2)  Patent License Agreement effective as of October 13, 1994 between the Registrant and McGill University.
    +10.4(2)  License Agreement effective as of October 25, 1995 between the Registrant and the General Hospital Corporation.
    +10.5(2)  License Agreement dated as of October 30, 1995 between the
              Registrant and Yoon S. Cho-Chung.
    +10.6(2)  Collaborative Study Agreement effective as of December 30,
              1992 between the Registrant and Medtronic, Inc.
    +10.7(2)  System Design and Procurement Agreement dated as of December
              16, 1994 between the Registrant and Pharmacia Biotech, Inc.
     10.8(2)  Lease dated March 10, 1994 between the Registrant and
              Laborer's Pension/Milford Investment Corporation for space located at 155 Fortune Boulevard, Milford, Massachusetts,
              including Note in the original principal amount of $750,000.
     10.9(2)  Registration Rights Agreement dated as of February 21, 1990 between the Registrant, the Worcester Foundation for
              Biomedical Research, Inc. and Paul C. Zamecnik.
    10.10(2)  Registration Rights Agreement dated as of June 25, 1990 between the Registrant and Nigel L. Webb.
    10.11(2)  Registration Rights Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.
    10.12(2)  Registration Rights Agreement dated as of February 6, 1992 between the Registrant and Anthony J. Payne.
  ++10.13(2)  1990 Stock Option Plan, as amended.
  ++10.14(2)  1995 Stock Option Plan.
  ++10.15(2)  1995 Director Stock Plan.
  ++10.16(2)  1995 Employee Stock Purchase Plan.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    10.17(2)  Form of Warrant originally issued to Pillar Investment
              Limited to purchase shares of Common Stock issued as
              placement commissions in connection with the sale of shares of Series F Convertible Preferred Stock and in consideration of financial advisory service, as amended.
    10.18(2)  Warrant issued to Pillar S.A. to purchase 100,000 shares of
              Common Stock dated as of March 1, 1994, as amended.
    10.19(2)  Warrant issued to Pillar S.A. to purchase 100,000 shares of
              Common Stock dated as of March 1, 1995.
    10.20(2)  Form of Warrant issued to Pillar Investment Limited to purchase shares of Common Stock issued as placement
              commissions in connection with the sale of Units pursuant to the Series G Agreement.
  ++10.21(5)  Employment Agreement dated as of March 1, 1997 between the
              Registrant and E. Andrews Grinstead, III.
    10.22(2)  Indemnification Agreement dated as of February 6, 1992 between the Registrant and E. Andrews Grinstead, III.
  ++10.23(6)  Employment Agreement dated March 1, 1997 between the
              Registrant and Dr. Sudhir Agrawal.
  ++10.24(2)  Consulting Agreement dated as of February 21, 1990 between the Registrant and Dr. Paul C. Zamecnik.
    10.25(2)  Master Lease Agreement dated as of March 1, 1994 between the
              Registrant and General Electric Capital Corporation.
   +10.26(6)  Research, Development and License Agreement dated as of
              January 24, 1996 between the Registrant and G.D. Searle &
              Co.
   +10.27(6)  Manufacturing and Supply Agreement dated as of January 24,
              1996 between the Registrant and G.D. Searle & Co.
    10.28(6)  Registration Rights Agreement dated as of January 24, 1996 between the Registrant and G.D. Searle & Co.
    10.29(5)  Loan and Security Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.
    10.30(7)  First Amendment to Loan and Security Agreement dated March
              30, 1998 between Hybridon, Inc. and Silicon Valley Bank.
    10.31(8)  Second Amendment to Loan and Security Agreement dated May
              19, 1998, effective as of April 30, 1998, between Hybridon,
              Inc. and Silicon Valley Bank.
    10.32(9)  Third Amendment to Loan and Security Agreement dated
              September 18, 1998 between Hybridon, Inc. and Silicon Valley
              Bank.
    10.33(9)  Fourth Amendment to Loan and Security Agreement dated
              October 30, 1998, effective as of September 29, 1998 between
              Hybridon, Inc. and Silicon Valley Bank.
    10.34(12) Fifth Amendment to Loan and Security Agreement dated
              December 4, 1998 between Hybridon, Inc. and Silicon Valley
              Bank.
    10.35(5)  Warrant issued to Silicon Valley Bank to purchase 65,000 shares of Common Stock dated as of December 31, 1996.
    10.36(5)  Registration Rights Agreement dated as of December 31, 1996 between the Registrant and Silicon Valley Bank.
   +10.37(5)  Supply and Sales Agreement dated as of September 1, 1996 between the Registrant and P.E. Applied Biosystems.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    10.38(2)  Registration Rights Agreement dated as of March 26, 1997 between Forum Capital Markets LLC and the Registrant.
    10.39(2)  Warrant Agreement dated as of March 26, 1997 between Forum
              Capital Markets LLC and the Registrant.
   +10.40(6)  Amendment No. 1 to License Agreement, dated as of February
              21, 1990 and restated as of September 8, 1993, by and
              between the Worcester Foundation for Biomedical Research,
              Inc. and the Registrant, dated as of November 26, 1996.
    10.41(10) Letter Agreement dated May 12, 1997 between the Registrant and Pillar S.A. amending the Consulting Agreement dated as of March 1, 1994 between the Registrant and Pillar S.A.
    10.42(10) Amendment dated July 15, 1997 to the Series G Convertible
              Preferred Stock and Warrant Purchase Agreement dated as of
              September 9, 1994 among the Registrant and certain
              purchasers, as amended.
    10.43(1)  Consent Agreement dated January 15, 1998 between Silicon
              Valley Bank and the Registrant relating to the Silicon
              Agreement.
    10.44(11) Letter Agreement between the Registrant and Forum Capital
              Markets LLC and Pecks Management Partners Ltd. for the
              purchase of the Loan and Security Agreement with Silicon
              Valley Bank.
    10.45(7)  Financial Advisory Agreement between Registrant and Pillar
              Investments Ltd. dated May 5, 1998.
    10.46(7)  Placement Agency Agreement between Registrant and Pillar
              Investments Ltd. dated as of January 15, 1998.
 +++10.47(12) Licensing Agreement dated March 12, 1999 by and between
              Hybridon, Inc. and Integrated DNA Technologies, Inc.
 +++10.48(13) Licensing Agreement dated September 7, 1999 by and between
              Hybridon, Inc. and Genzyme Corporation.
    10.49(13) Form of loan agreement relating to a loan in the amount of
              $454,901 made to Hybridon, Inc. in October 1999 by various parties.
    10.50(13) Form of promissory note relating to a loan in the amount of
              $454,901 made to Hybridon, Inc. in October 1999 by various parties.
    10.51(13) Loan Agreement dated as of September 1, 1999, between
              Hybridon, Inc. and E. Andrews Grinstead, III.
    10.52(13) Term promissory note in the amount of $500,000 dated
              September 1, 1999, by Hybridon, Inc. in favor of E. Andrews
              Grinstead, III.
    10.53(13) Term promissory note in the amount of $500,000 dated
              September 27, 1999, by Hybridon, Inc. in favor of E. Andrews
              Grinstead, III.
    10.54(11) Subordination and Intercreditor Agreement by and among
              Hybridon, the holders of Notes due 2002, Forum and entities advised by Pecks, dated as of December 7, 1999.
    10.55(11) Letter Agreement between Hybridon and Pillar Investments dated December 10, 1999.
    10.56(11) Form of Subscription Agreements dated as of December 13,
              1999, by and among Hybridon and the purchasers of Notes due
              2002.
    10.57     First Amended and Restated Subordination and Intercreditor
              Agreement by and among Hybridon, the holders of Notes due
              2002, Forum and entities advised by Pecks.
    10.58     License Agreement dated September 20, 2000 by and between
              Hybridon and Boston Biosystems, Inc.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    10.59     Assignment of Coexclusive License dated September 20, 2000 by and between Hybridon and the Public Health Service.
    10.60     Oligonucleotide Purification Patent License Agreement dated
              September 20, 2000 by and between Hybridon and Boston
              Biosystems, Inc.
    10.61(14) Asset Purchase Agreement dated June 29, 2000 by and between
              Hybridon and Boston Biosystems, Inc.
 +++10.62     Assignment of Patent Rights dated September 20, 2000 by and between Hybridon and Boston Biosystems, Inc.
 +++10.63     PNT Monomer Patent License and Option Agreement dated
              September 20, 2000 by and between Hybridon and Boston
              Biosystems, Inc.
 +++10.64     Agreement Relating to Patents Forming Part of Acquired
              Assets but to be Licensed Back to Hybridon for the Purposes
              of OriGenix Agreements dated September 20, 2000 by and
              between Hybridon and Boston Biosystems, Inc.
     21.1(2)  Subsidiaries of the Registrant.
     23.1     Consent of Arthur Andersen LLP.
     23.2     Consent of Holland & Knight LLP (included in Exhibit 5).
     23.2(11) Consent of McDonnell Boehnen Hulbert & Berghoff.
     27.1     Financial Data Schedule [EDGAR] -- Nine Months Ended
              September 30, 2000.
     27.2     Financial Data Schedule [EDGAR] -- Restated.


---------------
 (1) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

 (2) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-99024).

 (3) Incorporated by reference to Exhibit 9(a)(1) to the Registrant's Schedule 13E-4 dated February 6, 1998.

 (4) Incorporated by reference to Exhibits to the Registrant's Current Report on Form 8-K dated April 2, 1997.

 (5) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

 (6) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

 (7) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

 (8) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

 (9) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

(10) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

(11) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-69649).

(12) Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

(13) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1999.


(14) Incorporated by reference to Exhibits to the Registrant's Proxy Statement dated August 8, 2000.


  + Confidential treatment granted as to certain portions, which portions are omitted and filed separately with the Commission.

 ++ Management contract or compensatory plan or arrangement required to be filed as an Exhibit to the Annual Report on Form 10-K for the year ended December 31, 1997.


+++ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.